Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RUMBLEON, INC.,

RMBL TENNESSEE, LLC,

WHOLESALE HOLDINGS, INC.,

WHOLESALE, LLC,

THE STOCKHOLDERS SET FORTH IN SCHEDULE 1 HERETO,

STEVEN BREWSTER, AS REPRESENTATIVE,

AND

FOR THE LIMITED PURPOSE OF SECTION 5.8,

MARSHALL CHESROWN AND STEVEN R. BERRARD

October 26, 2018

i

ii

SCHEDULES:

Schedule 1:
Stockholders and Shares
Schedule 1.5(a):
Managers
Schedule 1.5(b):
Officers
Schedule 2:
Per Share Merger Consideration
Schedule 4.1:
Charters and Policies
Schedule 4.6:
Registration Rights Agreements
Schedule 5.9:
Parent Stock Incentive Plan Grants

EXHIBITS:

Exhibit A:
Form of Articles of Merger
Exhibit B:
Form of Escrow Agreement
Exhibit C:
Form of Registration Rights Agreement
Exhibit D:
Form of New Lease
Exhibit E:
Form of General Release

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated October 26, 2018 (the “Effective Date”), by and among RumbleOn, Inc., a Nevada corporation (“Parent”), RMBL Tennessee, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Wholesale Holdings, Inc., a Tennessee corporation (“Wholesale Holdings”), the shareholders of Wholesale Holdings set forth in Schedule 1 hereto (each, a “Stockholder,” and collectively, the “Stockholders”), Wholesale, LLC, a Tennessee limited liability company (together with Wholesale Predecessor as described in Section 9.12, the “Company”), Steven Brewster, a Tennessee resident, as the representative of each Stockholder as more fully described herein (the “Representative”), and, for the limited purpose of Section 5.8, Marshall Chesrown (“Chesrown”) and Steven R. Berrard (“Berrard”). Parent, Merger Sub, Wholesale Holdings, the Company, the Stockholders, and the Representative are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms used herein and not otherwise defined, shall have the meaning set forth in Section 9.1.

WHEREAS, until consummation of the Reorganization described below, the Stockholders collectively owned all of the issued and outstanding shares of common stock of Wholesale, Inc., a Tennessee corporation (“Wholesale Predecessor”);

WHEREAS, prior to the date hereof, the Stockholders caused the following transactions to be consummated (collectively, the “Reorganization”): (i) on October 22, 2018 the Stockholders formed Wholesale Holdings as a Tennessee corporation and, on October 23, 2018, contributed all of the shares of capital stock owned by each of them in Wholesale Predecessor to Wholesale Holdings in exchange for the same number and class of shares in Wholesale Holdings as the Stockholders owned in Wholesale Predecessor prior to such contribution (each share of Wholesale Holdings, a “Share” and, collectively, the “Shares”), such that, immediately after such contribution, Wholesale Predecessor became a wholly-owned subsidiary of Wholesale Holdings (the “Wholesale Contribution”); (ii) effective upon the Wholesale Contribution, Wholesale Holdings elected to treat Wholesale Predecessor as a qualified subchapter S subsidiary for federal income tax purposes (the “Q-Sub Election”), such that the Wholesale Contribution together with the Q-Sub Election shall be treated as tax free reorganizations of Wholesale Predecessor pursuant to Section 368(a)(1)(F) of the Code; and (iii) on October 24, 2018, following the Wholesale Contribution and Q-Sub Election, Wholesale Holdings caused Wholesale Predecessor to convert from a Tennessee corporation to a Tennessee limited liability company, Wholesale, LLC (as so converted, “Wholesale Successor”);

WHEREAS, as a result of the Reorganization, Wholesale Holdings owns of record all of the issued and outstanding membership interests of Wholesale Successor (the “Membership Interests”);

WHEREAS, Parent has formed Merger Sub solely for the purpose of having Wholesale Holdings merge with and into Merger Sub, with Merger Sub continuing as the surviving company and as a wholly-owned subsidiary of Parent;

WHEREAS, the board of directors of Wholesale Holdings has unanimously (a) determined that the merger of Wholesale Holdings with and into Merger Sub, upon the terms and subject to the conditions set forth below (the “Merger”), is fair to, and in the best interest of, Wholesale Holdings and its shareholders, and declared that the Merger is advisable, (b) adopted, authorized and approved this Agreement, the Merger and the consummation of the transactions contemplated hereby, and (c) recommended that Wholesale Holdings’ stockholders accept, approve and adopt the Merger and this Agreement, in accordance with the Tennessee Code, as amended (the “TCode”);

WHEREAS, the Stockholders have (a) determined that Merger is fair to, and in the best interests of, such Stockholders, (b) authorized and approved this Agreement, the Merger and the consummation of the transactions contemplated hereby, and (c) accepted and adopted the Merger and this Agreement, in accordance with the TCode;

WHEREAS, the respective boards of directors of Parent and Merger Sub have (a) determined that the Merger is fair to, and in the best interest of, each corporation and its respective stockholders, and declared that the Merger is advisable, and (b) authorized and approved this Agreement, the Merger, and the consummation of the transactions contemplated hereby;

WHEREAS, the Parties intend that the Merger will qualify, for U.S. federal income Tax purposes, as a reorganization within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, and that this Agreement, as to the Merger, constitutes a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations; and

WHEREAS, on the Effective Date, certain of the Parties shall enter into a Membership Interest Purchase Agreement, pursuant to which Parent shall acquire all of the issued and outstanding membership interests of Wholesale Express, LLC (the “MIPA”).

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

ARTICLE I
THE MERGER

Section 1.1 The Merger. On the Closing Date, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Code, TCode and the Delaware Limited Liability Company Act (“DLLCA”), Wholesale Holdings shall be merged with and into Merger Sub, the separate corporate existence of Wholesale Holdings shall cease, and Merger Sub shall continue as the surviving company. Merger Sub, as the surviving company after the Merger, is hereinafter referred to as the “Surviving Company.”

Section 1.2 Closing Date. The Parties acknowledge and agree that the closing of the Merger and all other transactions contemplated by this Agreement (the “Closing”) shall take place on the date of the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2 of this Agreement (other than those conditions that by their terms cannot be satisfied until the Closing) (such date of Closing, the “Closing Date”). The Closing shall be effective for accounting and tax purposes as of 11:59:59 p.m. on the Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Parties shall file (i) the Articles of Merger (the “Articles of Merger”) in the form attached hereto as Exhibit A with the Secretary of the State of Tennessee and (ii) the Plan of Merger (individually, the “Plan of Merger” and together with the Articles of Merger, the “Merger Filings”) with the Secretary of State of Delaware, and whereupon, Wholesale Holdings shall be merged with and into Merger Sub, pursuant to the provisions of the TCode and the DLLCA. The Merger shall become effective upon the filing of the Merger Filings with the applicable Secretary of the State pursuant to applicable law, on the Closing Date.

Section 1.3 Effect of the Merger. From and after the Closing Date, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the TCode and the DLLCA.

Section 1.4 Articles of Organization; Operating Agreement.

(a) As of the Closing Date, the articles of organization of Merger Sub shall be the articles of organization of the Surviving Company as in effect immediately prior to the Closing Date.

(b) As of the Closing Date, the operating agreement of Merger Sub shall be the operating agreement of the Surviving Company as in effect immediately prior to the Closing Date.

Section 1.5 Managers; Officers.

(a) As of the Closing Date, the managers of Merger Sub on the Closing Date shall be the managers of the Surviving Company, who are set forth on Schedule 1.5(a).

(b) As of the Closing Date, the officers of Merger Sub on the Closing Date shall be the officers of the Surviving Company, who are set forth on Schedule 1.5(b).

Section 1.6 Effect on Equity Interests. On the Closing Date, by virtue of the Merger and without any action on the part of the holders of any Shares or any membership interests of Merger Sub:

(a) Each issued and outstanding Share of capital stock of Wholesale Holdings shall be cancelled. From and after the Closing Date, the Surviving Company’s membership interests shall be the only issued and outstanding equity interest of the Surviving Company and shall be owned by Parent.

(b) Any Shares that are owned by Wholesale Holdings as treasury stock shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Each issued and outstanding Share (other than shares to be canceled in accordance with Section 1.6(b)) shall be converted into the right to receive the pro rata portion of the Merger Consideration as further set forth in Schedule 2, without interest. As of the Closing Date, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Shares shall cease to have any rights with respect thereto, except the right to receive the pro rata portion of the Merger Consideration, without interest.

Section 1.7 Merger Consideration.

(a) The aggregate consideration payable with respect to the Shares hereunder (collectively, the “Merger Consideration”) shall consist of:

(i)
$12,000,000 in cash; minus

(ii)
the amount, if any, by which the Closing Net Working Capital is less than the Target Net Working Capital; plus

(iii)
the amount, if any, by which the Closing Net Working Capital is greater than the Target Net Working Capital; plus

(iv)
the Parent Consideration Shares to be issued to the Stockholders in exchange for the Shares and in accordance with Schedule 2 hereto and to be delivered to each Stockholder as specified in writing by the Representative for the benefit of each such Stockholder.

(b) A cash portion of the Merger Consideration shall be used to discharge and pay in full (i) all Indebtedness for Borrowed Money (excluding, for the avoidance of doubt, the Floor Plan), (ii) the Company Transaction Expenses and (iii) the Change of Control Payments. In addition, 681,481 of the Parent Consideration Shares (the “Escrow Amount”) shall be deposited at Closing to be held by the Escrow Agent (the “Escrow Account”) under the terms of an escrow agreement substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”) to be executed as of Closing Date by Parent, the Representative and the Escrow Agent as security for certain obligations of Stockholders under Section 1.9 and ARTICLE VII. The Parties acknowledge and agree that the Parent Consideration Shares and/or Conversion Shares, as applicable, shall be deemed to have a value of $6.75 per share (the “Per Share Valuation Amount”) for all purposes when calculating any claim against, or release from, the Escrow Amount, whether under Section 1.9, ARTICLE VII, or otherwise. If at any time while the Parent Consideration Shares and/or Conversion Shares, as applicable, are held pursuant to the Escrow Agreement, there is any stock dividend, combination, subdivision, split or the like with respect to the Parent Consideration Shares and/or Conversion Shares, as applicable (any such event, a “Stock Event”), then the Per Share Valuation Amount shall be equitably adjusted to take into account the effect of the Stock Event as reasonably agreed to by Representative and Parent acting in good faith.

Section 1.8 Closing Date Payment.

(a) The Company has prepared and delivered to Parent a good faith estimate of the Net Working Capital as of the day prior to the Effective Date (the “Estimated Net Working Capital”), which shall be certified by the Company as its good faith estimation of the Net Working Capital as of the day prior to the Effective Date. The Company shall have provided Parent access to all relevant documents and information reasonably requested by Parent in connection with its review of the Estimated Net Working Capital (including all components thereof).

(b) On the Closing Date, Wholesale Holdings shall deliver to Parent a fully-executed and completed stock power of each Stockholder, and upon surrender thereof to Parent, Parent shall:

(i)
pay to the Representative, for the benefit of the Stockholders, an amount in cash, payable by wire transfer of immediately available funds to the account(s) specified in writing by the Representative, which shall be equal to the following (collectively, the “Closing Cash Consideration”):

A.
$12,000,000; minus

B.
the amount, if any, by which the Estimated Net Working Capital is less than the Target Net Working Capital; plus

C.
the amount, if any, by which the Estimated Net Working Capital is more than the Target Net Working Capital; minus

D.
the sum of (x) the amount of the Company Transaction Expenses and (y) the Change of Control Payments, if any; minus

E.
the aggregate amount of all Indebtedness for Borrowed Money (excluding, for the avoidance of doubt, the Floor Plan);

(ii)
deposit the Escrow Amount with the Escrow Agent;

(iii)
pay the amount of all Indebtedness for Borrowed Money (excluding, for the avoidance of doubt, the Floor Plan) from the Closing Cash Consideration;

(iv)
pay the Company Transaction Expenses and the Change of Control Payments from the Closing Cash Consideration pursuant to written instructions of the Company; and

(v)
issue the Parent Consideration Shares to the Stockholders in accordance with Schedule 2 hereto.

(c) Promptly after receipt of the Closing Cash Consideration, the Representative shall deliver to each Stockholder the Per Share Closing Cash Consideration payable to such Stockholder with respect to its Shares.

Section 1.9 Net Working Capital Adjustment.

(a) Within one hundred twenty (120) days after the Closing Date, Parent shall prepare and deliver to the Representative a statement (the “Closing Statement”) calculating the Net Working Capital as of the Closing Date (the “Closing Net Working Capital”).

(b) If the Representative disputes any amounts as shown on the Closing Statement, the Representative shall deliver to Parent within thirty (30) days after receipt of the Closing Statement a notice (the “Dispute Notice”) setting forth the Representative’s calculation of such amount and describing in reasonable detail the basis for the determination of such different amount. If the Representative does not deliver a Dispute Notice to Parent within such thirty (30) day period, the Closing Statement prepared and delivered by Parent shall be deemed to be the “Final Closing Statement.” The Parties shall use commercially reasonable efforts to resolve such differences within a period of thirty (30) days after the Representative has given the Dispute Notice. If the Parties resolve such differences, the Closing Statement agreed to by the Parties shall be deemed to be the Final Closing Statement. If Parent and the Representative do not reach a final resolution on the Closing Statement within thirty (30) days after the Representative has given the Dispute Notice, unless Parent and the Representative mutually agree to continue their efforts to resolve such differences the Neutral Accountant shall resolve such differences, pursuant to an engagement agreement among Parent, the Representative and the Neutral Accountant (which Parent and the Representative agree to execute promptly), in the manner provided below. The Neutral Accountant shall only decide the specific items under dispute by the Parties, solely in accordance with the terms of this Agreement. Parent and the Representative shall each be entitled to make a presentation to the Neutral Accountant, pursuant to procedures to be agreed to among Parent, the Representative and the Neutral Accountant (or, if they cannot agree on such procedures, pursuant to procedures determined by the Neutral Accountant), regarding such Party’s determination of the amounts to be set forth on the Closing Statement; and the Parties shall use commercially reasonable efforts to cause the Neutral Accountant to resolve the differences between Parent and the Representative and determine the amounts to be set forth on the Closing Statement within twenty (20) days after the engagement of the Neutral Accountant. The Neutral Accountant’s determination shall be based solely on such presentations of the Parties (i.e., not on independent review) and on the definitions and other terms included herein. The Closing Statement determined by the Neutral Accountant shall be deemed to be the Final Closing Statement. Such determination by the Neutral Accountant shall be conclusive and binding upon the Parties, absent fraud or manifest error. The fees and expenses of the Neutral Accountant shall be paid by the Party whose calculation of the Closing Net Working Capital is farther from the Neutral Accountant’s calculation thereof. Nothing in this Section 1.9(b) shall be construed to authorize or permit the Neutral Accountant to: (i) determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between Parent and the Representative regarding the determination of the Final Closing Statement; or (ii) resolve any such differences by making an adjustment to the Closing Statement that is outside of the range defined by amounts as finally proposed by Parent and the Representative.

(c) Promptly, but no later than five (5) Business Days after the final determination thereof, if the Closing Net Working Capital set forth in the Closing Statement: (i) exceeds the Estimated Net Working Capital, Parent shall pay such excess amount to the Representative, for the benefit of the Stockholders; or (ii) is less than the Estimated Net Working Capital, at the option and in the sole discretion of the Representative either (A) the Representative and Parent shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Parent from the Escrow Amount an amount equal to such shortfall or (B) the Stockholders shall deliver to Parent an amount in immediately available funds equal to such shortfall and the Representative and Parent shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Representative, for the benefit of the Stockholders from the Escrow Amount an amount equal to such shortfall. Any payments made pursuant to this Section 1.9 shall be treated as an adjustment to the Merger Consideration by the Parties.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder, severally but not jointly, and solely with respect to such Stockholder, represents and warrants to Parent and Merger Sub that the following statements are correct:

Section 2.1 Authorization and Enforceability. Each Stockholder has all requisite power and authority, and, in the case of any Stockholder that is an individual, the requisite legal capacity, to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Stockholder of each of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of each such Stockholder. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each Stockholder and constitute legal, valid and binding obligations of each Stockholder, enforceable against such Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity) (collectively, the “Enforceability Exceptions”).

Section 2.2 Conflicts; Consents of Third Parties. Except as set forth in Section 2.2 of the Disclosure Schedule, the execution and delivery by each Stockholder of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by each Stockholder with the provisions hereof or thereof will not: (a) conflict with, violate, result in the breach or termination of, constitute a default under, result in an acceleration of, constitute a change of control under, or create in any party the right to accelerate, terminate, modify or cancel, any Contract to which such Stockholder is a party or by which such Stockholder or its properties, assets or Shares are subject, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination, default or acceleration; (b) violate any Law or any Order by which such Stockholder is bound; or (c) result in the creation of any Lien other than Permitted Liens, subscriptions, options, warrants, calls, proxies, commitments or Contracts of any kind upon any of the Shares. No Consent, Order, waiver, declaration or filing with, or notification to any Person, including any Governmental Body, is required on the part of such Stockholder in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by such Stockholder with any of the provisions hereof or thereof.

Section 2.3 The Shares.

(a) Each Stockholder holds of record and owns beneficially all of the Shares set forth opposite such Stockholder’s name in Schedule 1 hereto under the heading “Number of Shares Owned,” free and clear of all Liens, subscriptions, commitments and restrictions of any kind (other than Permitted Liens and restrictions under the Securities Act and Blue Sky Laws). The number of Shares set forth opposite such Stockholder’s name in Schedule 1 hereto under the heading “Number of Shares Owned” correctly sets forth all of the capital stock of Wholesale Holdings owned of record or beneficially by such Stockholder, and such Stockholder does not own (or have any rights in or to acquire) any other capital stock of Wholesale Holdings or any other securities convertible into, or exercisable or exchangeable for, capital stock of Wholesale Holdings. Such Stockholder’s Shares were not issued in violation of (i) any Contract to which such Stockholder is or was a party or beneficiary or by which such Stockholder or its properties or assets is or was subject or (ii) of any preemptive or similar rights of any Person.

(b) Except as set forth in Section 2.3(b) of the Disclosure Schedule, such Stockholder is not party to (i) any voting agreement, voting trust, proxy, registration rights agreement, stockholder agreement or other Contract with respect to the capital stock of Wholesale Holdings or (ii) any Contract obligating such Stockholder to vote or dispose of any shares of the capital stock of, or other equity or voting interests in, Wholesale Holdings or which has the effect of restricting or limiting the transfer, voting or other rights associated with the Shares.

Section 2.4 Accredited Investor Status. Each Stockholder (a) represents, understands and acknowledges that the Parent Consideration Shares and the Conversion Shares are being acquired under this Agreement in good faith solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Securities Act or applicable state securities Laws (“Blue Sky Laws”), and that such securities will not be offered for sale, sold or otherwise transferred without either registration under the Securities Act or an exemption from registration under the Securities Act and Blue Sky Laws that is then available; (b) has such knowledge and experience in financial and business matters that such Party is capable of evaluating the merits and risks of the investment in the Parent Consideration Shares, and such Party understands and is able to bear the economic risks associated with such investment (including the inherent risk of total or partial loss of value of the Parent Consideration Shares); (c) has had such opportunity as it has deemed adequate to obtain from directors and executive officers of Parent such information as is necessary to permit it to evaluate the merits and risks of its investment in Parent; and (d) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Section 2.5 Restricted Securities. Each Stockholder understands and acknowledges that all Parent Consideration Shares and Conversion Shares to be issued to the Stockholders in accordance with this Agreement have not been issued in a transaction registered under the Securities Act and will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may be offered, sold, pledged or otherwise transferred by such Stockholder, directly or indirectly, only pursuant to an effective registration statement meeting the requirements of the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities Laws. Each Stockholder acknowledges and understands that the Parent Consideration Shares and the Conversion Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FROM THE ISSUER WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE RESTRICTED SHARES AS THAT TERM IS DEFINED UNDER RULE 144, PROMULGATED UNDER THE SECURITIES ACT. THESE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AS EVIDENCED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT.

Section 2.6 Brokers Fees. No Stockholder has any Liability to pay any commissions or similar fees to any investment banker, broker or finder with respect to the transactions contemplated by this Agreement.

Section 2.7 Withholding. Parent and any of its agents and Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under any applicable provision of U.S. federal, state, local Tax Law, and to request and be provided any necessary Tax forms, including IRS Form W-9, or any similar information. To the extent that amounts are so deducted or withheld in accordance with the foregoing and paid over to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction, withholding and payment was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND WHOLESALE HOLDINGS

The Company, Wholesale Holdings and Stockholders jointly and severally represent and warrant to Parent and Merger Sub that the following statements are true and correct (in each case, other than Section 3.3(b), excluding any breach caused by or related to the Reorganization):

Section 3.1 Organization and Related Matters.

(a) Wholesale Holdings is a corporation validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is a limited liability company validly existing and in good standing under the laws of the State of Tennessee and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each of the Company and Wholesale Holdings is duly qualified or authorized to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the Laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be in good standing would have a Company Material Adverse Effect.

(b) The Company does not have any Subsidiaries. Wholesale Holdings owns 100% of the membership interests of the Company and has no other Subsidiaries.

(c) The Company has made available to Parent or its representatives complete and correct copies of the Governing Documents of the Company and Wholesale Holdings as presently in effect. Since inception, other than in connection with the Reorganization, neither the Company nor Wholesale Holdings has consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any Person.

Section 3.2 Books and Records. Except as set forth on Section 3.2 of the Disclosure Schedule, the minute books of the Company and Wholesale Holdings, which have been made available to Parent or its representatives, contain records of all material corporate or limited liability company, as applicable, actions taken by the shareholders (or members) or the board of directors of the Company and Wholesale Holdings.

Section 3.3 Capitalization; Reorganization.

(a) Section 3.3(a) of the Disclosure Schedule sets forth the following as of the Closing: (i) the total number of issued and outstanding shares of each class of capital stock of Wholesale Holdings and the total number of issued and outstanding Membership Interests of the Company, (ii) the names of the holders of the issued and outstanding shares of each class of capital stock of Wholesale Holdings and the names of the holders of the issued and outstanding Membership Interests of the Company, and (iii) the number of shares of each class of capital stock and membership interests held by each such holder. The issued and outstanding shares of capital stock and membership interests set forth in Section 3.3(a) of the Disclosure Schedule constitute the Shares and Membership Interests, as applicable. All of the Shares and Membership Interests, as applicable, have been duly and validly authorized and issued, are fully paid and nonassessable, and all such Shares and Membership Interests, as applicable, are held of record and owned beneficially as set forth in Section 3.3(a) of the Disclosure Schedule. No Shares or Membership Interests have been issued in violation of any preemptive rights or any applicable securities Laws. Neither the Company nor Wholesale Holdings has any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company or Wholesale Holdings to issue, sell, or otherwise cause to become outstanding any of its capital stock or other equity security, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock or other equity security. There are no outstanding obligations of the Company or Wholesale Holdings to repurchase, redeem or otherwise acquire any of its capital stock or other equity security. There are no outstanding or authorized stock appreciation, phantom equity, profit participation or similar rights with respect to the Company or Wholesale Holdings. There are no dividends which have accrued or been declared but are unpaid on the capital stock of Wholesale Holdings or any distributions payable by the Company. Except as set forth in Section 3.3(a) of the Disclosure Schedule, there are no voting agreements, voting trusts, proxies, registration rights agreements, stockholder agreements or other Contracts with respect to any of the Shares or Membership Interests.

(b) Prior to the Effective Date, Stockholders, Wholesale Holdings and the Company have undertaken the Reorganization as described in the Recitals hereto. The Company has made available to Parent copies of the documents executed as part of the Reorganization.

Section 3.4 Conflicts; Consents of Third Parties. Except as set forth in Section 3.4 of the Disclosure Schedule or as caused by the Reorganization, the execution and delivery of this Agreement and the other Transaction Documents to which the Company and/or Wholesale Holdings is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by the Company and Wholesale Holdings with the provisions hereof or thereof does not and will not, with or without the passage of time or the giving of notice: (a) conflict with, or result in the breach of, any provision of the Governing Documents of the Company; (b) conflict with, violate, result in the breach or termination of, constitute a default under, result in an acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, any Material Contract to which the Company or Wholesale Holdings is a party or by which the Company’s or Wholesale Holdings’ assets are bound, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination, default or acceleration; (c) violate any Law or any Order by which the Company or Wholesale Holdings is bound; or (d) result in the creation of any Lien upon the properties or assets of the Company or Wholesale Holdings, other than Permitted Liens. Except as set forth in Section 3.4 of the Disclosure Schedule or as caused by the Reorganization, no Consent, Order, waiver, declaration or filing with, or notification to any Person, including any Governmental Body, is required on the part of the Company or Wholesale Holdings in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by any of them with any of the provisions hereof or thereof.

Section 3.5 Financial Statements. Included in Section 3.5 of the Disclosure Schedule are complete copies of (i) the audited balance sheets of the Company as at December 31, 2015, 2016, and 2017 and the related audited statements of income and retained earnings, stockholders’ equity and of cash flows of the Company for the fiscal years then ended, and (ii) the unaudited condensed balance sheet of the Company (the “Balance Sheet”) as at September 30, 2018 (the “Balance Sheet Date”) (together with all the audited statements set forth in (i), including the related notes and schedules thereto, the “Financial Statements”). The Financial Statements have been prepared from the Books and Records in accordance with GAAP applied on a consistent basis throughout the periods indicated, except, in the case of the unaudited financial statements, for the failure to include the footnotes required by GAAP and subject to normal and non-recurring year-end audit adjustments (which will not be material in the aggregate). The Financial Statements fairly present in all material respects the financial position and results of operations, shareholders’ equity and cash flows of the Company as of the dates and for the periods reflected thereon. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.6 No Undisclosed Liabilities. Neither the Company nor Wholesale Holdings has any Liabilities of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP except (a) to the extent specifically reflected and accrued for or specifically reserved against in the Balance Sheet, (b) for current Liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business consistent with past practice or (c) for Liabilities for Company Transaction Expenses and Change of Control Expenses incurred in connection with the transactions contemplated by this Agreement.

Section 3.7 Absence of Certain Developments. Except as set forth in Section 3.7 of the Disclosure Schedule (arranged in subsections corresponding to the subsections set forth below; provided that all such subsections qualify this introductory clause), since the Balance Sheet Date, the Company (which term shall also include Wholesale Holdings for purposes of this Section 3.7) has conducted its business in the ordinary course materially consistent with past practice and:

(a) there has not been any Company Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Company Material Adverse Change;

(b) there has not been any split, combination or reclassification of any shares of capital stock or other security of the Company that is not reflected in Section 3.3 of the Disclosure Schedule;

(c) there has not been any damage, destruction or loss that is not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $50,000 for any single loss or $100,000 in the aggregate for any related losses;

(d) the Company has not made any change in the rate of compensation, commission or bonus payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement or severance benefit or vacation pay, to or in respect of any director, officer or employee of the Company, other than increases in the ordinary course of business consistent with past practice;

(e) the Company has not entered into or amended any employment, deferred compensation, severance or similar agreement;

(f) the Company has not hired any employees or engaged any individual independent contractors other than in the ordinary course of business consistent with past practice;

(g) the Company has not made any loans, advances or capital contributions to, or investments in, any Person;

(h) the Company has not mortgaged, pledged, or subjected to any Lien, other than the Permitted Liens, any of its assets or sold, assigned, transferred, conveyed or otherwise disposed of any assets of the Company except for assets sold, assigned, transferred, conveyed or otherwise disposed of in the ordinary course of business consistent with past practice;

(i) the Company has not canceled or affirmatively waived any debt or claim or amended, canceled, terminated or affirmatively waived any right under any Material Contract except in the ordinary course of business consistent with past practice;

(j) the Company has not committed to make any capital expenditures or capital additions or improvements (i) in excess of $50,000 in the aggregate or (ii) outside the ordinary course of business consistent with past practices;

(k) the Company has not accelerated revenue recognition or the sales for periods prior to the Closing outside of the ordinary course of business consistent with past practices;

(l) the Company has not materially changed its policies or practices with respect to the payment of accounts payable or other current liabilities or the collection of accounts receivable (including any acceleration or deferral of the payment or collection thereof);

(m) the Company has not adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law;

(n) the Company has not discharged or repaid any Indebtedness for Borrowed money outside the ordinary course of business consistent with past practice;

(o) the Company has not entered into any compromise or settlement of any Legal Proceeding or investigation by any Governmental Body;

(p) the Company has not transferred, assigned or granted any license or sublicense of any material rights under or with respect to any Intellectual Property other than in the ordinary course of business consistent with past practice; and

(q) the Company has not entered into any agreements or commitments to do or perform in the future any actions referred to in this Section 3.7.

Section 3.8 Taxes.

(a) Wholesale Holdings and the Company have timely filed with the appropriate taxing authorities all material Tax Returns that it has been required to file. All such Tax Returns are true, correct and complete in all material respects. All Taxes owed by Wholesale Holdings and the Company (whether or not shown on any Tax Return) have been paid. Adequate reserves have been established on the Financial Statements to provide for the payment of any Taxes which are not yet due and payable with respect to Wholesale Holdings and the Company for taxable periods or portions thereof ending on or before the Balance Sheet Date. Except as set forth on Section 3.8(a) of the Disclosure Schedule, neither Wholesale Holdings nor the Company is the beneficiary of any extension of time within which to file any Tax Return. No written claim has been made in the past six (6) years by an authority with respect to Wholesale Holdings or the Company in a jurisdiction where Wholesale Holdings or the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens, other than Permitted Liens, on any of the assets of Wholesale Holdings or the Company that have arisen in connection with any failure (or alleged failure) to pay any Tax.

(b) Wholesale Holdings and the Company has withheld and paid to the appropriate taxing authority or other Governmental Body all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) Neither Wholesale Holdings not the Company has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment, payment or collection of any Tax.

(d) Neither Wholesale Holdings nor the Company has any obligation to make a payment that is not deductible under Section 280G of the Code or that includes an obligation to indemnify or "gross up" the recipient of such payment for taxes imposed by Section 4999 of the Code.

(e) None of the properties or assets of Wholesale Holdings or the Company is property which, for Tax purposes, is required to be treated as owned by another Person. Neither Wholesale Holdings nor the Company is an obligor on, and none of their assets have been financed directly or indirectly by, any tax-exempt bonds. No property or assets of Wholesale Holdings or the Company is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(f) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority or other Governmental Body against Wholesale Holdings or the Company. There has not been, within the past five calendar years, any written notice of potential examination, or to the Knowledge of Wholesale Holdings or the Company, any audit or examination of any Tax Returns filed by the Company.

(g) Except as set forth on Section 3.8(g) of the Disclosure Schedule, there is no action, suit, examination, investigation, Governmental Body proceeding, or audit or claim for refund in progress, pending, proposed or, to the Knowledge of Wholesale Holdings or the Company, threatened against or with respect to Wholesale Holdings or the Company regarding Taxes.

(h) Neither Wholesale Holdings nor the Company has agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code or any corresponding provision of state, local or foreign Law by reason of any change in accounting method initiated by it or on its behalf; no taxing authority has proposed any such adjustment or change in accounting method; and neither Wholesale Holdings nor the Company have an application pending with any taxing authority requesting permission for any change in accounting method. Neither Wholesale Holdings nor the Company will be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax Laws as a result of a change in any method of accounting employed prior to the Closing Date other than any change in method of accounting required by applicable Law as a result of the transactions contemplated by this Agreement. Neither Wholesale Holdings nor the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning on or after the Closing Date as a result of any of the following that occurred prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code; (ii) an installment sale or open transaction; (iii) receipt of a prepaid amount; (iv) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (v) use of an accounting method other than the accrual method (vi) an income inclusion pursuant to Section 965, including an election under Section 965(h) of the Code or (v) election under Section 108(i) of the Code.

(i) Neither Wholesale Holdings nor the Company is a member of an affiliated group (as defined in Section 1504 of the Code), filed or been included in a combined, consolidated or unitary income Tax Return, or is a partner, member, owner or beneficiary of any entity treated as a partnership or a trust for Tax purposes. Neither Wholesale Holdings nor the Company has Liability for Taxes of any person under Treasury Regulations Section 1.1502-6 or similar state or local Laws, as a successor or transferee, by contract or otherwise.

(j) Neither Wholesale Holdings nor the Company is a party to or bound by any Tax allocation or Tax sharing agreement and has no contractual obligation to indemnify any other Person with respect to Taxes.

(k) True, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for taxable periods ending on or after January 1, 2015 have been made available to Parent or its representatives by the Company.

(l) Neither Wholesale Holdings nor the Company has participated in any reportable transaction as contemplated in Treasury Regulations Section 1.6011-4. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(m) Neither Wholesale Holdings nor the Company is subject to Tax, nor does it have a permanent establishment, in any foreign jurisdiction.

(n) Neither Wholesale Holdings nor the Company has pending ruling requests filed by it or on its behalf with any taxing authority or Governmental Body.

(o) At all times prior to the Reorganization, the Company was an S corporation as defined in Section 1361(a)(1) of the Code for federal and applicable state income tax purposes and is eligible for such treatment. Except as part of the Reorganization, the Company’s election to be treated as an S corporation was timely filed with the IRS and has not been superseded by any subsequent filing. Wholesale Holdings is an S Corporation for federal and applicable state income tax purposes and is eligible for such treatment. The IRS has not sent any correspondence to the Company questioning its status as an S corporation. Neither Wholesale Holdings nor the Company nor the Stockholders have been or will be subject to any Taxes for any period ending on or prior to the Closing Date pursuant to Section 1374 or Section 1375 of the Code.

(p) Since the election date of its conversion to a limited liability company, the Company is and has been properly classified as an entity disregarded as separate from its owner Wholesale Holdings as described in Treasury Regulation Section 3.01.7701-3(b)(1)(ii), and no Party has taken any action or made any election to the contrary.

(q) Wholesale Holdings and the Company utilize the accrual method of accounting for income tax purposes.

(r) Since December 31, 2017, there has not been any material change by the Company in accounting or Tax reporting principles, methods or policies, any settlement of any Tax controversy, any amendment of any Tax Return, or any material Tax election made by or with respect to the Company.

Section 3.9 Real Property.

(a) Neither the Company nor Wholesale Holdings owns nor has owned any real property or fee title interest in real property. Wholesale Holdings is not a party to any Real Property Lease.

(b) Section 3.9(b) of the Disclosure Schedule sets forth the address of each parcel of real property leased by the Company as lessee, and a complete list of all leases related to real property currently leased by the Company (individually, a “Real Property Lease” and collectively the “Real Property Leases” and the real properties specified in the Real Property Leases being referred to herein collectively as the “Leased Properties”). The Company has a valid and binding leasehold interest under each of the Real Property Leases. The Company has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default under any of the Real Property Leases, and the Company, and, to the Company’s Knowledge, each other party thereto, is in material compliance with all obligations of such party thereunder. Except as set forth on Section 3.9(b) of the Disclosure Schedule, the Company has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Leased Properties or any portion thereof. The Company’s possession and quiet enjoyment of Leased Property under each Real Property Lease has not been disturbed and there are no currently existing disputes with respect to any Real Property Lease. No security deposit or portion thereof deposited with respect to any Real Property Lease has been applied in respect of a breach of or default under any such Real Property Lease that has not been redeposited in full. The Company does not owe, nor will it owe in the future, any brokerage commissions or finder’s fees with respect to any Real Property Lease. The Company has not collaterally assigned or granted any other Lien in any Real Property Lease or any interest therein (other than Permitted Liens or as expressly set forth in any Real Property Lease). There are no Liens on the estate or interest created by any Real Property Lease (other than Permitted Liens or as expressly set forth in any Real Property Lease). The Company has delivered to Parent complete copies of the Real Property Leases, together with all amendments and modifications or supplements, if any, thereto.

(c) Neither the Company nor Wholesale Holdings has received any written notice of violation of any applicable building, zoning, subdivision, health and safety and other land use Laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Properties (collectively, the “Real Property Laws”), and, to the Company’s Knowledge, the current use or occupancy of the Leased Properties or operation of the Business thereon does not violate any Real Property Laws. The Company has not received any written notice of violation of any Real Property Law. To the Knowledge of the Company, there is no pending or threatened zoning application or proceeding, or condemnation, eminent domain or taking proceeding with respect to the Leased Properties.

(d) The Leased Properties constitute all interests in real property currently used or currently held for use in connection with the Business or which are necessary for the continued operation of the Business as the Business is currently conducted.

Section 3.10 Tangible Personal Property; Title; Sufficiency of Assets.

(a) Section 3.10(a) of the Disclosure Schedule lists all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $25,000 relating to personal property used by the Company or to which the Company is a party or by which the properties of the Company are bound. Wholesale Holdings is not a party to any Personal Property Lease. The Company has made available to Parent or its representatives true, correct and complete copies of the Personal Property Leases, together with all amendments and material modifications or supplements, if any, thereto.

(b) The Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, and there is no default under any Personal Property Lease by the Company or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, and the Company, and to the Knowledge of the Company, each other party thereto is in compliance with all obligations of the Company or such other party, as the case may be, thereunder.

(c) Wholesale Holdings (and not any Affiliate thereof) has valid title to the Membership Interests, free and clear of any Liens (other than Permitted Liens and restrictions under the Securities Act and Blue Sky Laws). The Company (and not any Affiliate thereof) has good and marketable title to all its assets, free and clear of any and all Liens, except for Permitted Liens. Such assets include all assets, rights and interests reasonably required for the conduct of the Business as presently conducted.

Section 3.11 Intellectual Property.

(a) Wholesale Holdings does not own any registered Intellectual Property. The Company owns, free and clear from all Liens other than Permitted Liens, or otherwise possesses sufficient rights to use all of the Intellectual Property reasonably necessary to the conduct of the Business as currently conducted. The Intellectual Property owned by the Company (“Owned Intellectual Property”), licenses for commercially available software, and the Intellectual Property licensed to the Company under the Intellectual Property Licenses comprise all of the Intellectual Property that is used in or is reasonably necessary to conduct the Business as currently conducted.

(b) Section 3.11(b) of the Disclosure Schedule sets forth a true, complete and correct list of all Owned Intellectual Property for which a registration or application has been filed with a Governmental Body, including patents, trademarks, service marks, copyrights and trade names, issued by or registered with, or for which any application for issuance or registration thereof has been filed with, any Governmental Body. All required filings and fees related to the Owned Intellectual Property have been timely filed with and paid to the relevant Governmental Body and authorized registrars, and all Owned Intellectual Property is otherwise in good standing with such registering bodies. Section 3.11(b)(ii) of the Disclosure Schedule sets forth a complete and correct list of all written or oral licenses and arrangements (other than ordinary course licenses of commercially available software), (A) pursuant to which the use by any Person of Owned Intellectual Property is permitted by the Company or (B) pursuant to which the use by the Company of Intellectual Property is permitted by any Person (collectively, the “Intellectual Property Licenses”). The Intellectual Property Licenses are valid and enforceable between the Company and the other parties thereto, subject to the Enforceability Exceptions, to the Knowledge of the Company, binding on the parties thereto, and are in full force and effect. There is no default under any Intellectual Property License by the Company or, to the Knowledge of the Company, by any other party thereto, and, to the Knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company, and to the Knowledge of the Company, each other party thereto is in compliance with all obligations under each Intellectual Property License.

(c) To the Knowledge of the Company, the operation of the Business as presently conducted does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

(d) There is no written claim or demand of any Person pertaining to, or any proceeding that is pending or, to the Knowledge of the Company, threatened, that challenges the rights of the Company in respect of any Owned Intellectual Property, or claims that any default exists under any Intellectual Property License.

(e) Except as described in Section 3.11(e)(i) of the Disclosure Schedule, all Persons involved in the development of Owned Intellectual Property have entered into confidentiality and assignment of inventions agreements substantially in the form included in Section 3.11(e)(ii) of the Disclosure Schedule.

Section 3.12 Contracts.

(a) Section 3.12(a) of the Disclosure Schedule sets forth all of the Material Contracts. As used herein, “Material Contracts” shall mean the following Contracts of the Company or Wholesale Holdings that are currently in effect:

(i) Contracts relating to the employment or engagement of any employee or individual independent contractor, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement, retention, severance, or change of control arrangement with any current or former employee, individual independent contractor, officer or director of the Company;

(ii) Contracts with any employee or labor union or association representing any employee;

(iii) Contracts relating to capital expenditures that obligate the Company to spend in excess of $75,000 in any future fiscal year;

(iv) Contracts entered into within the last five years relating to the acquisition or disposition of any equity interests in or, except in the ordinary course of business, assets of any Person;

(v) Contracts creating or otherwise related to any joint venture or partnership;

(vi) Contracts limiting the ability of the Company to engage in any line of business or to compete with any Person or to conduct business in any geographical area or to solicit any Person for employment, in each case, that would be binding upon Parent following Closing;

(vii) Contracts relating to any Indebtedness for Borrowed Money of the Company (other than accounts payable to trade creditors in the ordinary and usual course of business consistent with past custom and practice), including credit facilities, promissory notes, security agreements, and other credit support arrangements, and Contracts under which the Company has imposed or incurred a Lien on any of its assets, other than Permitted Liens;

(viii) Contracts granting a power of attorney, revocable or irrevocable, to any Person for any purpose whatsoever;

(ix) Contracts that provide for the assumption of any Tax or environmental Liability of any Person;

(x) Contracts relating to any loan (other than accounts receivable from trade debtors in the ordinary and usual course of business consistent with past custom and practice) or advance to (other than ordinary course travel allowances to the employees of the Company), or investments in, any Person;

(xi) Contracts relating to any guarantee or other contingent Liability in respect of any Indebtedness for Borrowed Money of any Person (other than the endorsement of negotiable instruments for collection in the ordinary and usual course of business consistent with past custom and practice);

(xii) Contracts with any Governmental Body;

(xiii) Contracts, loans and/or lease arrangements involving, directly or indirectly, any material rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, to or from any Affiliate or to or from any customer, supplier, employee or agent of the Company;

(xiv) any Contracts with a Material Customer or Material Supplier that are reasonably likely to involve the receipt or payment of an amount in excess of $50,000 in any 12-month period and that cannot be cancelled by the Company without material penalty and without more than sixty (60) days’ notice; and

(xv) any other Contract that is material to the Company.

(b) True, correct and complete copies of the Contracts required to be set forth in Section 3.12(a) of the Disclosure Schedule have previously been made available to Parent or its representatives by the Company. Other than as a result of the Reorganization, neither the Company nor Wholesale Holdings is in default, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute a default under any such Material Contract by the Company or Wholesale Holdings, and, to the Knowledge of the Company, no event has occurred that, with the giving of notice or the passage of time or both, would constitute a default by any other party to any such Contract. Each of the Contracts required to be set forth in Section 3.12(a) of the Disclosure Schedule is in full force and effect, is valid and enforceable in accordance with its terms, subject to the Enforceability Exceptions, and, to the Knowledge of the Company, is not subject to any claims, charges, setoffs or defenses. There are no disputes pending or, to the Knowledge of the Company, threatened under any such Material Contract. Each of the Company and Wholesale Holdings and, to the Knowledge of the Company, each other party thereto is in compliance with all of its material obligations under each such Contract.

Section 3.13 Employee Benefits.

(a) Section 3.13(a) of the Disclosure Schedule sets forth a complete and correct list of (i) all “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other pension plans or employee benefit agreements, arrangements, programs or payroll practices (including severance pay, other termination benefits or compensation, vacation pay, salary, company awards, stock option, stock purchase, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to or required to be contributed to by the Company for the benefit of any employee, leased employee, director, officer, shareholder or independent contractor (in each case either current or former) of the Company (“Employee Benefit Plans”). Section 3.13(a) of the Disclosure Schedule identifies, in separate categories, Employee Benefit Plans that are (i) subject to Section 210(a), 4063 and 4064 of ERISA or Section 413(c) of the Code (“Multiple Employer Plans”), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) (“Multiemployer Plans”) or (iii) “benefit plans”, within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after retirement (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or similar state or local Law). The Company does not have any Liability or contingent Liability with respect to any plan, arrangement or practice of the type described in this Section 3.13(a) other than the Employee Benefit Plans set forth on Section 3.13(a) of the Disclosure Schedule.

(b) None of the Company, any of its Affiliates or any other trade or business, whether or not incorporated, that together with the Company or its Affiliates would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”) has ever participated in, been required to contribute to, or otherwise been required to participate in any Multiemployer Plan or any Multiple Employer Plan. No Employee Benefit Plan is or at any time was a “defined benefit plan” as defined in Section 3(35) of ERISA or a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code. Neither the Company, nor any of its Affiliates, nor any Company ERISA Affiliate has ever participated in, been required to contribute to, or otherwise been required to participate in any plan, program or arrangement subject to Title IV of ERISA. No Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(c) Each of the Employee Benefit Plans intended to qualify under Section 401(a) or 403(a) of the Code (“Qualified Plans”) has received a determination letter or opinion from the IRS to such effect and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code and nothing has occurred with respect to any such plan which would reasonably be expected to cause the loss of such qualification or exemption. There has been no termination or partial termination of such Qualified Plan within the meaning of Code Section 411(d)(3) and the present value of all Liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

(d) All contributions, reimbursements, accruals and premiums required by Law or by the terms of any Employee Benefit Plan or any agreement relating thereto for all periods ending prior to or as of the Effective Date have been timely paid or properly accrued on the Balance Sheet and the books and records of the Company. No Employee Benefit Plan has any unfunded Liabilities which are not reflected on the Balance Sheet or the books and records of the Company.

(e) There has been no material violation of or material failure to comply with ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the DOL, the IRS, the PBGC or any other Governmental Body or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

(f) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, have been made available to Parent or its representatives by the Company: (A) any plans and related trust documents (all amendments thereto), investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements and employee handbooks, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent consolidated financial statements and actuarial valuations for the past three years, (D) the most recent IRS determination letters, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

(g) There are no pending Legal Proceedings which have been asserted or instituted or, to the Knowledge of the Company, threatened against any of the Employee Benefit Plans, the assets of any such plans or of any related trust or the Company, the plan administrator or any fiduciary of the Employee Benefit Plans with respect to such plans (other than routine benefit claims), and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any such Legal Proceeding. No Employee Benefit Plan is under audit or investigation by the IRS, DOL, or any other Governmental Body and no such completed audit, if any, has resulted in the imposition of Tax, interest, or penalty.

(h) Each of the Employee Benefit Plans complies in all material respects with its terms and all provisions of applicable Law, including ERISA and the Code, and all reporting requirements have been materially satisfied on a timely basis.

(i) The Company maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code and each plan sponsor or administrator has complied with the COBRA reporting, disclosure, notice, election, and other benefit continuation and coverage requirements of Section 4980B of the Code, the Health Insurance Portability and Accountability Act of 1996, Part 6 of Title I of ERISA and the applicable regulations thereunder and any comparable state Laws, including material compliance with the Company’s COBRA obligations rising in connection with the transactions contemplated herein.

(j) No Employee Benefit Plan provides medical or dental benefits for any current or former employees or other service providers of the Company after retirement of employment or other service other than rights that may be provided by Law.

(k) No “prohibited transaction”, within the meaning of ERISA or the Code, or breach of any duty imposed on “fiduciaries” pursuant to ERISA has occurred with respect to any Employee Benefit Plan that would reasonably be expected to result in liability to the Company.

(l) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (in each case either alone or in conjunction with any other event) will, with or without the passage of time or the giving of notice (i) result in any payment becoming due to any service provider; (ii) increase any benefits otherwise payable to any service provider including under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(m) No security issued by the Company forms or has formed any part of the assets of any Employee Benefit Plan.

(n) The consummation of the transactions contemplated by this Agreement will not give rise to any Liability for termination of any agreements related to any Employee Benefit Plan.

(o) Each Employee Benefit Plan that purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129, and 132 of the Code satisfies the requirements of said Section(s) in all material respects.

(p) The Company has taken such actions necessary with respect to each Employee Benefit Plan to ensure that no service provider of the Company is subject to taxes or penalties under Section 409A of the Code that would reasonably be expected to result in liability to the Company.

(q) Each Employee Benefit Plan, its related trust and insurance agreement may be unilaterally amended or terminated on no more than ninety (90) days’ notice.

Section 3.14 Labor.

(a) Wholesale Holdings has no (and never has had any) employees, consultants or contractors. Section 3.14(a) of the Disclosure Schedule contains a list of all persons who are employees, consultants or contractors of the Company as of the date hereof, and sets forth for each such individual, as applicable, the following: (i) name, (ii) title or position (including whether full or part time), (iii) hire date, (iv) current annual base compensation rate, (v) commission, bonus or other incentive-based compensation paid during the prior fiscal year, and (vi) designation as either exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act.

(b) Neither the Company nor Wholesale Holdings is, nor has ever been, a party to or bound by any labor or collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Company’s Knowledge, purporting or attempting to represent any employee of the Company with respect to the Business. To the Knowledge of the Company, there is not, nor has there been within the last three years, any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime, arbitrations or other similar labor activity or dispute affecting the Company or Wholesale Holdings. There are no grievances, arbitrations, unfair labor practice charges, or other labor disputes pending or, to the Knowledge of the Company, threatened against the Company or Wholesale Holdings.

(c) No labor organization or group of employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. To the Knowledge of the Company, there is no organizing activity involving the Company pending or threatened by any labor organization or group of employees of the Company.

(d) To the Knowledge of the Company, no executive or key employee has notified the Company of his/her intention to terminate employment with the Company independently of or as a result of the transactions contemplated by this Agreement.

(e) Except as set forth on Section 3.14(e) of the Disclosure Schedule, to the Knowledge of the Company, each of the Company and Wholesale Holdings is and has been in compliance with all applicable Laws in all material respects pertaining to employment and employment practices to the extent they relate to the employees of the Company, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wage and hours, overtime compensation, child labor, health and safety, workers’ compensation, uniformed services employment, whistleblowers, leaves of absence and unemployment insurance. There are no Legal Proceedings pending against the Company or Wholesale Holdings, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Body or arbitrator in connection with the employment of any current or former employee, consultant or independent contractor, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws. There are no internal written complaints or reports by any current or former employee, consultant or independent contractor pursuant to the anti-harassment policy of the Company that are pending or under investigation by the Company.

(f) Assuming that following Closing, the Company makes bona fide offers of employment (or of continuing employment) commencing upon Closing Date to that number or percentage of employees and upon such terms so as to avoid applicability of WARN, the Company has complied with WARN.

(g) To the Knowledge of the Company, all employees of the Company are residing and/or working in the United States (i) free of any restrictions or limitations on their ability to accept employment lawfully in the United States and (ii) in compliance with all applicable Laws relating to immigration. No Legal Proceeding has been filed or commenced against the Company or, to the Company’s Knowledge, any employees thereof, that (A) alleges any failure to comply with any applicable Laws relating to immigration or (B) seeks removal, exclusion or other restrictions on (I) such employee’s ability to reside and/or accept employment lawfully in the United States and/or (II) the continued ability of the Company to sponsor employees for immigration benefits and, to the Knowledge of the Company, there is no reasonable basis for any of the foregoing. No Legal Proceeding is pending against the Company with respect to its compliance with applicable Laws relating to immigration in connection with its hiring practices.

Section 3.15 Litigation. Except as set forth in Section 3.15 of the Disclosure Schedule, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or Wholesale Holdings (or, to the Knowledge of the Company, pending or threatened against any of the officers, directors or key employees of the Company in relation to the Company or the Business) before any court or other Governmental Body or any arbitral tribunal. Neither the Company nor Wholesale Holdings is currently engaged in any Legal Proceeding to recover monies due it or for damages sustained by it. Neither the Company nor Wholesale Holdings is subject to any Order of any Governmental Body.

Section 3.16 Compliance with Laws; Permits.

(a) To the Knowledge of the Company, each of the Company and Wholesale Holdings is, and for the last three (3) years has been, in compliance in all material respects with all Laws applicable to it or the operation, use, occupancy or ownership of its assets or properties or the conduct of the Business. Neither the Company nor Wholesale Holdings has received written notice from any Governmental Body of any failure to comply with any Law. There is no investigation by a Governmental Body pending against or, to the Knowledge of the Company, threatened against the Company.

(b) Wholesale Holdings does not hold any Permits with respect to the Business. Section 3.16(b) of the Disclosure Schedule contains a complete and accurate list of each material Permit that is held by the Company or that otherwise relates to the Business. Each Permit listed or required to be listed in Section 3.16(b) of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 3.16(b) of the Disclosure Schedule: (i) the Company is, and has been for the last three (3) years, in material compliance with all of the terms and requirements of each Permit identified or required to be identified in Section 3.16(b) of the Disclosure Schedule; (ii) the Company has not received written notice from any Governmental Body regarding any (A) actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit listed or required to be listed in Section 3.16(b) of the Disclosure Schedule that has not been resolved without a penalty that continues to impact such Permit or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of any Permit listed or required to be listed in Section 3.16(b) of the Disclosure Schedule that has not been resolved without a penalty that continues to impact such Permit; and (iii) all applications required to have been filed for the most-recent renewal of the Permits identified or required to be identified in Section 3.16(b) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies. The Permits identified in Section 3.16(b) of the Disclosure Schedule collectively constitute all of the material Permits necessary to enable the Company to lawfully conduct and operate the Business and to own and use its assets in the manner in which it currently owns and uses such assets.

Section 3.17 Environmental Matters.

(a) The operations of the Company and Wholesale Holdings are currently and have been in compliance with all applicable Environmental Laws, except as would not cause a Company Material Adverse Effect.

(b) The Company has obtained and currently maintains all material Permits required under all applicable Environmental Laws necessary to operate the Business as currently conducted.

(c) Neither the Company nor Wholesale Holdings has received any written communication from a Governmental Body alleging either that it may be in violation of any Environmental Law or that it may have any Liability under any Environmental Law.

(d) To the Knowledge of the Company, neither the Company nor Wholesale Holdings has any material Liability in connection with the release of any Hazardous Materials at, on or under the Leased Properties.

(e) To the Knowledge of the Company, there is not located at any of the Leased Properties any underground storage tanks.

(f) The Company has made available to Parent or its representatives all environmental audits, studies, reports, analyses, and results of investigations that have been performed by or on behalf of the Company within the previous two years with respect to the Leased Properties.

Section 3.18 Insurance. Wholesale Holdings does not own any insurance policies. Section 3.18 of the Disclosure Schedule includes a true, correct and complete list and description, including policy number, coverage and deductible, of all insurance policies owned by the Company, true, correct and complete copies of which policies have been made available to Parent or its representatives by the Company. Such policies are in full force and effect, all premiums due thereon have been paid and the Company is not in default thereunder. Such insurance policies are sufficient for compliance with all applicable Laws and Material Contracts to which the Company is a party or by which it is bound. The Company has not received any written notice of cancellation or intent to cancel or materially increase premiums with respect to such insurance policies. Section 3.18 of the Disclosure Schedule also contains a list of all pending claims and any claims in the past year with any insurance company by the Company and any instances within the previous year of a denial of coverage of the Company by any insurance company.

Section 3.19 Receivables; Payables.

(a) Wholesale Holdings does not have any accounts receivable. The accounts receivable and notes receivable of the Company reflected in the Balance Sheet and arising after the date thereof have arisen in bona fide arm’s-length transactions in the ordinary course of business consistent with past custom and practice, and, subject to the allowance for doubtful accounts set forth in the Balance Sheet, to the Knowledge of the Company, all such receivables that have not previously been collected are valid and binding obligations of the account debtors without any counterclaims, setoffs or other defenses thereto. A complete list of all accounts receivable and notes receivable of the Company as of the date hereof is included in Section 3.19 of the Disclosure Schedule.

(b) Wholesale Holdings does not have any accounts payable. All accounts payable of the Company reflected on the Balance Sheet and arising after the date thereof are the result of bona fide transactions in the ordinary course of business.

Section 3.20 Inventory. Wholesale Holdings does not have any Inventory. All Inventory is in compliance in all material respects with the terms of the Floor Plan Agreement. All Inventory is owned by the Company free and clear of all Liens, except for Liens in connection with the Floor Plan.

Section 3.21 Customers and Suppliers.

(a) Wholesale Holdings does not have any customers or suppliers. Section 3.21(a) of the Disclosure Schedule sets forth a complete and correct list of the top ten (10) customers of the Company for the most recently ended fiscal year and for the eight (8) month period ended August 31, 2018 (the “Material Customers”) and the amount of sales to each such customer during such period.

(b) Section 3.21(b) of the Disclosure Schedule sets forth a complete and correct list of the top ten (10) suppliers of each of the Company for the most recently ended fiscal year and for the eight (8) month period ended August 31, 2018 (the “Material Suppliers”) and the amount of purchases from each such supplier during such period.

Section 3.22 Related Party Transactions

. Except as described in Section 3.22 of the Disclosure Schedule, neither the Company nor Wholesale Holdings has loaned or borrowed any amounts to or from, and does not have outstanding any Indebtedness or other similar obligations to or from, any Affiliate of the Company or Wholesale Holdings or any Stockholder. Except as described in Section 3.22 of the Disclosure Schedule, neither the Company nor any Affiliate of either of them nor, to the Knowledge of the Company, any officer or employee of any of them (i) has owned any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person that is (A) a competitor, supplier, distributor, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the Business, or (C) a participant in any material transaction to which the Company has been a party or (ii) has been a party to any Contract with the Company or engaged in any transaction or business with the Company or Wholesale Holdings. Neither the Company nor Wholesale Holdings has any Contract or understanding with any officer, director, employee or shareholder of the Company or Wholesale Holdings, or any Affiliate of any such Person that relates, directly or indirectly, to the subject matter of any Transaction Document or the consideration payable thereunder or that contains any terms, provisions or conditions relating to the entry into or performance of any Transaction Document by the Company or Wholesale Holdings.

Section 3.23 Brokers Fees. Neither the Company nor Wholesale Holdings has any Liability to pay any commissions or similar fees to any investment banker, broker or finder with respect to the transactions contemplated by this Agreement.

Section 3.24 Absence of Certain Business Practices. Except as set forth in Section 3.24 of the Disclosure Schedule, neither the Company nor Wholesale Holdings has, and no Stockholder, no Affiliate of a Stockholder nor, to the Knowledge of the Company, any agent of the Company or Wholesale Holdings, acting alone or together, has directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier or employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other Person who was, is or may be in a position to help or hinder the business of the Company or Wholesale Holdings (or assist the Company or Wholesale Holdings in connection with any actual or proposed transaction), in each case that (i) will subject the Company or Wholesale Holdings to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have had a material and adverse effect on the assets, Business, or operations of the Company or Wholesale Holdings, or (iii) if not continued in the future, would materially and adversely affect the assets, business, or operations of the Company or Wholesale Holdings. Except as set forth in Section 3.24 of the Disclosure Schedule, no Stockholder, no Affiliate of a Stockholder nor, to the actual knowledge of the Stockholders, any agent of the Company or Wholesale Holdings, acting alone or together, has received any rebates, payments, commissions or other economic benefits, regardless of their nature or type, from any customer, supplier or employee or agent of any customer or supplier that if not given in the past, in each case that (i) will subject the Company or Wholesale Holdings to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) would have had a material and adverse effect on the Business or Financial Statements of the Company.

Section 3.25 Bank Accounts; Powers of Attorney. Section 3.25 of the Disclosure Schedule sets forth:

(a) with respect to any borrowing or investment arrangements, deposit or checking accounts or safety deposit boxes of the Company or Wholesale Holdings, the name of the financial institution, the type of account and the account number; and

(b) the name of each Person holding a general or special power of attorney from or with respect to the Company or Wholesale Holdings and a description of the terms of each such power.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that the following statements are true and correct:

Section 4.1 Organization; Governing Documents. Each of Parent and Merger Sub is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the State of its incorporation or formation, as applicable, and has all requisite corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to carry on its business. Each of Parent, Merger Sub and their respective Subsidiaries is duly qualified or authorized to do business as a foreign company and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be in good standing would have a Material Adverse Effect on Parent, Merger Sub or their respective Subsidiaries. Parent has delivered to the Company accurate and complete copies of the Governing Documents, for Parent and its Subsidiaries. Schedule 4.1 lists, and Parent has delivered to the Company, accurate and complete copies of: (a) the charters of all committees of their respective boards of directors of Parent and its Subsidiaries; and (b) any code of conduct or similar policy adopted by Parent and its Subsidiaries, or by their respective boards of directors, or any committee of their respective boards of directors. Neither Parent nor any of its Subsidiaries has taken any action in breach or violation of any of the provisions of its Governing Documents nor is in breach or violation of any of the material provisions of their respective Governing Documents, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 4.2 Authorization and Enforceability. The execution, delivery and performance of the Agreement and Transaction Documents to which each of Parent and Merger Sub is a party have been duly authorized by all necessary action by or on behalf of Parent and Merger Sub, respectively. Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which each of Parent and Merger Sub is or will be a party has been or will be duly and validly executed and delivered and constitutes the valid and legally binding obligation of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Conflicts; Consent of Third Parties. Neither the execution and the delivery by each of Parent and Merger Sub of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby on the part of Parent and Merger Sub, will, with or without the passage of time or the giving of notice (a) conflict with, or result in the breach of, any provision of the Governing Documents of Parent or Merger Sub or (b) conflict with, violate, result in the breach or termination of, or constitute a default under, result in an acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, any Contract to which Parent or Merger is a party or by which Parent or Merger Sub or any of their properties or assets are bound.

Section 4.4 Brokers Fees. Neither Parent nor Merger Sub has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.5 No Proceedings. No suit, action or other proceeding is pending before any Governmental Body seeking to restrain or prohibit Parent or Merger Sub from entering into this Agreement or to prohibit the Closing or the performance of any other obligation hereunder.

Section 4.6 Capitalization. As of the Effective Date, the authorized capital stock of Parent consists of 1,000,000 shares of Class A Common Stock, of which 1,000,000 are outstanding as of the date hereof, 99,000,000 shares of Class B Common Stock, of which 14,438,291 are outstanding as of the date hereof, and 10,000,000 shares of preferred stock, including but not limited to Class B Preferred Stock, of which 0 shares are outstanding as of the date hereof. All of the issued and outstanding shares of Common Stock and shares of Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have been issued in compliance with all applicable Laws. Other than (x) 785,500 shares of Class B Common Stock reserved for issuance under the Parent Stock Incentive Plan, (y) 1,061,500 shares of Class B Common Stock underlying outstanding restricted stock units granted under the Parent Stock Incentive Plan, and (z) 300,068 shares of Class B Common Stock reserved for issuance underlying warrants, the Company had no shares of common stock or shares of preferred stock reserved for issuance as of the date of this Agreement. Except as set forth above, there are no outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, commitments, preemptive or other rights or agreements of any kind that obligate Parent to repurchase, redeem, acquire, issue or sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or that give any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth in Schedule 4.6 and as contemplated by this Agreement, there are no voting agreements, stock plans or other equity incentive plans, voting trusts, proxies, registration rights agreements, stockholder agreements or other Contracts with respect to any capital stock of Parent. As of the Closing Date, the authorized capital stock of Parent shall consist of 1,000,000 shares of Class A Common Stock, of which 1,000,000 shall be outstanding, 99,000,000 shares of Class B Common Stock, of which 17,468,291 shall be outstanding, and 10,000,000 shares of preferred stock, including but not limited to Class B Preferred Stock, of which no shares will be outstanding other than the Parent Consideration Shares.

Section 4.7 Issuance of Parent Consideration Shares. The issuance of the Parent Consideration Shares hereunder is duly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will have been issued in compliance with applicable securities Laws or exemptions therefrom, will not be issued in violation of any preemptive rights of any stockholder of Parent or any other Person and shall be issued and delivered by Parent to the Stockholders pursuant to this Agreement, free of any Liens, subject to the restrictions set forth herein and applicable securities Laws. The issuance of the Conversion Shares, when duly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will have been issued in compliance with applicable securities Laws or exemptions therefrom, will not be issued in violation of any preemptive rights of any stockholder of Parent or any other Person and shall be issued and delivered by Parent to the Stockholders, free of any Liens, subject to the restrictions set forth herein and applicable securities Laws. Parent is, and to Parent’s Knowledge shall remain, eligible to register secondary offerings of securities, including the resale of its Class B Common Stock with the SEC pursuant to a registration statement on Form S-3 under the Securities Act, and the resale registration of the Conversion Shares, may, and, as set forth in Section 5.8(e), shall be done in compliance with all applicable Laws and any applicable rules and regulations of Nasdaq.

Section 4.8 Parent SEC Reports; Financial Statements; Absence of Certain Developments.

(a) Since January 9, 2017, Parent has timely filed or furnished all SEC Reports required to be filed or furnished by it. Each of the SEC Reports at the time of its filing or being furnished complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received from the U.S. Securities and Exchange Commission (the “SEC”) with respect to any of the SEC Reports, and, to Parent and Merger Sub’s Knowledge, none of the SEC Reports is the subject of any ongoing review by the SEC. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the SEC Reports are accurate and complete in all material respects and comply as to form and content in all material respects with all applicable law.

(b) The financial statements of Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP and practices as in effect from time to time and applied on a consistent basis throughout the periods involved, except that unaudited financial statements may not contain all footnotes required by such accounting principles, but otherwise comply with Article X of Regulations S-X in respect of condensed interim financial statements, and fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, immaterial, year-end audit adjustments in accordance with GAAP consistently applied during the periods involved.

(c) Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. From January 1, 2017 through the date hereof, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Class B Common Stock on Nasdaq, other than such disclosures or documents that can be obtained on the SEC’s website at www.sec.gov.

(d) Parent maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by Parent is recorded and reported on a timely basis to the individuals responsible for the preparation of Parent’s SEC Reports and other public disclosure documents. Parent maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Parent, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements. No attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act.

(e) Parent’s auditor has at all times since January 1, 2017 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of Parent, “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Parent, in compliance with applicable subsections of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(f) Parent has disclosed, based on the most recent evaluation by its chief executive officer and its chief financial officer prior to the date hereof, to Parent’s auditors and the audit committee of Parent’s board of directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of the Parent’s board of directors any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting. Parent has delivered to the Company prior to the date hereof (A) a complete and correct summary of any such disclosure and (B) any material communication made by management or Parent’s auditors to the audit committee required or contemplated by listing standards of Nasdaq, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. No material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Parent’s employees regarding questionable accounting or auditing matters, have been received by Parent or, to the Knowledge of Parent, Parent’s independent registered public accounting firm.

(g) Since June 30, 2018, Parent has conducted its business in the ordinary course materially consistent with past practice. Since June 30, 2018, there has not been any Material Adverse Change with respect to Parent or any of its Subsidiaries nor has there occurred any event that is reasonably likely to result in a Material Adverse Change with respect to Parent or any of its Subsidiaries.

Section 4.9 Merger Sub. Merger Sub was formed solely for the purpose of consummating the Merger and engaging in the transactions contemplated hereby and has not conducted any operations or engaged in any business activities, other than those reasonably necessary to consummate the transactions contemplated hereby.

Section 4.10 No Other Representations and Warranties. Except for the representations and warranties of the Stockholders and the Company expressly set forth in ARTICLE II and ARTICLE III of this Agreement (including the related portions of the Disclosure Schedule), neither the Stockholders, nor the Company, nor any other Person has made or makes, and Parent and Merger Sub acknowledge and agree on behalf of themselves and any other Parent Indemnitee that they have not, will not and are not permitted to rely on, any other express or implied representation or warranty, either written or oral, whatsoever, including regarding the Stockholders, the Company, the Business, the completeness or accuracy of any information regarding the Business or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law. Notwithstanding the representations and warranties of the Stockholders and the Company set forth in ARTICLE II and ARTICLE III of this Agreement (including the related portions of the Disclosure Schedule), other than Section 3.3(b), Parent and Merger Sub acknowledge and agree on behalf of themselves and any other Parent Indemnitee that the Stockholders shall have no Liability for a breach of a representation or warranty if such breach is caused by the Reorganization.

ARTICLE V
COVENANTS

Section 5.1 Further Assurances.

(a) If any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request; provided, however, that no Party shall be required to incur any out-of-pocket expense in connection therewith if such Party is entitled to indemnity in connection therewith. The Stockholders shall reasonably cooperate with Parent to encourage each lessor, licensor, customer, supplier, or other business associate of the Company to maintain the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing, at Parent’s sole cost and expense. In addition, the Stockholders shall use reasonable efforts to cooperate with and provide reasonable assistance to Parent in connection with any securities or similar filings required under Law with respect to the Company and the transactions contemplated hereby, at Parent’s sole cost and expense.

(b) Following the Closing, in the event and for so long as Parent actively is involved in, contesting or defending against any Legal Proceeding in connection with any fact, situation, circumstances, status, condition, activity, practice, plan, occurrence, event, incident, action, Tax matter, failure to act, or transaction involving the Company or Wholesale Holdings and related to pre-Closing periods, each Stockholder shall cooperate reasonably with Parent and Parent’s counsel in such involvement, contest or defense, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with such contest or defense, all at the sole cost and expense of Parent (unless Parent is entitled to indemnification therefor hereunder).

Section 5.2 Names and Logos. From and after the Closing, no Stockholder will, and each Stockholder will cause its Affiliates (excluding, for the avoidance of doubt, the Company or the Surviving Company and its Affiliates) not to, use any names or logos incorporating or similar to “Wholesale, Inc.” or any derivatives thereof or any other trade name used in the Business.

Section 5.3 Tax Covenants.

(a) Parent, on the one hand, and Stockholders, on the other, agree, for all Tax purposes, to report the transactions effected pursuant to the Transaction Documents in a manner consistent with the terms of this Agreement and none of them shall take a position on any Tax return, before any Tax authority or in any judicial proceeding that is, in any manner, inconsistent with such treatment without the consent of the others or unless specifically required pursuant to a determination by an applicable Tax authority. The Parties shall promptly advise one another of the existence of any Tax audit, controversy or litigation related to the Tax treatment of the transactions effected pursuant to the Transaction Documents.

(b) Notwithstanding anything to the contrary set forth herein, one-half of any Tax (including sales Tax, use Tax, income Tax, or documentary stamp Tax) attributable to the Merger, or any other transaction contemplated in the Transaction Documents shall be paid by Stockholders and one-half of such Taxes shall be paid by Parent.

(c) For purposes of determining the Taxes of Wholesale Holdings and the Company through a particular date under all provisions of this Agreement, in the case of any Tax period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts for the portion of the period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Tax period of any partnership or other pass-through entity in which Wholesale Holdings or the Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes for a Straddle Period which relates to the portion of the period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period.

(d) Representative shall prepare or cause to be prepared, at the Representative’s expense, all income Tax Returns of Wholesale Holdings and the Company for all taxable periods ending on or prior to the Closing Date with an initial due date after the Closing Date (taking into account applicable extensions of time to file) (each, a “Company Pre-Closing Tax Return”). All Company Pre-Closing Tax Returns shall be prepared in accordance with applicable Law, and to the extent not inconsistent with applicable Law, the past practice of Wholesale Holdings and the Company in preparing Tax Returns. Representative shall provide Parent with each Company Pre-Closing Tax Return no later than thirty (30) days prior to the due date for such Company Pre-Closing Tax Return (taking into account applicable extensions of time to file) for Parent’s review, comment and filing. In case of any dispute regarding a Company Pre-Closing Tax Return provided to Parent for review and involving a disputed item that would have the effect of increasing the Tax liability of Wholesale Holdings or the Company for any period ending after the Closing Date, such dispute shall be resolved by the Neutral Accountant in accordance with the procedure analogous to the procedure set forth in Section 1.9. If any dispute with respect to a Company Pre-Closing Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which Representative deems correct, without prejudice to any party’s rights and obligations under this Section 5.3. At the request of Representative, Representative, on behalf of the Stockholders, and Parent shall cause the Escrow Amount to pay any Taxes shown as due on any such Company Pre-Closing Tax Returns, but excluding any Taxes taken into account in determining the Closing Net Working Capital. Otherwise, Representative, on behalf of the Stockholders, shall pay such amounts in cash (excluding any Taxes taken into account in determining the Closing Net Working Capital).

(e) Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns, other than those described in Section 5.3(d) for Wholesale Holdings and the Company that are filed after the Closing Date and, subject to the right to payment from the Escrow Account under the last sentence of this Section 5.3(e), Parent shall pay all Taxes shown as due on those Tax Returns. All such Tax Returns prepared by Parent that relate to a Pre-Closing Tax Period of the Company or with respect to which Stockholders may have an indemnification obligation under the terms of this Agreement (each, a “Parent Prepared Return”) shall be prepared in accordance with applicable Law, and to the extent not inconsistent with applicable Law, the past practice of the Company in preparing such Tax Returns. Parent shall provide Representative with each Parent Prepared Return prior to the due date for such Parent Prepared Return (taking into account applicable extensions of time to file) for Representative’s review, comment and approval. In case of any dispute regarding a Parent Prepared Return, such dispute shall be resolved by the Neutral Accountants in accordance with the procedure set forth in Section 1.9. If any dispute with respect to a Parent Prepared Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed (i) with respect to any such Tax Return for a Tax period that ends on or prior to the Closing Date, in the manner which Representative deems correct and (ii) with respect to any such Tax Return for a Tax period ending after the Closing Date, in the manner which Parent deems correct (it being understood that in either case such filing shall be done without prejudice to any party’s rights and obligations under this Section 5.3). Not later than five days prior to the filing of any such Tax Returns, Representative shall (A) consent to a payment from the Escrow Account to Parent in respect of any Taxes payable pursuant to Section 7.1(c) of this Agreement (excluding any Taxes taken into account in determining the Closing Net Working Capital) or (B) pay, on behalf of the Stockholders, any Taxes payable pursuant to Section 7.1(c) of this Agreement in cash (excluding any Taxes taken into account in determining the Closing Net Working Capital).

(f) The Parties will provide each other with such reasonable cooperation and information as any of them reasonably may request of another in filing any Tax Return or conducting any audit, investigation or other proceeding in respect of Taxes. Each such Party will make its employees and representatives available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such Party will make available all Tax Returns, schedules and work papers and all other records or documents relating to Tax matters of Wholesale Holdings or the Company in their possession or control, including audit reports received from any Tax authority relating to any Tax Return of Wholesale Holdings or the Company, until the expiration of the statute of limitations of the respective Tax periods to which such Tax Returns and other documents relate. Any non-public information obtained from the Parties under this Section 5.3(f) will be kept confidential, except as otherwise required by applicable Law.

(g) Except to the extent required by Law, neither Parent nor any Affiliate of Parent (including after the Closing, the Surviving Company or its Subsidiaries) shall amend or cause the Surviving Company to amend any Tax Return of Wholesale Holdings or the Company for any Pre-Closing Tax Period without the prior written consent of the Representative, which consent shall not be unreasonably withheld, condition or delayed. Without the prior written consent of the Representative (which consent shall not be unreasonably withheld, conditioned, or delayed), neither Parent nor any Affiliate of Parent shall (or shall cause the Surviving Company or its Subsidiaries to) seek any Tax audit or similar review (including but not limited to participation in any “voluntary disclosure program” or similar procedure with any Governmental Body) of Wholesale Holdings or the Company relating to any Pre-Closing Tax Period of the Company.

(h) If any Governmental Body issues to Wholesale Holdings or the Company or the Surviving Company a written notice of its intent to conduct any audit, examination, contest, litigation or other proceeding, suit or dispute with respect to Taxes of the Company (a “Tax Proceeding”) or relating to any Tax claim or deficiency, in each case for any Pre-Closing Tax Period (other than a Straddle Period) or with respect to any Tax for which the Stockholders could reasonably be expected to be responsible by reason of the indemnity provisions of this Agreement or otherwise, the Parent shall promptly (and in all events within ten (10) days of receipt) notify the Representative of its receipt of such communication from the Governmental Body; provided, however, that the failure to notify shall not affect the Stockholders’ obligations under the Agreement unless such failure has materially prejudiced the Representative in the defense of such Tax Proceeding and, solely to the extent, increased the amount of Taxes that would have been payable in the absence of such failure to promptly notify.

(i) The Representative shall have the right to represent the interests of the Company in any and all Tax Proceedings relating to Tax Returns or Taxes of Wholesale Holdings or the Company for any Pre-Closing Tax Periods to the extent that such Tax Proceeding (i) involves any Tax Returns of Wholesale Holdings or the Company for any Pre-Closing Tax Period; (ii) may affect the Tax liability of (or the amount of any Tax refund, credit or offset of) the Stockholders for any Pre-Closing Tax Period; or (iii) is reasonably be expected to give rise to indemnification obligations from the Stockholders under this Agreement. The Representative and Parent shall jointly agree on the conduct of any Tax Proceedings relating to any Straddle Period Tax Return to the extent that the Stockholders may have an indemnification obligation with respect to such Straddle Period Tax Return under this Agreement.

(j) In the event that Parent and, after the Closing, the Surviving Company or its Subsidiaries on the one hand, or the Representative on the other controls a Tax Proceeding of the Company or the Surviving Company (such party, the “Controlling Party”) and the outcome of the Tax Proceeding would reasonably be expected to give rise to an indemnification obligation under this Agreement by the other party (the “Participating Party”), then (i) the Controlling Party shall control such contest diligently and in good faith; (ii) the Controlling Party shall keep the Participating Party reasonably informed regarding the status of such Tax Proceeding and shall provide to Participating Party copies of any and all correspondence received from the Tax authority related to such Tax Proceeding; (iii) the Participating Party, at their sole cost and expense, shall have the right to participate, or cause the Company, Surviving Company or its Subsidiaries, to participate in such Tax Proceeding and in connection therewith, the Controlling Party shall provide the Participating Party with the opportunity to attend conferences with the Tax authority and to review and provide comments with respect to written responses provided to the Tax authority, and (iv) the Controlling Party shall not settle, resolve, compromise or abandon (and shall not allow the Company or the Surviving Company to settle, resolve, or abandon) such Tax Proceeding without the prior written permission of the Participating Party (which shall not be unreasonably withheld, conditioned or delayed). Parent shall promptly notify the Representative in writing upon receipt by Parent or any Affiliate of Parent (including the Company or the Surviving Company) of any pending or threatened Tax Proceedings relating to the Company or the Surviving Company or the income, properties or operations of the Company, the Surviving Company or any of its Subsidiaries for any Tax period ending on or prior to the Closing Date or any Straddle Period.

(k) Parent shall, and shall cause the Surviving Company and its Subsidiaries to remit, to the Representative within ten (10) days after receipt (or realization by way of a reduction in Taxes otherwise payable) by the Parent, the Surviving Company or its Subsidiaries (or a Tax group of which any of them is a member), the portion of all refunds or credits of Taxes that relate to any Pre-Closing Tax Period (or Tax that is or would be the responsibility of the Stockholders under this Agreement). Parent, the Surviving Company and its Subsidiaries (and any Tax group of which the Surviving Company or any of its Subsidiaries is a member) shall reasonably cooperate with the Representative in connection with, any claims for refund of Taxes to which the Representative or the Stockholders are entitled pursuant to this Section 5.3(k).

(l) None of Parent, the Company, the Surviving Company or any of its Subsidiaries, or the Stockholders shall take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 5.4 Non-Competition; Non-Solicitation.

(a) Each Stockholder acknowledges that it is familiar with the trade secrets and other confidential information of the Company and Wholesale Holdings. Therefore, and in further consideration of the compensation to be paid to Stockholders hereunder, each Stockholder agrees to the covenants set forth in this Section 5.4 and acknowledges that Parent would not have entered into this Agreement but for Stockholders’ agreement to the restrictions set forth in this Section 5.4.

(b) For a period of three (3) years from and after the Closing Date, no Stockholder shall, directly or indirectly, own, operate, lease, manage, control, engage in, invest in, lend to, own any debt or equity security of, permit its name to be used by, act as consultant or advisor to, or render services for (alone or in association with any person, firm, corporate or other business organization), any Person in any business that is competitive with the Business; provided, however, that nothing herein shall prohibit (i) a Stockholder from doing any of the foregoing directly or indirectly for, in connection with, or on behalf of, Parent and its Affiliates or (ii) a Stockholder being a passive, beneficial owner of less than five percent (5%) of the outstanding securities of any publicly-traded corporation other than Parent.

(c) For a period of three (3) years from and after the Closing Date, no Stockholder shall directly or indirectly: (i) induce or attempt to induce any person who is, or was within three (3) months of any such inducement, an employee or consultant of the Company, Wholesale Holdings, Parent, the Surviving Company or any of their respective Subsidiaries (collectively, the “Company Parties”) to leave the employ of, or engagement with, any of the Company Parties, or in any way interfere with the relationship between any of the Company Parties and any employee or consultant thereof, (ii) hire or engage any person who is or was within three (3) months prior to such hiring or engaging an employee or consultant to the Company Parties, or (iii) induce or attempt to induce any person or entity who is a customer, supplier, licensee, licensor or other business relation of any of the Company Parties to cease doing business with any of the Company Parties, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, or business relation and any of the Company Parties. No Stockholder shall ever make or publish any statement or communication that is materially disparaging with respect to any of the Company Parties, or any of their respective executive officers or directors; provided that the foregoing shall not prohibit any Stockholder from (i) responding truthfully to any valid request made pursuant to any Legal Proceeding or (ii) making any claims under this Agreement.

(d) The Parties hereto acknowledge and agree that Parent and each of its Affiliates, successors and assigns would suffer irreparable harm from a breach of this Section 5.4 by any Stockholder and that money damages would not be an adequate remedy for any such breach. Therefore, in the event a breach or threatened breach of this Section 5.4, Parent and each of its Affiliates or their respective successors and assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance, injunctive and other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security and at the expense of the breaching Stockholder, including reasonable attorneys’ fees and expenses). The restrictive covenants set forth in this Section 5.4 shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Parent, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of any restrictive covenant contained in this Section 5.4. Parent has fully performed all obligations entitling it to the restrictive covenants set forth in this Section 5.4, and such restrictive covenants therefore are not executory or otherwise subject to rejection under chapter 11 of title 11 of the United States Code.

(e) If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 5.4 to be invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by Law. In addition, in the event of an alleged breach or violation by any Stockholder of this Section 5.4, the three (3) year period described in clauses (b) and (c) above shall be tolled with respect to such Stockholder until such breach or violation has been duly cured. Each Stockholder agrees that the restrictions contained in this Section 5.4 are reasonable.

(f) No portion of the Merger Consideration shall be allocated to the non-competition/non-solicitation provisions set forth in this Section 5.4, as such provisions are not intended to be compensatory in nature but rather such agreements are sought to protect Parent’s investment in the acquired goodwill of the Company and no separate consideration is being paid therefor.

Section 5.5 Resignations. At the Closing, the Company and Wholesale Holdings shall deliver to Parent written resignations, effective as of the Closing Date, of the officers and directors of the Company and Wholesale Holdings requested by Parent at least three (3) Business Days prior to the Closing.

Section 5.6 Tangible Property. On the Closing Date, Stockholders shall deliver to the Company possession of all tangible property belonging to the Company or Wholesale Holdings that is in their personal possession or under their control.

Section 5.7 Discharge of Affiliate Obligations. Prior to the Closing, Stockholders shall cause all Indebtedness of the Company or Wholesale Holdings to any of Stockholders or any of their respective Affiliates to be satisfied or cancelled, and Stockholders shall cause all Indebtedness of any of Stockholders or any of their respective Affiliates to the Company or Wholesale Holdings to be satisfied or cancelled.

Section 5.8 Conversion of Parent Consideration Shares; Registration.

(a) As soon as practicable after the Closing, and in any event within 30 days, Parent, Chesrown, and Berrard shall use their best efforts to take any actions to seek and obtain any required consent from the board of directors and the stockholders of Parent to provide for the conversion of the Parent Consideration Shares into shares of Class B Common Stock (the stockholders’ consent, the “Conversion Consent,” and the shares of Class B Common Stock issuable upon conversion of the Parent Consideration Shares, the “Conversion Shares”). After the date the Conversion Consent becomes effective in accordance with its terms (the “Consent Date”), Parent shall, and Chesrown, and Berrard shall cause Parent to, cause the Conversion Shares to be duly authorized and reserved for issuance upon conversion of the Parent Consideration Shares as described in this Section 5.8.

(b) As soon as practicable after the Reviewed Financial Statements Delivery Date, and in any event within 10 days of the Reviewed Financial Statements Delivery Date, Parent will (i) file with the SEC a preliminary information statement of the type contemplated by and in accordance with Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act) and containing the information specified in Schedule 14C under the Exchange Act concerning the Conversion Consent, the Merger, and the other transactions contemplated by this Agreement, including the conversion of the Parent Consideration Shares and the issuance of the Conversion Shares (the “Information Statement”) and (ii) use its best efforts to obtain approval from the Nasdaq for the listing of the Conversion Shares (the “Nasdaq Approval”) . As soon as practicable after approval (or lack of further comment) from the SEC with respect to the preliminary Information Statement, Parent will mail to its stockholders a definitive Information Statement (the actual date of such mailing, the “Mailing Date”). The Parties acknowledge and agree that the unaudited condensed balance sheet of the Company as at September 30, 2018 and the related audited statements of income and retained earnings, stockholders’ equity and of cash flows of the Company for the nine-month period then ended (the “Reviewed Financial Statements”) are currently being prepared by Henderson Hutcherson & McCullough, PLLC, and must be delivered prior to the filing of the Information Statement. Each Party hereby covenants and agrees to use commercially reasonable efforts to ensure that the Reviewed Financial Statements are delivered as soon as possible following the Closing Date (such actual date of delivery, the “Reviewed Financial Statements Delivery Date”).

(c) The Stockholders shall use commercially reasonable efforts to provide promptly to Parent such information concerning the Company’s business affairs and financial statements and any information concerning the Stockholders to the extent applicable, and shall direct that their counsel and auditors cooperate with Parent’s counsel and accountants in the preparation of the Information Statement. Company and Stockholders will use commercially reasonable efforts to ensure that none of the information supplied, or to be supplied, by the Company or the Stockholders in writing specifically for inclusion in the Information Statement shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. If any Stockholder obtains Knowledge that any information provided by any Stockholder or the Company in writing specifically for inclusion in the Information Statement is discovered or any event occurs with respect to any Stockholder or the Company, or any change occurs with respect to the other information provided by any Stockholder or the Company included in the Information Statement that is required to be described in an amendment of, or a supplement to, the Information Statement so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Stockholders shall notify Parent promptly of such event.

(d) As soon as practicable after the later of (i) 21 days after the Mailing Date and (ii) receipt of the Nasdaq Approval, Parent shall cause the Conversion Shares to be issued in book-entry form to the Stockholders in exchange for and upon receipt by the Company’s transfer agent of certificates representing the Parent Consideration Shares.

(e) As soon as practicable after the issuance of the Conversion Shares to the Stockholders, and in any event within 10 days, Parent shall file a Registration Statement on Form S-3 (or any successor to Form S-3) with the SEC, registering for resale the Conversion Shares and shall use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter. If Parent is not Form S-3 eligible at the time of filing, Parent shall file a Registration Statement for a Shelf Registration on Form S-1 (or any successor to Form S-1) and cause it to be declared effective as soon as practicable. In the event that Parent files on a Form S-1 and thereafter becomes eligible to register the Conversion Shares on Form S-3, Parent shall, after consultation with and receipt of consent by the Stockholders, use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after Parent becomes so eligible. Parent shall use its commercially reasonable efforts, (a) to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq the requisite notification and forms for the listing of the Conversion Shares, and to cause such shares to be approved for listing (subject to official notice of issuance) prior to issuance.

(f) Parent, Chesrown, and Berrard covenant and agree not to amend, rescind or revoke the Board Consents or the Majority Consent.

Section 5.9 Parent Stock Incentive Plan. As soon as practicable following the Closing Date, Parent will issue restricted stock units from the Parent Stock Incentive Plan to such employees of the Company and in such amounts as set forth on Schedule 5.9, which restricted stock units shall be issued subject to the vesting schedule set forth on Schedule 5.9. The issuance of these restricted stock units shall be made pursuant to grant agreements in substantially the form attached hereto as Schedule 5.9. Immediately following the Closing Date, Parent shall make such filings and seek such approvals as necessary to ensure the shares of Class B Common Stock underlying the units are registered on Form S-8 promptly following the Closing Date. Parent covenants and agrees not to amend, rescind or revoke the Incentive Consent.

Section 5.10 Parent Observer and Information Rights

(a) . For so long as Representative and/or an Affiliate of Representative is the beneficial owner of no less than 500,000 shares of Class B Preferred Stock and/or Class B Common Stock and/or securities convertible into no less than 500,000 shares of Class B Preferred Stock and/or Class B Common Stock, in the aggregate (the “Minimum Threshold”), Representative shall have the option, upon written notice to Parent, to appoint one individual as a non-voting observer to Parent’s board of directors (a “Board Observer”). Any Board Observer shall be entitled to attend all meetings of Parent’s board of directors and any committees of Parent’s board of directors and to receive all information provided to the members of Parent’s board of directors or its committees (including minutes of previous meetings of Parent’s board of directors or such committees); provided, that (i) the Board Observer shall not be entitled to vote on any matter submitted to Parent’s board of directors or any of its committees nor to offer any motions or resolutions to Parent’s board of directors or such committees and (ii) the Board Observer shall have entered into a confidentiality agreement on terms reasonably satisfactory to Parent prior to the exercise of the rights contained in this paragraph.

So long as Representative and/or an Affiliate of Representative own, in the aggregate, the Minimum Threshold, Representative shall have the option, upon written notice to Parent, to receive all information provided to the members of Parent’s board of directors or its committees (including minutes of previous meetings of Parent’s board of directors or such committees).

Section 5.11 Employee Matters. Parent hereby covenants and agrees that, for a period commencing upon the Closing Date and ending one year following the Closing Date (or if shorter, during the period of employment), Parent shall, or it shall cause the Surviving Company and its Subsidiaries (including the Company) to, (i) provide each employee of the Company as of the Closing Date who is then employed by the Company, the Surviving Company or its Subsidiaries (each, an “Employee”) with at least the same level of base salary that was provided to each such Employee immediately prior to the Closing Date, (ii) provide each Employee who has been with the Company for at least one year prior to the Closing Date with an incentive compensation opportunity that is at least equal to that provided to such Employee immediately prior to the Closing Date and (iii) provide the Employees with employee benefits that are no less favorable in the aggregate than the employee benefits provided to such Employees immediately prior to the Closing Date. Employees shall receive credit for their service on or prior to the Closing Date with the Company for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding the vesting of awards granted pursuant to Section 5.9) under any employee benefit plan, program or arrangement established or maintained by Parent, the Company, the Surviving Company or any of their respective Subsidiaries under which each Employee may be eligible to participate on or after the Closing Date to the same extent recognized by the Company under comparable plans immediately prior to the Closing Date. Such plan, program or arrangement shall credit each such Employee for service accrued or deemed accrued on or prior to the Closing Date with the Company. As soon as is practicable following the Closing Date, Parent shall cause the Company to, and Representative shall, negotiate in good faith with respect to the terms of a consulting agreement between such parties. As soon as is practicable following the Closing Date, Parent shall cause the Company to, and Steve Watson and Chad Cunningham shall, negotiate in good faith with respect to the terms of employment agreements between such respective parties. For the avoidance of doubt, no Employee or any other current or former employee of the Company shall be guaranteed employment hereby or be a third-party beneficiary with respect to this Section 5.11.

Section 5.12 Estoppel Certificates.

(b)   Upon Parent’s request, the Stockholders shall use commercially reasonable efforts to assist Parent in Parent’s efforts to obtain, within thirty (30) days of the Closing Date, duly executed estoppel certificates for those Real Property Leases (other than the New Leases).

Section 5.13 Efforts to Consummate Transaction. The Company, Wholesale Holdings and the Stockholders shall use best efforts to take all action required of such Party and do all things necessary, proper or advisable on its part in order to cause the satisfaction of the conditions set forth in Section 6.1 on or prior to October 30, 2018 (and if the Closing has not occurred on or prior to such date, on the earliest date thereafter until Closing). Parent and Merger Sub shall use best efforts to take all action required of such Party and do all things necessary, proper or advisable on its part in order to cause the satisfaction, but not waiver, of the conditions set forth in Section 6.2 on or prior to October 30, 2018 (and if the Closing has not occurred on or prior to such date, on the earliest date thereafter until Closing).

ARTICLE VI
CLOSING CONDITIONS

Section 6.1 Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by applicable Law) may be waived by Parent and Merger Sub:

(a) The representations and warranties of Wholesale Holdings, the Company and Stockholders (i) contained in Article II and Article III (other than those set forth in clause (ii) below) of this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect or similar qualification) both as of the date of this Agreement and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect or similar qualification) as of such date), except where the failure to be so true and correct has not had a Company Material Adverse Effect, and (ii) contained in Sections 3.1, 3.3(a), 3.7 (b), (d)-(q), 3.10(c) and 3.22-3.25 of this Agreement shall be true and correct both as of the date of this Agreement and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct would not be material to the Company and Wholesale Holdings, taken as a whole.

(b) There shall not have occurred a Company Material Adverse Effect on or after the Effective Date and prior to Closing.

(c) No temporary restraining order, preliminary or permanent injunction, cease and desist Order or other Order issued by any Governmental Body, shall be in effect prohibiting or preventing the transactions contemplated by this Agreement.

(d) Wholesale Holdings, the Company, and/or the Stockholders, as applicable, shall have delivered the following to Parent:

(e) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company representing that the conditions set forth in Section 6.1(a) and Section 6.1(b) have been satisfied (the “Company Closing Certificate”);

(f) a fully-executed stock power of each Stockholder;

(g) a certificate of the secretary of each of Wholesale Holdings and the Company certifying to (A) the articles of organization or incorporation (as applicable), as amended, of the Company and stating that no amendments have been made to such articles of organization or incorporation, as applicable, since such date, (B) all other Governing Documents of each such entity, and (C) the adoption of resolutions by each such entity approving the transactions contemplated by the Transaction Documents;

(h) a properly executed affidavit from each Stockholder in a form satisfactory to Parent, certifying that such Stockholder is not a foreign person within the meaning of Section 1445 of the Code;

(i) the Escrow Agreement, duly executed and delivered by the Representative;

(j) the General Release, duly executed and delivered by each Stockholder and the Company;

(k) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), duly executed and delivered by each Stockholder;

(l) resignations of the officers and directors of the Company and Wholesale Holdings pursuant to Section 5.5; and

(m) new leases with respect to the Leased Properties owned by Affiliates of the Stockholders, substantially in the form attached hereto as Exhibit D (the “New Leases”), executed by the Company and the applicable landlord.

(n) The conditions set forth in Section 6.1 of the MIPA shall have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the closing of the transactions contemplated by the MIPA).

Section 6.2 Conditions to Obligation of Wholesale Holdings, the Company, and Stockholders. The obligation of Wholesale Holdings, the Company and the Stockholders to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by applicable Law) may be waived by Wholesale Holdings, the Company and the Stockholders:

(a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect or similar qualification, which shall be true and correct in all respects) both as of the date of this Agreement and as of the Closing, other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date. The covenants and agreements contained in this Agreement to be complied with by Parent and Merger Sub at or before the Closing shall have been complied with in all material respects.

(b) There shall not have occurred a Material Adverse Effect with respect to Parent or Merger Sub on or after the Effective Date and prior to Closing.

(c) No temporary restraining order, preliminary or permanent injunction, cease and desist Order or other order issued by any Governmental Body shall be in effect prohibiting or preventing the transactions contemplated by this Agreement.

(d) the Parent Consideration Shares will be issued by Parent to the Stockholders in accordance with Schedule 2 hereto;

(e) Parent shall have delivered the following to Representative:

(i) a certificate, dated as of the Closing Date, executed by a duly authorized officer of Parent and Merger Sub representing that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied (the “Parent Closing Certificate”);

(ii) a certificate of the secretary of Parent and Merger Sub certifying to (A) the certificate of incorporation, as amended, of such entity, certified by the Secretary of State of the jurisdiction in which each such entity is incorporated or organized, as of a recent date, and stating that no amendments have been made to such certificate of incorporation (or similar incorporation or formation documents) since such date, (B) all other Governing Documents of such entity, (C) the adoption of resolutions by the board of directors or similar governing body (and, with respect to Parent, the pricing committee of the board) of such entity approving the transactions contemplated by the Transaction Documents (the “Board Consents”), (D) the adoption of resolutions by the compensation committee of Parent approving the grants contemplated by Section 5.9 (the “Incentive Consent”), and (E) the written consent of the holders of a majority of the voting rights of Parent approving the conversion of the Parent Consideration Shares into shares of Class B Common Stock (the “Majority Consent”);

(iii) evidence satisfactory to the Stockholders of the termination of all guarantees of the Stockholders of the Floor Plan;

(iv) evidence satisfactory to the Stockholders of the release of any liens on the assets and properties of the Stockholders and their respective Affiliates related to the Floor Plan;

(v) a good standing certificate, as of a recent date, for each of Parent and Merger Sub certified by the Secretary of State of the state of its incorporation;

(vi) the Escrow Agreement, duly executed and delivered by Parent and the Escrow Agent; and

(vii) the Registration Rights Agreement, duly executed and delivered by Parent.

(f) The Representative shall be satisfied that the Merger will qualify, for U.S. federal income Tax purposes, as a reorganization within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, and that this Agreement, as to the Merger, constitutes a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations.

(g) The conditions set forth in Section 6.2 of the MIPA shall have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the closing of the transactions contemplated by the MIPA).

ARTICLE VII
INDEMNIFICATION

Section 7.1 Indemnity Obligations of Stockholders.

Subject to the limitations set forth herein, each Stockholder, jointly and severally (except with respect to ARTICLE II hereof, which shall be severally, but not jointly), covenants and agrees to defend, indemnify and hold harmless Parent, Merger Sub and their respective Affiliates (including, after the Closing, the Surviving Company and its Subsidiaries) (collectively, and for the avoidance of doubt excluding any Stockholder or Affiliate thereof, the “Parent Indemnitees”), from and against, and to pay or reimburse Parent Indemnitees for, any and all claims, Liabilities, obligations, losses, fines, costs, proceedings or damages, including all reasonable fees and disbursements of counsel incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”), based on, resulting from, arising out of or relating to:

(a) any breach of any representation or warranty of any Stockholder, Wholesale Holdings or the Company contained in this Agreement or the Company Closing Certificate, it being understood that, in determining the amount of any Losses (but, for the avoidance of doubt, not whether or not a misrepresentation or breach has occurred) in connection with a claim under this Section 7.1(a), all representations and warranties shall be read without regard and without giving effect to any materiality or Material Adverse Effect or similar qualification contained therein (as if such qualification were deleted from such representation or warranty);

(b) any failure of any Stockholder, the Company, Wholesale Holdings or the Representative to perform any covenant or agreement of such Party made or contained in this Agreement or any Transaction Document, or fulfill any obligation in respect thereof;

(c) any Taxes of Wholesale Holdings or the Company with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning before and ending after the Closing Date to the extent allocable to the portion of the period beginning before and ending on the Closing Date);

(d) any Company Transaction Expenses or Change of Control Payments to the extent not accounted for in the determination of Closing Cash Consideration; and

(e) dissenters’, appraisal or similar rights asserted by a stockholder of Wholesale Holdings or equityholder of the Company under any Law.

Section 7.2 Indemnity Obligations of Parent. From and after the Closing, Parent, the Company and the Surviving Company, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Stockholders and their respective Affiliates from and against any and all Losses based on, resulting from, arising out of or relating to:

(a) any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement or the Parent Closing Certificate, it being understood that, in determining the amount (but, for the avoidance of doubt, not whether or not a misrepresentation or breach has occurred) of any Losses in connection with a claim under this Section 7.2(a), all representations and warranties shall be read without regard and without giving effect to any materiality or Material Adverse Effect or similar qualification contained therein (as if such qualification were deleted from such representation or warranty); and/or

(b) any failure of Parent or Merger Sub to perform any covenant or agreement of such Party made or contained in this Agreement or any Transaction Document, or fulfill any other obligation in respect thereof.

Section 7.3 Indemnification Procedures.

(a) Third Party Claims. In the case of any claim asserted by a third party (a “Third Party Claim”) against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. If the Indemnifying Party provides a written notice to the Indemnified Party within fifteen (15) days after its receipt of notice of such claim that it will, subject to the limitations set forth herein, including without limitation, the Cap and the Basket, indemnify and hold the Indemnified Parties harmless from all Loss related to such Third Party Claim for which the Indemnified Party would be entitled to indemnification under this ARTICLE VII, the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of such Third Party Claim or any litigation with a third party resulting therefrom; provided, however, that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to approval of the Indemnified Party, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expense, (iii) the failure by any Indemnified Party to give notice of a Third Party Claim to the Indemnifying Party as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that, as a result of such failure to give notice, the defense against such claim is materially impaired, and (iv) the fees and expenses incurred by the Indemnified Party prior to the assumption of a Third Party Claim hereunder by the Indemnifying Party shall be borne by the Indemnifying Party. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such Third Party Claim. Notwithstanding anything herein to the contrary, the Indemnifying Party shall not be entitled to assume control of the defense against a Third Party Claim if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation; (2) the claim seeks an injunction, specific performance or any other equitable or non-monetary relief against the Indemnified Party; (3) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; (4) the Indemnifying Party fails to prosecute or defend such claim in a timely manner; or (5) taking into account the Cap, the Indemnified Party is reasonably likely to have Losses with respect to such Third Party Claim for which it will not be indemnified that exceed the amount of Losses for which it will be indemnified; provided, however, that in the case of clause (5), the Indemnifying Party may participate in such defense at the Indemnifying Party’s expense. If the Indemnifying Party does not accept the defense of a Third Party Claim within thirty (30) days after receipt of the written notice thereof from the Indemnified Party described above, the Indemnified Party shall have the full right to defend against any such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any Third Party Claim and the records of each shall be reasonably available to the other with respect to such defense.

(b) Non-Third Party Claims. With respect to any claim for indemnification hereunder which does not involve a Third Party Claim, the Indemnified Party will give the Indemnifying Party written notice of such claim. The Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within fifteen (15) days of receipt of notice of such claim from the Indemnified Party. If the Indemnifying Party shall dispute such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within such fifteen (15) day period. If the Indemnifying Party shall fail to provide written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full, subject to the limitations set forth herein, and to have waived any right to dispute such claim.

Section 7.4 Expiration of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing until the date which is one (1) year after the Closing Date (the “General Survival Period”), subject to Section 7.5(c). All of the covenants and agreements and related indemnification obligations under Section 7.1 and Section 7.2 (other than Section 7.1(a) and Section 7.2(a) which shall survive as set forth in the previous sentence) shall survive the Closing until the first to occur of (i) the expiration by their terms of the obligations of the applicable Party under such covenant or agreement, (ii) such covenant or agreement being fully performed or fulfilled, unless non-compliance with such covenants or agreements is expressly waived in writing by the party entitled to such performance, or (iii) the date that is one (1) year following the Closing Date (provided, that solely with respect to the covenant set forth in Section 5.4, the time period set forth in this clause (iii) shall be forty-two (42) months) (the “Covenant Survival Period” and, together with the General Survival Period, as applicable, the “Survival Period”). Notwithstanding the foregoing, the covenants and agreements set forth in: (a) Section 5.1 and Section 5.4 shall survive for three (3) years following the Closing Date; (b) Section 5.3 shall survive for five (5) years following the Closing Date; and (c) Section 5.2, Section 5.8 and Section 5.10 shall survive indefinitely. Each Party’s indemnification obligations pursuant to this ARTICLE VII shall terminate at the expiration of the applicable Survival Period; provided, however, that the Survival Period shall not affect the Parties’ rights and obligations with respect to any claim thereunder (a) if written notice of a breach thereof is made in accordance with this ARTICLE VII and Section 9.6 on or prior to 11:59 p.m. Central Time on the expiration date of the applicable Survival Period and (b) such claim is made in respect of Losses incurred prior to the expiration date of the applicable Survival Period, and any such claim may thereafter be pursued until such claim is resolved in full.

Section 7.5 Certain Limitations; Calculation of Losses; Mitigation. The indemnification provided for in Section 7.1 and Section 7.2 shall be subject to the following limitations:

(a) Stockholders shall not be liable to Parent Indemnitees for indemnification pursuant to Section 7.1(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.1(a) of this Agreement and Section 7.1(a) of the MIPA exceeds $400,000 (the “Basket”), in which event Stockholders shall be required to pay or be liable for such Losses solely in excess of the amount of the Basket, subject to the other limitations set forth herein. Stockholders and Sellers (as defined in the MIPA) shall not be liable to Parent Indemnitees for indemnification pursuant to Section 7.1 of this Agreement and Section 7.1 of the MIPA after the aggregate amount of all Losses in respect of indemnification under Section 7.1 of this Agreement and Section 7.1 of the MIPA exceeds the Escrow Amount (the “Cap”). For the avoidance of doubt, the Parties acknowledge and agree that, in addition to this Agreement, the Basket, Cap and Escrow Account shall be applicable to and aggregated across the indemnification obligations under the MIPA.

(b) Parent shall not be liable to Stockholders for indemnification under Section 7.2(a) of this Agreement and Section 7.2(a) of the MIPA until the aggregate amount of all Losses in respect of indemnification under Section 7.2(a) of this Agreement and Section 7.2(a) of the MIPA exceeds the Basket, in which event Parent shall be required to pay or be liable for all such in excess of the amount of the Basket, subject to the other limitations set forth herein. Stockholders shall not be indemnified pursuant to Section 7.2(a) of this Agreement and Section 7.2(a) of the MIPA with respect to any Loss if the aggregate amount of all Losses for which Stockholders have received indemnification pursuant to Section 7.2(a) of this Agreement and Section 7.2(a) of the MIPA has exceeded the Cap.

(c) Notwithstanding anything to the contrary set forth herein, nothing herein, including without limitation any Survival Period, shall operate to limit the common law liability of any Stockholder to Parent or the Surviving Company for Fraud, which will be extended to the statute of limitations in such events.

(d) For the purposes of calculating Losses to which Parent Indemnitees are entitled under this ARTICLE VII, (i) such Losses shall not include any punitive, special, indirect, exemplary or consequential damages, damages for lost profits, damages for diminution in value or business interruption or damages computed on a multiple of earnings or similar basis; (ii) such Losses shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty, covenant or agreement; (iii) such Losses shall not include Losses related to any matter that was subject to or could have been taken into account in the determination of the amount of any post-Closing adjustment pursuant to Section 1.9; (iv) such Losses shall be reduced by the amount of any proceeds that any Parent Indemnitee receives pursuant to the terms of any insurance policies, net of any related increase in premiums associated with such insurance policies as a result of making such claims; provided, however, such Parent Indemnitee shall promptly reimburse the Stockholders for any subsequent recoveries for such sources if previously indemnified hereunder so as to avoid a double recovery; and (v) such Losses shall be reduced by the amount of any prior or subsequent recovery by a Parent Indemnitee with respect to such Losses; provided, however, such Parent Indemnitee shall promptly reimburse the Stockholders for any subsequent recoveries for such sources if previously indemnified hereunder so as to avoid a double recovery. Without limiting Parent’s rights to pursue indemnification hereunder, Parent Indemnitees covenant and agree to use commercially reasonable efforts to pursue recovery for Losses under any available insurance coverage and to use commercially reasonable efforts to pursue payment under any agreement, contract, arrangement or commitment pursuant to which a Parent Indemnitee is entitled to indemnification for any Loss for which a Parent Indemnitee seeks indemnification pursuant to this ARTICLE VII.

(e) Each Party shall use its respective commercially reasonable efforts to mitigate the character and amount of any of its Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. The Parties acknowledge and agree that any reasonable out-of-pocket fees, costs or expenses incurred in connection with such mitigation efforts shall themselves constitute Losses, to the extent the Losses mitigated would have been indemnifiable pursuant to this ARTICLE VII, but not in an amount in excess of the amount by which such Losses were actually mitigated.

(f) If an indemnification obligation under this ARTICLE VII arises in respect of any indemnifiable event (i) for which a Parent Indemnitee receives indemnification from the Escrow Amount or the Stockholders and (ii) which results in any Tax benefit to a Parent Indemnitee or their Affiliates for any taxable period which would not, but for such indemnifiable event, be available to such Parent Indemnitee, then Parent shall pay, or shall cause to be paid, to Representative for the account of the Stockholders the amount of any such Tax benefit, to the extent then determined, pro rata to each Stockholder, an aggregate amount equal to the actual Tax saving produced by such Tax benefit.

(g) Notwithstanding anything to the contrary contained herein, no claim for Losses may be asserted by Parent or claimed by any Parent Indemnitee as a breach of any provision of this Agreement or may otherwise be a subject of indemnity or reimbursement from the Escrow Account or Stockholders hereunder with respect to any of the following: (i) the value or condition of any Tax asset of the Company (unless accrued in the Net Working Capital calculation); (ii) the ability of Parent, the Company, the Surviving Company or their Affiliates to utilize any Tax asset following the Closing, (iii) any Tax filing positions taken in any Tax period ending after the Closing Date (except Straddle Periods, to the extent provided herein).

Section 7.6 Indemnification Payments to Parent Indemnitees. Any indemnification to which Parent Indemnitees are entitled under this ARTICLE VII as a consequence of any Losses they may suffer shall be made as a release to Parent Indemnitees solely from the Escrow Account in accordance with the terms of the Escrow Agreement of a number of Parent Consideration Shares or Conversion Shares for cancellation, as applicable, which shall be deemed to have a value of the Per Share Valuation Amount per share, with a value equal to such Losses, and, to the extent that the Escrow Account is depleted or otherwise insufficient to satisfy such Losses, other than in the event of Fraud of a Stockholder, the Stockholders shall have no further liability pursuant to this ARTICLE VII; provided, that at the option of the Stockholders, the Stockholders can make all or any portion of any such required payment to Parent Indemnitees in immediately available funds, and, following such payment, Representative shall be entitled to direct the Escrow Agent to release an amount of Parent Consideration Shares or Conversion Shares, which shall be deemed to have a value of the Per Share Valuation Amount per share, to the Representative equal to the amount paid in immediately available funds by the Stockholders to Parent Indemnitees. For the avoidance of doubt, in no event, other than the Fraud of a Stockholder, shall any Stockholder be required to pay any indemnification claim to Parent Indemnitees in cash or immediately available funds or any other form of consideration other than the Parent Consideration Shares and Conversion Shares and in no event, other than the Fraud of a Stockholder, shall the Stockholders’ and the Sellers (as defined in the MIPA) collective indemnification obligations with respect to this ARTICLE VII and Article VII of the MIPA exceed the Escrow Amount.

Section 7.7 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Merger Consideration to the extent permitted by applicable Law.

Section 7.8 Effect of Knowledge. Notwithstanding anything herein to the contrary, the Stockholders shall have no Liability for any breach of any representation or warranty if any executive officer or director of Parent or Merger Sub had actual knowledge of said breach or the underlying facts giving rise to such breach before the Closing. Without limiting the foregoing, the executive officers and directors of Parent or Merger Sub Parent and Merger Sub shall be deemed to have actual knowledge of any and all materials, documents and other information, and the terms, condition and content thereof, contained in the data room at least three (3) Business Days prior to the Closing Date.

Section 7.9 Sole Remedy; No Claims Against the Company or Wholesale Holdings. Except for claims based upon Fraud by a Stockholder, the indemnification provided for in this ARTICLE VII shall be the sole remedy of the Parent Indemnitees for monetary damages with respect to breaches of this Agreement and the Transaction Documents or otherwise arising out of, or related to, this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and the Parent Indemnitees hereby waive, and covenant and agree not to bring, any claims for monetary damages in connection therewith other than pursuant to this ARTICLE VII except for claims based upon Fraud by a Stockholder. No Stockholder shall, after the Closing, be entitled to seek or recover by contribution or otherwise any amounts from the Company or Wholesale Holdings on account of any breach of any representation or warranty or covenant or other agreement contained in this Agreement or any other Transaction Document prior to the Closing or otherwise.

ARTICLE VIII

Section 8.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Parent and Merger Sub may terminate this Agreement (so long as Parent or Merger Sub is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) by giving written notice to the Company at any time prior to the Closing (i) in the event that any Stockholder, Wholesale Holdings, or the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach would cause the failure of any condition set forth in Section 6.1, or (ii) if the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent to have occurred; and

(c) the Company, Wholesale Holdings and the Representative may terminate this Agreement (so long as none of the Company, the Representative or any Stockholder is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) by giving written notice to Parent at any time prior to the Closing (i) in the event Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained in this Agreement which breach would cause the failure of any condition set forth in Section 6.2; or (ii) if the Closing shall not have occurred on or before the Termination Date.

Section 8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party except for Parent's obligation to pay for the legal and accounting fees, costs and expenses of Stockholders, Wholesale Holdings or the Company relating to the transaction contemplated hereby that were incurred on or after October 10, 2018 through the Termination Date.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Certain Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1(a):

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include the spouse, children, parents and siblings of such Person.

“Books and Records” means all books and records of the Company and Wholesale Holdings, including files, manuals, price lists, mailing lists, distributor lists, customer lists, sales and promotional materials, purchasing materials, documents evidencing intangible rights or obligations, personnel records, accounting records and litigation files (regardless of the media in which stored).

“Business” means the business of the Company as conducted as of the date hereof, which is the purchase and sale of automobiles in the wholesale market and the sale of automobiles in the retail market.

“Business Day” means any day of the year on which national banking institutions in the City of New York are open to the public for conducting business and are not required or authorized to close.

“Change of Control Payments” means any and all bonuses or similar payments payable as a result of the transactions contemplated hereby that have not been paid prior to Closing.

“Class B Common Stock” shall mean the Class B Common Stock of Parent, par value $0.001 per share.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Change” or “Company Material Adverse Effect” means a Material Adverse Change or a Material Adverse Effect with respect to the Company and Wholesale Holdings, taken as a whole.

“Company Transaction Expenses” means any and all legal, accounting, consulting, investment advisory, brokers and other fees, costs and expenses of the Stockholders, Wholesale Holdings or the Company relating to the transaction contemplated hereby that have not been paid prior to Closing; provided, however, that Company Transaction Expenses shall not include any legal or accounting fees, costs and expenses of Stockholders, Wholesale Holdings or the Company relating to the transaction contemplated hereby that were incurred on or after October 10, 2018, which shall be paid by Parent.

“Consent” means any consent, approval, authorization, waiver, grant, franchise, concession, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Body.

“Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, understanding, commitment or other arrangement or agreement, whether written or oral.

“DOL” means the United States Department of Labor.

“Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now in effect relating to the environment or natural resources including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations promulgated pursuant thereto, each as amended as of the Effective Date.

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Floor Plan” means the Indebtedness of the Company in connection with that certain Demand Promissory Note and Loan and Security Agreement, dated on or about August 28, 2013, by and between the Company and NextGear Capital, Inc., as amended (the “Floor Plan Agreement”).

“Fraud” means that such Stockholder is finally determined by a court of competent jurisdiction to have willfully and knowingly committed intentional fraud against Parent or Merger Sub in making the representations and warranties set forth in ARTICLE II and ARTICLE III (as qualified by the Disclosure Schedule), with the specific intent to deceive and mislead Parent or Merger Sub in order to induce Parent or Merger Sub to enter into this Agreement, and that Parent or Merger Sub justifiably relied on such fraudulent representation or warranty to its detriment.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“General Release” means a General Release in the form of Exhibit E attached hereto.

“Governing Documents” means, with respect to any particular entity: (i) if a corporation, the articles or certificate of incorporation and the bylaws; (ii) if a general partnership, the partnership agreement and any statement of partnership; (iii) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (iv) if a limited liability company, the articles of organization and operating agreement; (v) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (vi) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (vii) any amendment or supplement to any of the foregoing.

“Governmental Body” means any government or governmental or regulatory authority or body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) or tribunal of competent jurisdiction.

“Hazardous Material(s)” means any substance, material or waste that is regulated by the United States under Environmental Laws including petroleum and its by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, lead-based paint, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “special waste,” “toxic material,” “toxic waste” or “toxic substance” under any provision of Environmental Law.

“Indebtedness” means, with respect to the Company or Wholesale Holdings at any applicable time of determination, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) all obligations under swaps, hedges or similar instruments; (iv) all obligations in respect of letters of credit or bankers’ acceptances; (v) all obligations secured by a Lien, other than a Permitted Lien; (vi) all guaranties in connection with any of the foregoing; (vii) all obligations recorded or required to be recorded as capital leases in accordance with GAAP as of the date of determination of such Indebtedness; (viii) all obligations for the deferred purchase price of property or services or the acquisition of a business or portion thereof, whether contingent or otherwise, as obligor or otherwise, at the maximum amount payable in respect thereof, regardless of whether such amount is contingent on future performance; (x) all obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property; (xi) all deferred rent obligations; and (xii) all accrued interest, prepayment premiums, fees, penalties, expenses or other amounts payable in respect of any of the foregoing.

“Indebtedness for Borrowed Money” means, with respect to the Company or Wholesale Holdings: (i) indebtedness for borrowed money; (ii) obligations evidenced by notes, bonds, debentures or other similar instruments; (iii) obligations as lessee under leases required to be capitalized pursuant to GAAP; (iv) obligations for amounts drawn under acceptance, letters of credit or similar facilities; (v) guarantees and similar commitments relating to any of the foregoing items, and (vi) any prepayment penalties, fees and similar amounts payable in connection with the repayment of any of the foregoing items, in each case, outstanding immediately prior to the Closing. Notwithstanding the foregoing, Indebtedness for Borrowed Money shall not include the Floor Plan.

“Intellectual Property” means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (v) all computer software (including data and related documentation); (vi) all other proprietary rights; and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

“Inventory” means all automobiles owned by the Company or Wholesale Holdings and held for resale by the Company or Wholesale Holdings.

“IRS” means the United States Internal Revenue Service.

“Knowledge” or words of similar effect, regardless of case, means, with respect to the Company, the knowledge of each Stockholder, Stephen Watson and Chad Cunningham, and, with respect to Parent or Merger Sub, the knowledge of each of each executive officer or director thereof. Each of the foregoing Persons will be deemed to have knowledge of a particular fact or other matter if: (A) such Person is actually aware of such fact or matter; or (B) a similarly situated Person would reasonably be expected to have knowledge of such fact or matter.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law of any Governmental Body.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims, hearings, charges, complaints, demands or governmental proceedings.

“Liability” means any liability, obligation or commitment of any nature whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, or due or to become due, or otherwise), including any liability for Taxes.

“Lien” means any lien (including any Tax lien), pledge, mortgage, deed of trust, security interest, claim, demand, lease, charge, option, warrant, call, right of first refusal, easement, servitude, transfer restriction or any other encumbrance, restriction or limitation whatsoever.

“Material Adverse Effect” or “Material Adverse Change” with respect to a Person means any event, occurrence, fact, condition, change or effect that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, properties, results of operations or condition (financial or otherwise) of such Person, other than changes in the following: (i) general market, economic or political conditions; (ii) GAAP or statutory accounting principles; and (iii) acts of terrorism or war (whether or not declared), except, in each case, to the extent such changes cause a disproportionate and negative effect on or change to such Person as compared to the industry in which such Person operate as a whole.

“Nasdaq” means the Nasdaq Stock Market.

“Net Working Capital” means the current assets of the Company and Wholesale Holdings of the type and nature listed under the headings Accounts Receivable, Inventory, Prepaid Expenses, Deferred Taxes and Investment Accounts in the Balance Sheet less the current liabilities of the Company and Wholesale Holdings of the type and nature listed under the headings Checks Drawn in Excess of Available Bank Balance, Note Payable – Floorplan, Accounts Payable and Accrued Expenses and shall be calculated in accordance with GAAP and the past practices of the Company.

“Neutral Accountant” means Elliot Davis LLC (or if such firm shall decline or is unable to act, or has a conflict of interest with Parent or the Representative, or any of their respective Affiliates, another nationally recognized accounting firm mutually acceptable to Parent and the Representative).

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Parent Consideration Shares” means 1,125,926 shares of Parent's Series B Non-Voting Convertible Preferred Stock; provided, however if the VWAP of the Class B Common Stock for the five (5) trading days immediately preceding the Closing Date is less than 8.60, Parent shall deliver additional shares of Parent's Series B Non-Voting Convertible Preferred Stock such that the total number of shares of Parent's Series B Non-Voting Convertible Preferred Stock, valued equally, on per share basis, to the VWAP of the Class B Common Stock for the five (5) trading days immediately preceding the Closing Date for the purposes of this calculation, equals no less than $9,680,000.

“Parent Stock Incentive Plan” means the 2017 RumbleOn, Inc. Stock Incentive Plan, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Per Share Closing Cash Consideration” means an amount equal to (a) the Closing Cash Consideration, divided by (b) an amount equal to the total number of Shares.

“Permit” means any license, certificate, accreditation, permit, waiver, or other similar authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to Law.

“Permitted Liens” means (i) Liens for real estate Taxes not yet due and payable or, to the extent that the Company has set aside accruals therefor, being contested in good faith by appropriate procedures, (ii) Liens arising under equipment leases with third parties set forth in Section 3.10(a) of the Disclosure Schedule, (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other similar Liens arising in the ordinary course of business, (iv) statutory landlords’ Liens and Liens granted to landlords under any Real Property Lease, (v) easements, rights-of-way, covenants, conditions, defects, exceptions, restrictions and other encumbrances and all matters of record existing as of the date hereof or otherwise incurred in the ordinary course of business, (vi) zoning ordinances and other land use regulations imposed by any Governmental Body having jurisdiction over any property that are not violated by the current use and operation of the property, (vii) all matters affecting any property that would be shown on current surveys of the real estate or would be revealed by physical inspections thereof and (viii) Liens in connection with the Floor Plan.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, for any taxable period that encompasses periods both before and after the Closing Date, the portion through the end of the Closing Date.

“SEC Reports” means, collectively, all reports, schedules, forms, statements and other documents required to be furnished or filed by Parent under the Securities Act and the Exchange Act since January 9, 2017, including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, trust or other form of legal entity of which (i) more than fifty percent (50%) of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such party or any Subsidiary of such Person does not have a majority of the voting interests in such partnership).

“Target Net Working Capital” means negative $1,656,308.41.

“Tax” or “Taxes” shall mean means any federal, state, provincial, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code or any analogous or similar provision of any state, local or foreign Law or regulation), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” means November 1, 2018.

“Transaction Documents” means, with respect to any Person, this Agreement together with any other agreements, instruments, certificates and documents executed by such Person in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby.

“Treasury Regulations” means the regulations promulgated under the Code, including temporary and proposed regulations.

“VWAP” means the volume-weighted average price per share of common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RMBL” (or its equivalent successor if such page is not available or the corresponding Bloomberg VWAP page for such other security), in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of common stock (or other security) on such trading day as an internationally recognized investment bank retained for this purpose by Seller determines in good faith using a volume-weighted average method.

“WARN” means the Worker Adjustment and Retraining Notification Act, as amended.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Articles of Merger	Section 1.2
Authorized Action	Section 9.18(b)
Balance Sheet	Section 3.5
Balance Sheet Date	Section 3.5
Basket	Section 7.5(a)
Berrard	Preamble
Blue Sky Laws	Section 2.4
Board Consents	Section 6.1(e)(ii)
Board Observer	Section 5.10
Cap	Section 7.5(a)
Chesrown	Preamble
Closing	Section 1.2
Closing Cash Consideration	Section 1.8(a)(i)
Closing Date	Section 1.2
Closing Net Working Capital	Section 1.9(a)
Closing Statement	Section 1.9(a)
Company	Preamble
Company ERISA Affiliate	Section 3.13(b)
Company Parties	Section 5.4(c)
Company Pre-Closing Tax Return	Section 5.3(d)
Consent Date	Section 5.8(a)
Controlling Party	Section 5.3(j)
Conversion Consent	Section 5.8
Conversion Shares	Section 5.8
Covenant Survival Period	Section 7.4
Disclosure Schedule	Section 9.11
Dispute Notice	Section 1.9(b)
DLLCA	Section 1.1
Effective Date	Preamble
Employee	Section 5.11
Employee Benefit Plans	Section 3.13(a)
Enforceability Exceptions	Section 2.1
ERISA	Section 3.13(a)
Escrow Account	Section 1.7(b)
Escrow Agreement	Section 1.7(b)
Escrow Amount	Section 1.7(b)

Estimated Net Working Capital	Section 1.8(a)
Final Closing Statement	Section 1.9(b)
Financial Statements	Section 3.5
General Survival Period	Section 7.4
Incentive Consent	Section 6.1(e)(ii)
Indemnified Party	Section 7.3(a)
Indemnifying Party	Section 7.3(a)
Information Statement	Section 5.8(b)
Intellectual Property Licenses	Section 3.11(b)
Leased Properties	Section 3.9(b)
Losses	Section 7.1
Mailing Date	Section 5.8(b)
Majority Consent	Section 6.1(e)(ii)
Material Contracts	Section 3.12(a)
Material Customer	Section 3.21(a)
Material Supplier	Section 3.21(b)
Membership Interests	Recitals
Merger	Recitals
Merger Consideration	Section 1.7(a)
Merger Filings	Section 1.2
Merger Sub	Preamble
Minimum Threshold	Section 5.10
MIPA	Recitals
Multiemployer Plans	Section 3.13(a)
Multiple Employer Plans	Section 3.13(a)
Nasdaq Approval	Section 5.8(b)
New Leases	Section 6.1(m)
Owned Intellectual Property	Section 3.11(a)
Parent	Preamble
Parent Indemnitees	Section 7.1
Parent Prepared Return	Section 5.3(e)
Participating Party	Section 5.3(j)
Party	Preamble
Per Share Valuation Amount	Section 1.7(b)
Personal Property Leases	Section 3.10(a)
Plan of Merger	Section 1.2
Q-Sub Election	Recital
Qualified Plans	Section 3.13(c)
Real Property Laws	Section 3.9(c)
Real Property Lease	Section 3.9(b)
Registration Rights Agreement	Section 6.1(k)
Reorganization	Recitals

Representative	Preamble
Reviewed Financial Statements	Section 5.8(b)
Reviewed Financial Statements Delivery Date	Section 5.8(b)
Sarbanes-Oxley Act	Section 4.8
SEC	Section 4.8
Shares	Recitals
Straddle Period	Section 5.3(c)
Stockholder	Preamble
Survival Period	Section 7.4
Surviving Company	Section 1.1
Tax Proceeding	Section 5.3(i)
TCode	Recitals
Third Party Claim	Section 7.3(a)
Wholesale Contribution	Recital
Wholesale Holdings	Preamble
Wholesale Predecessor	Recital
Wholesale Successor	Recital

Section 9.2 Expenses. Except as otherwise provided in this Agreement, including Section 5.3(b), each of the Parties shall bear its own fees, costs and expenses (including legal, accounting, consulting and investment advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Stockholders.

Section 9.3 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware). Each of the Parties submits to the exclusive jurisdiction of any state or federal court within Davidson County in the state of Tennessee in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be exclusively heard and determined in any such court. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

Section 9.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Parent, in the case of an amendment, supplement, modification or waiver sought to be enforced against Parent, or the Representative, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Stockholders. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

Section 9.5 Section Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 9.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, nationally recognized overnight courier or certified mail at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company or Wholesale Holdings, before the Closing at:

Wholesale, LLC
1811 Gallatin Pike N
Madison, TN 37115
Attn: Steven Brewster

With a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800 Nashville, TN 37201
Attn: Allen Overby
         Taylor Ashley

If to the Stockholders, after the Closing, to the Representative:

Steven Brewster
250 Bluegrass Dr.
Hendersonville, TN 37075

With a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800 Nashville, TN 37201
Attn: Allen Overby
        Taylor Ashley

If to Parent, Merger Sub, or, after the Closing, the Company or the Surviving Company, to: RumbleOn, Inc. 4521 Sharon Road, Suite 370 Charlotte, NC 28211 Attn: Marshall Chesrown
With a copy (which shall not constitute notice) to: Akerman LLP 350 E. Las Olas Boulevard, Suite 1600 Fort Lauderdale, FL 33301 Attn: Michael Francis Christina C. Russo
Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the next Business Day after dispatch, if sent postage pre-paid by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iii) on the fifth (5th) Business Day following the date on which the piece of mail containing such communication is posted, if sent by certified mail, postage prepaid, return receipt requested.

Section 9.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.8 Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights and/or obligations hereunder without the consent of the other Parties. Notwithstanding the foregoing, Parent may assign its rights and obligations pursuant to this Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of Parent, the Company, Wholesale Holdings or their respective businesses in any form of transaction without the consent of any of the other Parties. In addition, Parent may assign any or all of its rights pursuant to this Agreement and the Escrow Agreement to any lender to Parent, Wholesale Holdings or the Company as collateral security without the consent of any of the other Parties. Except as provided in ARTICLE VII with respect to Persons entitled to indemnification thereunder, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person.

Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 9.10 Remedies Cumulative. Except as otherwise provided herein, no remedy herein conferred upon a Party hereto is intended to be exclusive of any other remedy. Except as otherwise provided herein, no single or partial exercise by a Party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

Section 9.11 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference. The disclosure schedule delivered by the Company to Parent in connection with the execution of this Agreement (the “Disclosure Schedule”) shall be arranged to correspond to the specific sections of this Agreement. The information disclosed in each section of the Disclosure Schedule qualifies the correspondingly numbered and lettered representation, warranty, covenant or other agreement of this Agreement and the other representations and warranties in this Agreement as to which the disclosure on its face is reasonably apparent. To the extent cross-references are set forth in any section or subsection of the Disclosure Schedule, such cross-references are intended solely for convenience and are by no means intended as statements of limitation as to other appropriate cross-disclosure pursuant to the foregoing sentence.

Section 9.12 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The text of all schedules is incorporated herein by reference. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms “hereof”, “herein”, and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, (i) “made available” shall mean uploaded to the data room for the transaction contemplated hereby, emailed to Parent or its representatives or made available when Parent or its representatives visited the offices or other locations of the Company or Express, and (ii) “Company” includes for any period following the Reorganization, Wholesale Successor and, for any period prior to the Reorganization, Wholesale Predecessor.

Section 9.13 Arm’s Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; and (b) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Section 9.14 Construction. The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 9.15 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed by the Parties in accordance with the specific terms hereof or were otherwise breached by the Parties. It is accordingly agreed that each Party shall be entitled, without posting a bond or similar indemnity, to an injunction or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms.

Section 9.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.17 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 9.18 Appointment of the Representative.

(a) Irrevocable Power of Attorney. Each Stockholder irrevocably constitutes and appoints Steven Brewster as the Representative, with full and unqualified power to delegate to one or more Persons the authority granted to it hereunder, to act as such Person’s true and lawful attorney-in-fact and agent, with full power of substitution, and authorizes the Representative acting for such Person and in such Person’s name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and the other Transaction Documents, as fully to all intents and purposes as such Person might or could do in person, including:

(i) to take any and all action on behalf of such Stockholders from time to time as the Representative may deem necessary or desirable to fulfill the interests and purposes of this Agreement and the other Transaction Documents and to engage agents and representatives (including accountants and legal counsel) to assist in connection therewith;

(ii) to deliver all notices required to be delivered by such Stockholders or any of them;

(iii) to receive all notices required to be delivered to such Stockholders or any of them;

(iv) to give such orders and instructions as the Representative in its sole discretion shall determine with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

(v) to take all actions necessary to handle and resolve claims by or against Parent for indemnification by such Stockholders under this Agreement;

(vi) to take all actions necessary to handle and resolve any adjustment to the Merger Consideration pursuant to Section 1.9;

(vii) to retain and to pay legal counsel and other professionals in connection with any and all matters referred to herein or relating hereto or any other Transaction Documents (which counsel or other professionals may, but need not, be counsel or other professionals engaged by the Company);

(viii) to make, acknowledge, verify and file on behalf of any such Stockholder applications, consents to service of process and such other documents, undertakings or reports as may be required by Law as determined by the Representative in its sole discretion after consultation with counsel; and

(ix) to make, exchange, acknowledge, deliver, amend and terminate all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, and in general to do all things and to take all actions, that the Representative in its sole discretion may consider necessary or proper in connection with or to carry out the aforesaid, as fully as could such Stockholders if personally present and acting.

Each of such Stockholders hereby irrevocably grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the matters described above, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each of such Stockholders further agrees not to take any action inconsistent with the terms of this Section 9.18 or with the actions (or decisions not to act) of the Representative hereunder, and in any case shall not take any action or other position under this Agreement without the consent of the Representative. To the extent of any inconsistency between the actions (or decisions not to act) of the Representative and of any such Stockholder hereunder, the actions (or decisions not to act) of the Representative shall control. EACH SUCH STOCKHOLDER ACKNOWLEDGES THAT IT IS HIS, HER, OR ITS EXPRESS INTENTION TO HEREBY GRANT A DURABLE POWER OF ATTORNEY UNTO THE REPRESENTATIVE AND THAT THIS DURABLE POWER OF ATTORNEY IS NOT AFFECTED BY SUBSEQUENT INCAPACITY OF SUCH STOCKHOLDER. Each of such Stockholders further acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative pursuant to this Section 9.18, such Stockholder shall be bound by such documents as fully as if such Stockholder had executed and delivered such documents, and any action (or decision not to act) taken or otherwise implemented by the Representative under this Agreement shall be binding upon all of Stockholders.

(b) Actions of the Representative. Each Stockholder agrees that Parent shall be entitled to rely on any action taken by the Representative, on behalf of Stockholders pursuant to Section 9.18(a) above (each, an “Authorized Action”), and that each Authorized Action shall be binding on each such Stockholder as fully as if such Person had taken such Authorized Action. Each Stockholder acknowledges and agrees that any payment made by Parent on behalf of such Stockholder to the Representative pursuant to this Agreement shall constitute full and complete payment to Stockholder and Parent shall have no further liability therefor. No Stockholder shall bring, and each Stockholder hereby waives any right to bring, any Legal Proceeding against Parent as a result of any actions or inactions of the Representative.

(c) Death or Disability of the Representative. In the event of the death or permanent disability of the Representative, or its resignation, a successor Representative shall be appointed by a majority vote of the holders of Shares outstanding immediately prior to the Closing, with each such holder (or such holder’s successors or assigns) to be given a vote equal to the number of votes represented by the Shares held by such holder immediately prior to the Closing.

(d) Deposit. Each Stockholder and his or her spouse, if applicable shall, simultaneous with the execution of this Agreement, deposit his, her or its Shares (together with a stock power executed in blank) with the Representative for delivery by the Representative to Parent at Closing.

Section 9.19 Legal Counsel. The Parties acknowledge and agree (both on their own behalf and on behalf of their directors, managers, equityholders, partners, officers, employees and Affiliates) (a) to permit (and take all steps reasonably requested by any party (at the requesting party’s expense)) any privilege attaching as a result of Bass, Berry & Sims PLC’s (“BBS”) services as counsel to the Company and/or the Stockholders in connection with the transactions contemplated by this Agreement and the Transaction Documents to survive the Closing and remain in effect; provided that such attorney client privilege will, after the Closing, be controlled by the Representative and (b) that after the Closing, all of BBS’s communications and records related to the preparation, negotiation and execution of this Agreement and Transaction Documents and the transactions contemplated hereby and thereby will become property of (and be controlled by) the Stockholders, and none of Parent, Merger Sub, the Company, the Surviving Company or any of their post-Closing Affiliates (other than the Stockholders) will retain copies of, or otherwise maintain or be entitled to access to, any such communications and records. Notwithstanding the foregoing, if a dispute arises between Parent or the Surviving Company, on the one hand, and a third-party, other than a Stockholder, on the other, after the Closing, the Surviving Company may assert the attorney-client privilege to prevent disclosure of privileged communications by BBS or a Stockholder to such third-party; provided, however, that the Company may not waive such privilege without the prior written consent of the Representative.

* * * * *

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed by or on behalf of each of the Parties as of the day first written above.

PARENT: RUMBLEON, INC. By: /s/ Marshall Chesown Name: Marshall Chesown Title: Chief Executive Officer MERGER SUB: RMBL TENNESSEE, LLC By: /s/ Marshall Chesown Name: Marshall Chesrown Title: Manager
WHOLESALE HOLDINGS: WHOLESALE HOLDINGS, INC. By: /s/ Steven Brewster Name: Steven Brewster Title: President

COMPANY: WHOLESALE, LLC By: /s/ Steven Brewster Name: Steven Brewster Title: President

  [Signature Page to Agreement and Plan of Merger]

STOCKHOLDERS:

/s/Steven Brewster /s/Janelle Brewster Steven and Janelle Brewster, joint tenants with right of survivorship
REPRESENTATIVE: /s/ Steven Brewster Steven Brewster
For the limited purpose of Section 5.8 of this Agreement only: CHESROWN: /s/ Marshall Chesrown Marshall Chesrown
BERRARD: /s/ Steven R. Berrard Steven R. Berrard

 [Signature Page to Agreement and Plan of Merger]

Exhibit A

Artiles of Merger

ARTICLES OF MERGER
OF
WHOLESALE HOLDINGS, INC.,
a Tennessee corporation,

WITH AND INTO

RMBL TENNESSEE, LLC
a Delaware limited liability company

Pursuant to Chapter 21 of the Tennessee Business Corporation Act and Section 18-209 of the Delaware Limited Liability Company Act, as amended, Wholesale Holdings, Inc., a Tennessee corporation, and RMBL Tennessee, LLC, a Delaware limited liability company, do hereby adopt the following Articles of Merger:

1.             The names of the entities that are parties to the merger contemplated by these Articles of Merger (the “Merger”) are:

(i) WHOLESALE HOLDINGS, INC., a Tennessee corporation (the “Merging Company”); and

(ii) RMBL TENNESSEE, LLC, a Delaware limited liability company (the “Surviving Company”).

2.             The Merging Company is hereby merged with and into the Surviving Company and the separate existence of the Merging Company shall cease. The Surviving Company is the surviving entity in the Merger and its name, as the surviving entity shall remain RMBL TENNESSEE, LLC. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit “A” and made a part hereof by reference as if fully set forth herein. The Merger, the Agreement and Plan of Merger and the performance of the terms of the Agreement and Plan of Merger were duly authorized by all action required by or under the laws of the State of Delaware and the State of Tennessee, the charters of the Merging Company, the certificate of formation of the Surviving Company, and the other governing and/or organic documents of the Merging Company and the Surviving Company. The Agreement and Plan of Merger has been duly executed by the Surviving Company and the Merging Company. The Agreement and Plan of Merger is on file at a place of business of the Surviving Company, which is 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Company on request and without cost, to any member of the Surviving Company or any person holding an interest in the Merging Company.

3.             The Merger and the Agreement and Plan of Merger was unanimously approved by the affirmative vote of the Board of Directors and the shareholders of the Merging Company by unanimous written consents each dated as of October 25, 2018, in accordance with applicable Tennessee law and the charter of the Merging Company.

4. The Merger and the Agreement and Plan of Merger was unanimously approved by the affirmative vote of the Board of Managers and the sole member of the Surviving Company by unanimous written consent dated as of October 25, 2018, in accordance with applicable Delaware law and the charter of the Surviving Company.

5. The Merger shall become effective on the date of the filing of these Articles of Merger with the Delaware Secretary of State.

6. The certificate of formation and the operating agreement of the Surviving Company as in existence prior to the Merger shall be the certificate of formation and the operating agreement of the Surviving Company, without amendment.

The parties have caused these Articles of Merger to be executed on October 29, 2018

MERGING COMPANY:

WHOLESALE HOLDINGS, INC.

By: /s/ Steven Brewster
Name: Steven Brewster

Title: President

SURVIVING COMPANY:
RMBL TENNESSEE, LLC

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: Manage

Exhibit B

Escrow Agreement

[See Exhibit 10.2 to for 8-K]

Exhibit C

Registration Rights Agreement

[See Exhibit 10.1 to Form 8-K]

Exhibit D

Form of Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of October __, 2018 (the “Effective Date”), by and between:

(i) Steven and Janelle Brewster, each an individual, with a principal office and place of business at 250B Blue Grass Drive, Hendersonville, TN 37075 (collectively, “Landlord”); and

(ii) Wholesale, LLC a Tennessee limited liability company, with a mailing address of 4521 Sharon Road, Suite 370, Charlotte, NC 28211 (“Tenant”).

WITNESSETH:

Landlord leases to Tenant, and Tenant rents from Landlord, that certain real property commonly known as 1809 Gallatin Pike North, Madison, Tennessee 37115, together with all rights and privileges that are appurtenant to such real property, inclusive of all easements benefiting such land, and together with that certain building located thereon consisting of approximately 28,743 square feet (the “Premises”).

The following additional stipulations are hereby declared to be covenants of this Lease and shall, unless otherwise expressly stated, be applicable at all times throughout the term of this Lease and any extension or renewal thereof:

1.
DEFINITIONS

For purposes of this Lease, the following terms shall have the definitions ascribed to them below:

“Commencement Date” shall mean the Effective Date.

“Improvements” shall mean all improvements and structures located on the real property or hereafter constructed on the real property.

“Lease” shall include this Lease Agreement and all amendments hereto, if any, entered into from time to time hereafter.

“Lease Year” shall mean each consecutive twelve (12) month period during the term of this Lease and any extensions hereof. The first Lease Year shall begin on the Commencement Date and shall expire on the last day of the twelfth (12th) month thereafter and each subsequent Lease Year shall begin on the day immediately following the prior Lease Year and shall expire on the last day of the twelfth (12th) month thereafter; provided, however, that in the event the Commencement Date is not the first (1st) day of acalendar month, then the first Lease Year shall be longer than twelve (12) months, it being agreed that such Lease Year shall commence on the Commencement Date and shall expire on the last day of the twelfth (12th) month after the first (1st) day of the calendar month following the Commencement Date.
46843889;1

“Material Alteration” shall mean any proposed construction or alteration or change affecting the Premises, the cost of which, individually or together with other such activities to be completed concurrently therewith, exceeds Fifteen Thousand and No/100 Dollars ($15,000.00) or adversely affects the structural integrity or components of any Improvements.

“Permitted Use” shall mean automotive dealership and service shop with associated office space and for no other purpose.

“Rent” shall mean the rent payable under this Lease and shall include Base Rent (as hereinafter defined), together with all other items described in this Lease as “additional rent”.

“Tenant” shall include the named Tenant and any permitted assignee or subtenant thereof pursuant to an assignment or sublease under Section 15 of this Lease.

2.             TERM. The term of this Lease shall begin on the Commencement Date and shall expire on the last day of the third (3rd) Lease Year (hereinafter the “Termination Date”), unless previously terminated or renewed or extended as provided herein.

Provided no Default (as hereinafter defined) exists beyond applicable notice and cure periods, Tenant shall have the right, upon at least ninety (90) days prior written notice to Landlord prior to the Termination Date or the first Renewal Term, as applicable, to renew this Lease for two (2) additional terms of five (5) years each (each, the “Renewal Term”), upon the same terms and conditions contained in this Lease except: (i) the second Renewal Term will contain no further renewal options unless expressly granted by Landlord in writing; and (ii) the Base Rent for the Premises shall increase by ten percent (10%) over the immediately preceding Base Rent amount then due, with lease terms commencing on or about the date of commencement of the renewal term.

3.             RENT

(a)            Commencement of Rent. Payment of Base Rent (as defined below) shall commence as of the Commencement Date.

(b)            Base Rent. Tenant covenants and agrees to pay to Landlord base rent (“Base Rent”) as follows:

Date	Monthly Base Rent	Yearly Base Rent
October __, 2018 – October __, 2021	$31,000	$372,000
October __, 2021 – October __, 2026, if applicable	$34,100	$409,200
October __, 2026 – October __, 2031, if applicable	$37,510	$450,120

(c)            All Base Rent shall be paid in monthly installments, in advance, on or before the first (1st) day of each month; provided, however, that if the Commencement Date occurs on a day other than the first day of the calendar month, the first payment of

2

Base Rent shall be the prorated Base Rent for the remainder of the calendar month in which the payment of Base Rent commences.

(d)            Sales/Use Tax. Tenant shall also pay to Landlord any applicable sales and use tax imposed on any Rents payable hereunder from time to time by state law or any other governmental entity, which sums shall constitute additional rent and shall be due monthly at the same time as monthly installments of Base Rent are due under this Section 3.

(e)            Late Charges. In the event any installment of Rent is not received by Landlord within ten (10) business days of its respective due date, there shall be a late charge due to Landlord from Tenant in the amount of five percent (5%) of such delinquent installment of Rent. All such latecharges due hereunder shall be deemed additional rent, and are not penalties but rather are charges attributable to administrative and collection costs arising out of such delinquency. In addition, if any payment due from Tenant remains overdue for more than ten (10) days of its respective due date, an additional late charge in an amount equal to the lesser of (a) ten percent (10%) per annum or (b) the maximum rate allowable by law of the delinquent amount may be charged by Landlord, and shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

(f)            Payments of Rents. At Landlord’s request, all Rent payments shall be made by electronic funds transfer to Landlord to the account and in accordance with the procedures designated by Landlord, or in such other manner as Landlord or its successors or assigns, respectively, may from time to time designate in writing.Prior to the establishment of said electronics funds transfer process, the parties agree that Tenant shall make Rent payments by check payable to the order of Landlord and sent to Landlord at Steve Brewster Rentals, 250B Blue Grass Drive, Hendersonville, TN 37075, or to such other address as Landlord may hereafter direct in writing to Tenant.

(g)            No Abatement. Unless otherwise stated in the Lease, no abatement, offset, diminution or reduction of (i) Rent, charges or other compensation, or (ii) Tenant’s other obligations under this Lease shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever.

(h)            Recalculation of Base Rent. Notwithstanding anything contained herein to the contrary, Tenant shall have the one-time right during the initial term of this Lease to have the Base Rent hereunder recalculated in accordance with this subsection (h). Within thirty (30) days after Landlord's receipt of Tenant's recalculation notice, Landlord and Tenant shall each select an independent disinterested MAI appraiser, which appraisers shall (within ten (10) days) mutually select a third independent disinterested MAI appraiser. Landlord and Tenant shall then each submit for arbitration to the third appraiser their respective offers of the Fair Market Value for the Base Rent. Such third appraiser shall then (within five (5) business days) select only the Landlord's or the Tenant's offer as the Fair Market Rental Value of the Premises. The decision of such third appraiser shall be final and binding on the parties and the fees and costs of such third appraiser shall be borne by the unsuccessful party. At a minimum, each of the MAI

3

appraisers shall be disinterested commercial real estate appraisers in Wilson County, Tennessee experienced in commercial leasing

4.             INTENTIONALLY DELETED.

5.             ALTERATIONS AND IMPROVEMENTS, MECHANIC’S LIENS

(a)
Alterations and Improvements.

(i)            Tenant’s Property. Tenant shall be permitted to install, use on and about, and remove from the Premises at any time and from time to time all trade fixtures, signage and other moveable personal property (exclusive of lighting affixed to the Premises, plumbing, electrical and heating and air conditioning improvements) which are not a component of the building located or to be located on the Premises (hereinafter referred to as the “Tenant’s Property”), all of which at all times shall remain the property of Tenant with the right of removal (subject to subparagraph 5(c) below) at the expiration of this Lease.

(ii)            Subsequent Improvements. Tenant shall have the right, from time to time, to make interior, non-structural alterations to the Premises as Tenant shall desire without Landlord's prior consent; provided, however, that (i) as to any Material Alteration, (A) Tenant shall submit to Landlord, at least ten (10) business days in advance of the proposed construction date, a floor plan generally depicting any changes to the configuration of space within the building and a listing of the proposed alterations (and the cost thereof) to be completed in such Material Alteration, and Landlord must, in its reasonable opinion, approve or object to such Material Alteration within ten (10) business days after Landlord’s receipt of such floor plan and listing of the proposed alteration, and (B) at Landlord’s reasonable request, Tenant shall deliver to Landlord contractors’ unconditional payment and performance bonds for such work naming Landlord and Tenant as dual obligees; and (ii) as to all construction or alteration (regardless of whether any such activities constitute Material Alteration), (A) all construction shall be completed in a workmanlike manner and in compliance with applicable laws, at Tenant’s sole expense, and (B) such construction or alteration shall not reduce the fair market value of the Premises. Landlord’s failure to respond to Tenant’s request for approval of any proposed Material Alteration within ten (10) business days after Landlord’s receipt thereof shall be deemed to constitute Landlord’s disapproval of such proposed Material Alteration. In the event Landlord objects to any proposed Material Alteration as provided above, Tenant may re-submit a revised floor plan and/or listing of the proposed Tenant’s Improvements for review by Landlord as provided in this Section 5(a)(ii). Changes or alterations to any floor plan and listing of proposed Material Alteration previously approved by Landlord that would affect the total cost thereof by more than Ten Thousand and No/100 Dollars ($10,000.00) shall constitute new Material Alteration which must be submitted to Landlord or approval as provided above in this Section 5(a)(ii). One reproducible final copy of the plans for all completed Material Alterations shall be signed by Tenant and

4

submitted to Landlord within ninety (90) days following the completion thereof. All alterations shall not weaken or impair the structural strength or materially decrease the value of the Premises and shall be constructed in compliance with the requirements of this Lease. Prior to the commencement of construction, all required approvals of such construction must have been obtained from the applicable governmental authorities and utilities having jurisdiction thereof. Upon completion of the construction or alteration, Tenant shall provide Landlord: (i) with respect to a Material Alteration, a certification from the applicable construction contractor, architect or engineer that such alterations or improvements have been constructed, altered or changed in strict compliance with all applicable laws, and (ii) with respect to a Material Alteration, a fully executed lien waiver, in a form reasonably acceptable to Landlord, from each contractor or subcontractor participating in such construction or alteration or change of such alterations or improvements, if and as applicable. Landlord shall be permitted to inspect such constructed, altered or changed improvements. Except as set forth herein, Tenant shall not remove or demolish, in whole or in part, any alterations or improvements upon or within the Premises without the prior approval of Landlord, which approval may be conditioned upon the obligation of Tenant to return the Premises to their original condition, wear and tear and casualty excepted. All alterations and improvements shall be included within the meaning of the term “Premises” hereunder.

(iii) Ownership of Improvements. Except as set forth herein, upon termination or expiration of this Lease, title to any and all improvements, repairs, alterations, additions or other improvements shall immediately and automatically vest in, revert to and become the property of Landlord.

(b)            Mechanic’s and Other Liens. Tenant shall not do or suffer anything to be done whereby the Premises, or any part thereof, may be encumbered by a mechanic’s, materialman’s, or other liens for work or labor done, services performed, materials, appliances, or power contributed, used, or furnished in or to the Premises or in connection with any operations of Tenant, or similar lien, and, if, whenever and as often as any such lien is filed against the Premises, or any part thereof, purporting to be for or on account of any labor done, materials or services furnished in connection with any work in or about the Premises, done by, for or under the authority of Tenant, or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record within thirty (30) days after service upon Tenant of notice of the filing thereof; provided, however, Tenant shall have the right to remove such lien by bonding same in accordance with applicable law.

(c)            Title to Tenant’s Property. All of Tenant’s Property placed in or upon the Premises by Tenant shall remain the property of Tenant with the right to remove the same at any time during the term of this Lease.

5

6. INSURANCE

(a) Tenant, at its expense and as additional rent hereunder, shall, throughout the term of this Lease and any extension or renewal thereof, keep the Improvements located on the Premises insured against fire and other casualty, with “Special Form Causes of Loss” coverage (as such term is used in the insurance industry), at least as broad as the most current ISO Special Cause of Loss Form, including, but not limited to, coverage for glass breakage, vandalism and malicious mischief, and builder’s risk (during the period of any construction), in an amount of not less than the full replacement value with no co-insurance penalty, with any deductible in excess of $100,000 to be reasonably approved by Landlord.

(b) Tenant shall also maintain throughout the term of this Lease and any extension thereof, at its own expense and as additional rent, commercial general liability insurance covering the Premises and the Improvements, at least as broad as the most current ISO Commercial General Liability Policy Form (occurrence basis), against all claims for personal injury, death, or property damage for the joint benefit of and insuring Tenant and Landlord (and Landlord’s lender if so requested by Landlord), with limits not less than Two Million Dollars ($2,000,000.00) per occurrence, with any deductible in excess of $100,000 to be reasonably approved by Landlord, and an umbrella liability policy or excess liability policy, in an amount of not less than Four Million Dollars ($4,000,000.00) per occurrence, with any deductible in excess of $250,000 to be reasonably approved by Landlord.

(c) Intentionally omitted.

(d) All insurance companies providing the coverage required under this Section 6 shall be selected by Tenant and shall be rated A minus (A-) or better by Best’s Insurance Rating Service, shall be licensed to write insurance policies in the state in which the Premises is located, and shall be acceptable to Landlord in Landlord’s reasonable discretion. On or prior to the Effective Date and thereafter prior to the expiration of any of the policies providing the coverages described herein, Tenant shall provide Landlord with copies of all certificates of such coverage for the insurance coverages referenced in this Section 6. All commercial general liability and umbrella liability or excess liability policies (except as to the property policy) shall designate Landlord and any mortgagee reasonably designated by Landlord as an additional insured. Any such coverage for additional insureds shall be primary and non-contributory with any insurance carried by Landlord or any other additional insured hereunder. All property insurance policies shall name Landlord (and Landlord’s lender if so requested by Landlord) as an additional named insured or as a loss payee as Landlord’s interests may appear, and shall provide that all losses shall be payable as herein provided. Tenant shall use commercially reasonable efforts to require its insurer(s) that all such policies of insurance shall provide that the amount thereof shall not be reduced and that none of the provisions, agreements or covenants contained therein shall be modified or canceled by the insuring company or companies without thirty (30) days prior written notice being given to Landlord; provided, however, the failure of any policies to include the foregoing requirements of this sentence shall not be a default under this Lease. Such policy or

6

policies of insurance shall also cover loss or damage to Tenant’s Property, and the insurance proceeds applicable to Tenant’s Property shall not be paid to Landlord or any mortgagee but shall accrue and be payable solely to Tenant. In the event of a casualty, Tenant shall be responsible for any deficiency between the replacement cost of the Premises and the amount actually paid by the insurance company.

(e)
Intentionally omitted.

7.
MAINTENANCE AND REPAIR

(a) Except as set forth in subparagraph (d) below, Tenant shall maintain the Premises and all buildings and improvements thereon in good order and repair and, subject to the provisions of Section 8 with respect to a termination of this Lease as a result of a casualty or a “taking”, return the Premises and all buildings and improvements thereon or constructed thereon by Tenant at the expiration of the term of this Lease or any extension thereof in good condition and repair, ordinary wear and tear, casualty, and condemnation excepted.

(b) Tenant agrees that Landlord shall have no obligation under this Lease to make any repairs or replacements (including the replacement of obsolete components) to the Premises or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise, except to the extent any such repairs or replacements are due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct. The terms “repair” and “replacement” include the replacement of any portions of the Premises which have outlived their useful life during the term of the Lease (or any extensions thereof). Except as set forth herein, Landlord and Tenant intend that the Rent received by Landlord shall be free and clear of any expense to Landlord for the construction, care, maintenance, operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Premises and any building and improvement thereon, it being agreed that all such costs and expenses shall be the responsibility of Tenant, except to the extent any repair, replacement or improvements are necessary due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct.

(c) Tenant acknowledges and agrees that the Premises are and shall be leased by Landlord to Tenant in its present “AS IS” condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., “AS IS”, on and as of the Commencement Date. Notwithstanding the foregoing, Landlord represents that as of the date of this Lease, Landlord has received no written notice that either the Premises or the property are not in compliance with all applicable laws (including, without limitation, the Americans with Disabilities Act).

7

(d) Landlord shall maintain and repair, at its expense, the roof, the structural soundness of the foundation, the structural soundness of the exterior walls of the building, the driveways, alleys, landscape, drainage systems and grounds surrounding the Premises (but not including Tenant's fenced-in parking area). Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall have a reasonable opportunity to repair.

() Any repairs or replacements required to be made by Landlord shall be fully amortized in accordance with the Formula (defined below) and reimbursed to Landlord over the remainder of the term of this Lease, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the term of this Lease remaining after such Landlord work, and the denominatorof which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such repair or replacement. Landlord shall pay for such repairs and replacements, and Tenant shall reimburse Landlord for its amortized share (as determined above) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Base Rent. In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired.

8.
CONDEMNATION; CASUALTY

(a) In the event that the whole or any material part of the Premises shall be taken during the term of this Lease or any extension or renewal thereof for any public or quasi-public use under any governmental law, ordinance, regulation or by right of eminent domain, or shall be sold to the condemning authority under threat of condemnation with the result that the Premises cannot continue to be operated for the Permitted Use in Tenant's reasonable discretion, or if all reasonable access to the adjacent roadways from the existing or comparable curb cuts shall be taken (any of such events being hereinafter referred to as a “taking”), Landlord or Tenant shall have the option of terminating this Lease as of a date no earlier than the date of such taking, such termination date to be specified in a notice of termination to be given by the terminating party to the other party not fewer than fourteen (14) days after the date on which possession of the Premises, or part thereof, must be surrendered to the condemning authority or its designee.

(b) In the event of any taking which does not give rise to an option to terminate (as described above) or in the event of a taking which does give rise to an option to terminate (as described above) and neither Landlord or Tenant elect to terminate, then and in either such event, this Lease shall terminate (as of the date of such “taking”) with respect only to the portion of the Premises so taken, but shall remain in full force and effect with respect to the remainder of the Premises, and Landlord shall, to the extent of the award from such taking (which word “award” shall mean the net proceeds of any award with respect to such taking after deducting reasonable expenses of any settlement, or net purchase price under a sale in lieu of condemnation but shall exclude any portion of the total award that relates to Landlord’s reversionary interest),

8

promptly restore or repair the Premises and all improvements thereon (except those items of Tenant’s Property which Tenant is permitted to remove under the terms of this Lease) to the same condition as existed immediately prior to such taking insofar as is reasonably possible. If the estimated cost of restoration or repair shall exceed the amount of such award, Landlord may elect to expend such excess to restore or repair the Premises or may elect to terminate this Lease. In such event, from and after the dateof such taking, Base Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. If the award shall exceed the amount spent or to be spent promptly to effect such restoration, repair or replacement, such excess shall unconditionally belong to Landlord.

(c) Nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, other personal property belonging to Tenant, and loss of Tenant's business; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award.

(d) If this Lease is terminated by reason of a taking, then Landlord and Tenant shall share the award in any such condemnation or eminent domain proceedings or purchase, with Tenant getting any award specifically made to reimburse Tenant for the taking of Tenant’s Property or for moving expenses or business losses and Landlord getting the balance of the award.

(e) If the Premises should be damaged or destroyed by fire or other casualty to the extent that the same cannot be reasonably repaired or restored within 180 days after the occurrence of such casualty, Landlord or Tenant may terminate this Lease upon giving notice to the other party within thirty (30) days after the casualty occurs. In the event of any such termination, except to the extent they are for Tenant’s Property, all insurance proceeds payable in connection with such casualty shall be shared by Landlord and Tenant in the same manner that Landlord and Tenant share in a condemnation award under Section 8(c) above.

(f) If the Premises are damaged by fire or other casualty and this Lease is not terminated pursuant to subparagraph 8(e) above, then this Lease shall continue in effect and the Premises shall be promptly restored by Landlord or Tenant, at Landlord’s sole election, to the condition in which it existed at the time the casualty occurred (or to such other condition as may be reasonably possible), and all insurance proceeds payable with respect to such casualty shall be applied to the cost of such repairs and/or reconstruction, and if it reasonably appears that the cost of the repairs and restoration will exceed the amount of the insurance proceeds actually received, Tenant will pay such deficiency.

9.
TAXES AND ASSESSMENTS

(a)           From and after the Effective Date and continuing throughout the term of this Lease and all extensions thereof, Tenant shall pay, prior to delinquency, all taxes and assessments which may be levied upon or assessed against the Premises and all taxes and

9

assessments of every kind and nature whatsoever arising in any way from the use, occupancy or possession of the Premises or assessed against the improvements situated thereon, together with all taxes levied upon or assessed against Tenant’s Property. To that end, Landlord shall not be required to pay any taxes or assessments whatsoever which relate to or may be assessed against this Lease, the Rent and other amounts due hereunder, the Premises, improvements and Tenant’s Property; provided, however, that any taxes or assessments which may be levied or assessed against the Premises for the first and last years in which this Lease is in effect shall be appropriately prorated between Landlord and Tenant. Notwithstanding the foregoing, in no event shall Tenant be responsible for payment of Landlord’s income, inheritance, estate, and capital gains taxes.

(b)           Within thirty (30) days after Tenant receives the paid receipted tax bills, Tenant shall furnish Landlord with copies thereof. Tenant may, at its option, contest in good faith and by appropriate and timely legal proceedings any such tax and assessment so long as such contest is conducted by Tenant diligently and so long as such contest does not subject the Premises or any portion thereof to risk of forfeiture; provided, however, that Tenant shall indemnify and hold harmless Landlord from any loss or damage resulting from any such contest, and all expenses of same (including, without limitation, all attorneys’ and paralegal fees, court and other costs) shall be paid solely by Tenant.

10.
COMPLIANCE, USE, UTILITIES, SURRENDER

(a) Tenant at its expense shall promptly comply with all applicable governmental requirements, whether or not compliance therewith shall require structural changes to the Premises; will procure and maintain all permits, licenses, approvals and other authorizations required for the use of the Premises or any part thereof then being made and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Premises;and shall comply with all easements, restrictions, reservations and other instruments of record applicable to the Premises, including without limitation, the procuring and maintaining of insurance as set forth herein. Tenant shall indemnify and save Landlord harmless from all expenses and damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Premises, or against Landlord as owner thereof, due to Tenant’s failure to comply with this paragraph, except to the extent such expenses and damages are due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct.

(b) Notwithstanding any other provision contained in this Lease to the contrary, Tenant shall not use the Premises for (i) any noxious or offensive use, (ii) any use that is not in compliance with all applicable laws and ordinances, (iii) any use in violation of any matter of record, or (iv) any use that is not a Permitted Use.

(c) Tenant shall pay all charges for heat, water, gas, sewage, electricity and other utilities used or consumed on the Premises directly to such utility company and shall contract for the same in its own name. Landlord shall not be liable for any interruption or failure in the supply of any such utility service to the Premises.

10

(d)           Tenant shall peacefully surrender possession of the Premises and the buildings and other improvements thereon to Landlord at the expiration, or earlier termination, of the original term or any extended or renewed term of this Lease, reasonable wear and tear and casualty excepted.

11.               QUIET ENJOYMENT

Landlord covenants and warrants that Landlord has full power and authority to make this Lease, and that Tenant shall have and enjoy full, quiet and peaceful possession of the Premises, their appurtenances and all rights and privileges incidental thereto during the term hereof and any renewals or extensions, subject to the provisions of this Lease.

12.               DEFAULT

(a)           If any one or more of the following events occur, said event or events shall hereby be referred to as a “Default”:

(i) If Tenant fails to pay Rent, any additional rent, or any other charges required hereunder when same shall become due and payable, and such failure continues for five (5) days after receipt of written notice from Landlord.

(ii) If Tenant shall fail to perform or observe any term, condition, covenant, agreement or obligation under this Lease and such failure continues for more than thirty (30) days after receipt of written notice from Landlord (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default, if such default is capable of being cured, but cannot reasonably be cured within such period, provided Tenant is at all times in the process of diligently curing the same).

(iii) If Tenant shall make an assignment for the benefit of creditors or file a petition, in any federal or state court, in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property.

(iv) If any petition shall be filed under federal or state law against Tenant in any bankruptcy, reorganization, or insolvency proceedings, and said proceedings shall not be dismissed or vacated within thirty (30) days after such petition is filed.

(v) If a receiver or trustee shall be appointed under federal or state law for Tenant, or for all or any portion of the property of Tenant, and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment.

(vi) Tenant shall fail to deliver the documents required by Landlord pursuant to Section 16 below.

11

(vii) Except as set forth herein, Tenant subleases the Premises, or any portion thereof, without the written permission of Landlord or Tenant assigns this Lease, whether by operation of law or otherwise, without the written permission of Landlord.

(viii) The Premises shall be abandoned, deserted, or vacated for more than thirty (30) consecutive days (other than for fire, casualty, condemnation, repairs, or as consented to by Landlord in writing), or Tenant fails to take possession of the Premises and initially open for business to the public, or Tenant otherwise ceases its business activity in the Premises (other than for fire, casualty, condemnation, repairs, or as consented to by Landlord in writing) prior to the expiration of the Term.

(b) Upon the happening of any one or more of the aforementioned Defaults, Landlord shall have the right, in addition to any other rights and remedies, to terminate this Lease by giving written notice of same to Tenant. Upon such notice, this Lease shall cease and expire, and Tenant shall surrender the Premises to Landlord in accordance with this Lease. Notwithstanding such termination, Tenant’s liability and obligation under all provisions of this Lease, including the obligation to pay Rent and any and all other amounts due hereunder shall survive and continue. In addition, in the event of Tenant’s Default under this Lease, Landlord may, by notice to Tenant, accelerate the monthly installments of Rent due hereunder for the remaining term of this Lease, in which event such amount, together with any sums then in arrears, shall immediately be due and payable to Landlord. Tenant hereby expressly agrees that its occupation of the Premises after Default constitutes forcible detainer (or equivalent) as is defined by the law in force in the jurisdiction in which the Premises are located.

(c) Upon the occurrence of a Default, regardless of whether this Lease shall be terminated as provided hereinabove, Landlord may re-enter the Premises and remove Tenant, its agents and sub-tenants, together with all or any of Tenant’s Property, by suitable action at law, or by force. Landlord shall not be liable in any way in connection with any action it takes pursuant to this paragraph, to the extent that its actions are in accordance with applicable law. Notwithstanding such re-entry or removal, Tenant’s liability under Lease shall survive and continue.

(d) In case of re-entry, repossession and/or termination of this Lease, Tenant shall remain liable for Rent, any additional rent and all other charges provided for in this Lease for the otherwise remaining term of this Lease, and any and all expenses which Landlord may have incurred in re-entering the Premises including, but not limited to, allocable overhead, alterations to the building, leasing, construction, architectural, legal and accounting fees. Regardless of whether this Lease has been terminated as provided above, Landlord shall use reasonable efforts to relet the whole or part of the Premises upon terms which Landlord, in its sole discretion, deems appropriate and Tenant shall be responsible for all expenses incurred by Landlord in re-letting or attempting to re-let, and all rent collected for reletting shall be credited against all of Tenant’s obligations hereunder.

12

(e) In the event of a Default, Landlord may, at its sole option, enter upon the Premises, if deemed necessary by Landlord in its sole discretion (but without any obligation to do so), and/or do whatever may be deemed necessary by Landlord in its sole discretion to cure such failure by Tenant. Tenant shall pay to Landlord within five (5) days of Landlord’s request, all costs incurred by Landlord in connection with Landlord’s curing of such failure. In addition to the above costs, in the event Landlord does not receive payment from Tenant when due under this subparagraph 12(e), then interest at the rate of ten percent (10%) per annum or, if less, the highest rate allowable by law, shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

(f) In the event Landlord engages legal counsel in connection with the enforcement of any of the terms and provisions of this Lease, then, in addition to all other sums due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord any and all reasonable attorneys’ fees, paralegal fees, court costs and other costs and expenses incurred by Landlord, whether or not judicial proceedings are filed, and including on appeal and in any bankruptcy proceedings.

(g) Notwithstanding the foregoing, in the event Tenant fails to maintain and keep in full force and effect any or all of the insurance required pursuant to Section 6 of this Lease (“Insurance Premiums”), or pay any taxes required under Section 9 above (“Taxes”), then at Landlord’s request and in Landlord’s sole discretion, Tenant shall thereafter escrow funds for payment of such Insurance Premiums and Taxes in the following manner:

(i) Tenant shall immediately pay to Landlord all sums expended by Landlord, plus an additional ten percent (10%), for purposes of (1) bringing current or reinstating or purchasing the Insurance Premiums required under Section 6 of this Lease and (2) bringing current all Taxes, together with any late fees or fines thereon. Thereafter, Tenant shall pay to Landlord on the first (1st) day of each month along with the monthly Rent payment a sum (the “Escrow Funds”) equal to one-twelfth (1/12th) of the yearly Insurance Premiums and Taxes.

(ii) Landlord shall apply the Escrow Funds to pay said Insurance Premiums as and when the applicable premiums shall become due and to such Taxes prior to delinquency. No interest shall be payable by Landlord on the Escrow Funds unless required by applicable law, in which event all such interest shall be applied by Landlord to pay such Insurance Premiums and Taxes. Landlord shall provide to Tenant an annual accounting of the Escrow Funds in Landlord’s normal format showing credits and debits to the Escrow Funds and the purpose for which each debit to the Escrow Funds was made, within thirty (30) days after the expiration of such annual accounting.

(iii) If the amount of the Escrow Funds held by Landlord at the time of the annual accounting thereof shall exceed the amount deemed necessary by Landlord to provide for the payment of Insurance Premiums and Taxes, such

13

excess shall be credited to Tenant on the next monthly installment or installments of Escrow Funds due. If at any time the amount of the Escrow Funds held by Landlord shall be less than the amount deemed necessary by Landlord to pay the Insurance Premiums and Taxes, Tenant shall pay to Landlord any amount necessary to make up the deficiency within thirty (30) days after written notice from Landlord to Tenant requesting payment thereof.

(iv) The foregoing Escrow Funds arrangement shall terminate if Tenant fully and faithfully complies with the provisions of this Section 12(g) for a period of twenty-four (24) consecutive months. Upon the termination of this Lease, so long as Tenant is not in default hereunder, Landlord shall promptly refund (or credit to Tenant in the case of termination due to Tenant’s default) any Escrow Funds held by Landlord.

(h) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law or in equity, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of any Default, and no waiver of any Default shall be effective unless it is in writing, signed by Landlord.

(i) In the event of a default by Landlord, Tenant's remedy, in addition to any other remedies it may have at law or in equity, shall be an action for actual damages or injunction, but prior to any such action, Tenant shall give Landlord written notice specifying such default, and Landlord shall have a period of thirty (30) days following the receipt of such notice in which to cure the default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion).

13.             HOLDING OVER

In the event Tenant remains in possession of the Premises after the expiration of this Lease without executing a new written lease acceptable to Landlord and Tenant, Tenant shall occupy the Premises as a tenant from month to month subject to all the terms hereof (except as modified by this paragraph), but such possession shall not limit Landlord’s rights and remedies by reason thereof. In the event of such month to month tenancy, the monthly installment of Base Rent due for each such month shall increase to be one and a half (1.5) times the monthly installment thereof which was payable during the last month of the term of this Lease.

14.             WAIVER OF SUBROGATION

Notwithstanding anything in this Lease to the contrary, neither party shall be liable to the other for any damage or destruction of the Premises or any other property resulting from fire or other casualty covered by insurance required of either party hereunder (or which could be insured against), whether or not such loss, damage or destruction of the Premises or other property are caused by or results from the negligence of such party (which term includes such party’s officers, employees, agents and invitees), and each party hereby expressly releases the

14

other from all liability for or on account of any said insured loss, damage or destruction, whether or not the party suffering the loss is insured against such loss, and if insured whether fully or partially. Each party shall procure all endorsements of insurance policies carried by it necessary to protect the other from any right of subrogation and/or liability in the event of such loss.

15.
ASSIGNMENT AND SUBLETTING

(a) Tenant shall not have the right, without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, to assign or sublet any part or all of the Premises to any party for any purpose. A change in ownership of the controlling interest of Tenant (whether direct or indirect) shall also constitute an assignment subject to this subparagraph. Landlord, without being deemed unreasonable, may withhold its consent to any proposed assignment or subletting where (as determined by Landlord in Landlord’s sole discretion) (i) such assignment or subletting would violate the terms of any then existing agreement applicable to the Premises, or (ii) the financial capacity of such assignee or subtenant is materially less than that of Tenant as of the date of such proposed assignment or the date of this Lease, whichever is greater. Even if such consent to assignment or subletting is given by Landlord or not required, such assignment or subletting shall not relieve Tenant of its liability for the continued performance of all terms, covenants and conditions of this Lease, including without limitation the payment of all Rent and other charges thereunder, except to the extent otherwise agreed to in writing by Landlord. In the event of the subletting or assignment of this Lease, Landlord is entitled to receive fifty percent (50%) of all gross revenues received by Tenant from the assignee/sublessee, net of the Rent due under this Lease by Tenant to Landlord.

(b) Prior to any assignment allowed hereunder, Tenant shall deliver to Landlord (i) a copy of the assignment documents (including copies of any recorded documents related thereto); (ii) the name, address and telephone number of such assignee and a designated contact person for such assignee; (iii) a new insurance certificate complying with the terms of this Lease and naming such assignee as the tenant of the Premises; and (iv) an agreement executed by such assignee whereby such assignee assumes and agrees to discharge all obligations of Tenant under this Lease. Notwithstanding anything in this Lease to the contrary, in the event of any assignment of this Lease or subletting of the Premises, Tenant shall not be released from its obligations under this Lease unless specifically released by virtue of a separate written instrument executed by Landlord, which may be withheld in Landlord’s sole discretion.

(c) Landlord shall have the right without limitation to sell, convey, transfer or assign its interest in the Premises or its interest in this Lease, and upon such conveyance being completed, all covenants and obligations of Landlord under this Lease accruing thereafter shall cease, but such covenants and obligations shall run with the land and shall be binding upon the subsequent landlord or owners of the Premises or of this Lease.

(d) Notwithstanding anything to the contrary contained in this section 15, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublease all or any portion of the Premises to any party which directly or indirectly: (i)

15

wholly owns or controls Tenant; (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold, provided, however, (a) Tenant gives Landlord thirty (30) days prior written notice of such assignment or subletting, and (b) the transferee, in the case of an assignment, shall expressly assume Tenant's obligations under this Lease. Notwithstanding any assignment or sublease under this section 15(d), the original Tenant shall not be released from its obligations for the payment of Base Rent and other amounts due under this Lease, and compliance with all of Tenant’s obligations under this Lease.

16. SUBORDINATION, NON-DISTURBANCE, ATTORNMENT, ESTOPPEL CERTIFICATE.

(a) Upon written request of the holder of any mortgage (which term “mortgage” shall also include deeds of trust) now or hereafter relating to the Premises, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument in the form customarily used by such encumbrance holder to effect such subordination (and reasonably approved by Tenant); provided, however, as a condition of all such subordinations, the holder of such mortgage shall be first required to agree in writing with Tenant that, notwithstanding the foreclosure or other exercise of rights under any such first or other mortgage, Tenant’s possession and occupancy of the Premises and the improvements and its leasehold estate shall not be disturbed or interfered with nor shall Tenant’s rights and obligations under this Lease be altered or adversely affected thereby so long as Tenant is not in Default beyond applicable notice and cure periods.

(b) Notwithstanding anything set out in subparagraph (a) above to the contrary, in the event the holder of any such mortgage elects to have this Lease be superior to its mortgage, then upon Tenant’s being notified in writing to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, and Tenant shall execute, acknowledge and deliver an instrument, in the form customarily used by such encumbrance holder (and reasonably approved by Tenant), effecting such priority.

(c) In the event proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage made by Landlord encumbering the Premises, or in the event of delivery of a deed in lieu of foreclosure under such a mortgage, Tenant will attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as “Landlord” under this Lease, and upon the request of the purchaser, Tenant shall execute, acknowledge and deliver an instrument, in form and substance satisfactory to such purchaser and reasonably acceptable to Tenant.

(d) Each party agrees, within fifteen (15) days after written request by the other, to execute, acknowledge and deliver to and in favor of any proposed mortgagee or purchaser of the Premises, an estoppel certificate, in the form customarily used by such

16

proposed mortgagee or purchaser, stating, among other things (i) whether this Lease is in full force and effect, (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which Rent and other charges have been paid, and (iv) whether the party furnishing such certificate knows of any default on the part of the other party or has any claim against such party and, if so, specifying the nature of such default or claim.

(e)           Upon written demand by the holder of any mortgage covering the Premises, Tenant shall forthwith execute, acknowledge and deliver an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant’s rights under this Lease, or terminating or declaring a default under this Lease.

17.               NOTICES

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by a nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:
Steven and Janelle Brewster

250B Blue Grass Drive

Hendersonville, TN 37075

Attn: Steven Brewster

If to Tenant:
Wholesale, LLC

4521 Sharon Road, Suite 370

Charlotte, NC 28211

Attn:

Any party may change its address for notices by written notice in like manner as provided in this paragraph and such change of address shall be effective seven (7) days after the date notice of such change of address is given. Notice for purposes of this Lease shall be deemed given when it shall have been received or rejected by the intended recipient.

18.               INDEMNIFICATION

Tenant does hereby indemnify Landlord against and from all liabilities, losses, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ fees, attorneys’ fees, paralegal fees, and legal costs and expenses, incurred by Landlord, whether or not judicial proceedings are filed, and including (but without limitation) on appeal and in any bankruptcy proceedings, which may be imposed upon or asserted against or incurred by Landlord by reason of any of the following occurring, except to the extent such liabilities, obligations, damages, and expenses are caused by Landlord's negligence or willful misconduct:

17

(a) any work or thing done by Tenant in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises by Tenant;

(b) any use, possession, occupation, operation, maintenance or management of the Premises or any part hereof by Ten;

(c) any failure to properly, use, possess, occupy, operate, maintain or manage the Premises or any part thereof by Tenant;

(d) the condition, including environmental conditions arising after the date of this Lease and not in existence on the Premises prior to the date of this Lease, of the Premises or any part thereof, to the extent in Tenant's control or resulting from Tenant’s use, occupancy or operation at the Premises;

(e) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

(f) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof including any sidewalk adjacent thereto; or

(g) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with beyond applicable notice and cure periods.

19.             HOLD HARMLESS

Tenant agrees to hold Landlord harmless from and against any and all claims, damages, accidents and injuries to persons or property caused by or resulting from or in connection with anything in or pertaining to or upon the Premises during the term of this Lease or while Tenant is occupying the Premises, except if such claim, damage, accident or injury shall be caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall not be liable to Tenant, Tenant’s employees, agents, invitees, licensees or any other person whomsoever for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees or of any other person entering the building under expressed or implied invitation by Tenant or due to any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord, its employees or its authorized representatives.

20.             LANDLORD’S LIABILITIES

The term “Landlord” as used in this Lease means the owner from time to time of the Premises. Neither Landlord nor any partner, member, shareholder or beneficiary thereof shall have any personal liability with respect to any of the provisions of this Lease and if Landlord is in default with respect to its obligations hereunder Tenant shall look solely to the equity of Landlord in the Premises.

18

21.             SUCCESSORS

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

22.             ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties hereto and may not be modified in any manner other than in writing signed by the parties hereto or their successors in interest.

23.             GENDER

Whenever the context hereof permits or requires, words in the singular may be regarded as in the plural and vice-versa, and personal pronouns may be read as masculine, feminine and neuter.

24.             BROKERAGE FEES

The parties agree that no broker or finder (“Broker”) was used or engaged by either party in connection with the drafting or negotiating of this Lease and that neither Landlord nor Tenant shall not be responsible for any such fees or commissions to any Broker. No representation by any Broker or any other third party shall bind Landlord or Tenant and in no event shall be used to interpret this Lease. Each party shall indemnify the other party against, and hold it harmless from, any liability for any compensation to any Broker or other person who may be deemed or held entitled thereto because of a relationship with such party.

25.             CAPTIONS

The captions of this Lease are for convenience only, and do not in any way define, limit, disclose, or amplify terms or provisions of this Lease or the scope or intent thereof.

26.             NET LEASE

It is the intention of the parties hereto that this Lease is and shall be treated as a triple net lease. Any present or future law to the contrary notwithstanding, except as expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Tenant hereunder be affected by reason of: any damage to or destruction of the Premises or any part thereof; any taking of the Premises or any part thereof or interest therein by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof; any interference with such use, occupancy or enjoyment by any person or for any other reason; any action of governmental authority; or any defect in the condition, quality or fitness for use of the Premises or any part thereof. The parties intend that the obligations of Tenant hereunder shall be separate

19

and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

27.             WAIVER

No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord’s consent to, or approval of, any act as required hereunder shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any such subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

28.             TIME OF THE ESSENCE

Landlord and Tenant agree that time shall be of the essence of all terms and provisions of this Lease.

29.             GOVERNING LAW

This Lease shall be construed in accordance with the laws of the state in which the Premises are located.

30.             NOT A SECURITY ARRANGEMENT

The parties hereto agree and acknowledge that this transaction is not intended as a security arrangement or financing secured by real property, but shall be construed for all purposes as a true lease.

31.             HAZARDOUS SUBSTANCES.

Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances shall be used, located, stored or processed on the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, and no Hazardous Substances will be generated, released or discharged from the Premises. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and Landlord’s officers, agents, employees and affiliates from and against any and all claims, causes of action, demands, liens, losses, liabilities (including, but not limited to, strict liability), damages, injuries, fines, costs and expenses (including, but not limited to,

20

court costs, litigation expenses, reasonable attorney’s fees and costs of settlement or judgment), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of (i) the presence in or the escape, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Substances or the presence of any Hazardous Substances placed on or discharged from the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, or (ii) any violation or alleged violation of any environmental laws by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees in relation to the Premises. In the event of the release of Hazardous Substances in or about the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees, Tenant shall immediately notify Landlord about such release and advise Landlord of the procedures being taken for remediation. Landlord reserves the right to reenter the Premises should Tenant fail to respond to the release and/or to remediate the Premises. Tenant shall be responsible for any costs assessed Landlord in connection to such release and/or remediation, including attorney’s fees. Landlord shall have the right to require that Tenant deliver periodic environmental audits of the Premises evidencing that no violations have occurred.

Landlord represents and warrants that as of the Effective Date Landlord is not actually aware of any Hazardous Substances on, in, or under the Premises, nor has Landlord received any written notice of any Hazardous Substances on, in, or under the Premises.

This Section shall survive the expiration or earlier termination of this Lease.

32.RIGHT OF FIRST OFFER TO PURCHASE. During the Initial Term and any
Renewal Term, provided that Tenant is not in default under any of the terms or conditions of this Lease beyond applicable notice and cure periods, prior to selling the Premises to any third party, Landlord shall first deliver a written offer (“Offer”) to Tenant setting forth the material terms upon which Landlord proposes to offer to sell the Premises to such third party, and Tenant shall have the right for a period of ten (10) days after receipt of the Offer, to elect to purchase the Premises on the same terms and conditions set forth in the Offer by delivery of a written notice to Landlord accepting the Offer within such time period (the “Acceptance”). If Tenant does not timely deliver the Acceptance of the Offer without any modification, then Landlord shall be free to sell the Premises to a third party on the exact terms and conditions set forth in the Offer and Tenant shall no longer have a right of first offer with respect to the Offer. Prior to Landlord offering the Premises for sale or entering into a purchase contract on terms materially different than those set forth in the Offer, Landlord shall deliver an updated written Offer setting forth such revised terms and the foregoing process shall be repeated.

If Tenant timely accepts the Offer (as evidenced by its timely delivery to Landlord of the Acceptance), then the parties shall proceed to closing of the sale of the Premises within thirty (30) days on industry standard terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed the day and date first above written.

LANDLORD

Steven Brewster

Janelle Brewster

TENANT

Wholesale, LLC a Tennessee limited liability company

By:
Name:
Title:

22

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of October __, 2018 (the “Effective Date”), by and between:

(i) Steven Brewster d/b/a Steve Brewster Rentals, with a principal office and place of business at 250B Blue Grass Drive, Hendersonville, TN 37075 (“Landlord”); and

(ii) Wholesale, LLC a Tennessee limited liability company, with a mailing address of 4521 Sharon Road, Suite 370, Charlotte, NC 28211 (“Tenant”).

WITNESSETH:

Landlord leases to Tenant, and Tenant rents from Landlord, that certain real property commonly known as 8037 Eastgate Boulevard, Mount Juliet, Tennessee 37122, together with all rights and privileges that are appurtenant to such real property, inclusive of all easements benefiting such land, and together with that certain building located thereon consisting of approximately 11,944 total square feet (the “Premises”).

The following additional stipulations are hereby declared to be covenants of this Lease and shall, unless otherwise expressly stated, be applicable at all times throughout the term of this Lease and any extension or renewal thereof:

1.
DEFINITIONS

For purposes of this Lease, the following terms shall have the definitions ascribed to them below:

“Commencement Date” shall mean the Effective Date.

“Improvements” shall mean all improvements and structures located on the real property or hereafter constructed on the real property.

“Lease” shall include this Lease Agreement and all amendments hereto, if any, entered into from time to time hereafter.

“Lease Year” shall mean each consecutive twelve (12) month period during the term of this Lease and any extensions hereof. The first Lease Year shall begin on the Commencement Date and shall expire on the last day of the twelfth (12th) month thereafter and each subsequent Lease Year shall begin on the day immediately following the prior Lease Year and shall expire on the last day of the twelfth (12th) month thereafter; provided, however, that in the event the Commencement Date is not the first (1st) day of a calendar month, then the first Lease Year shall be longer than twelve (12) months, it being agreed that such Lease Year shall commence on the Commencement Date and shall expire on the last day of the twelfth (12th) month after the first (1st) day of the calendar month following the Commencement Date.

“Material Alteration” shall mean any proposed construction or alteration or change affecting the Premises, the cost of which, individually or together with other such activities to be completed concurrently therewith, exceeds Twenty Thousand and No/100 Dollars ($20,000.00).

“Permitted Use” shall mean automotive dealership and service shop with associated office space and for no other purpose.

“Rent” shall mean the rent payable under this Lease and shall include Base Rent (as hereinafter defined), together with all other items described in this Lease as “additional rent”.

“Tenant” shall include the named Tenant and any permitted assignee or subtenant thereof pursuant to an assignment or sublease under Section 15 of this Lease.

2.TERM. The term of this Lease shall begin on the Commencement Date and shall expire on the last day of the third (3rd) Lease Year (hereinafter the “Termination Date”), unless previously terminated or renewed or extended as provided herein.

Provided no Default (as hereinafter defined) exists beyond applicable notice and cure periods, Tenant shall have the right, upon at least ninety (90) days prior written notice to Landlord prior to the Termination Date, to renew this Lease for two (2) additional terms of five (5) years each (each, the “Renewal Term”), upon the same terms and conditions contained in this Lease except: (i) the second Renewal Term will contain no further renewal options unless expressly granted by Landlord in writing; and (ii) the Base Rent for the Premises for each applicable Renewal Term shall be an amount equal to the then Fair Market Rental Value (as hereinafter defined) of the Premises, with lease terms commencing on the date of commencement each applicable Renewal Term. If Tenant exercises either of its renewal options in accordance herewith, Landlord shall, within twenty (20) days after the receipt of Tenant's notice of exercise, notify Tenant in writing ("Rent Notice") of Landlord's reasonable determination of the fair market Base Rent for the Premises (the “Fair Market Rental Value”), for the applicable period of the applicable renewal option, which amount shall be determined using a per square foot rental rate, taking into account all relevant factors for space of this type in the Wilson County, Tennessee submarket area, including all tenant incentives (including, but not limited to, rent abatement and tenant improvement allowances) being offered to a new tenant with similar size and creditworthiness. Tenant shall have twenty (20) days from its receipt of the Rent Notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Fair Market Rental Value and thereafter the parties shall negotiate in good faith to reach an agreement on the Fair Market Rental Value. If Tenant does not notify Landlord of an objection to Landlord's determination within twenty (20) days of delivery of the Rent Notice, then Fair Market Rental Value shall be the Fair Market Rental Value sent forth in the Rent Notice. If Landlord and Tenant have not agreed on the Fair Market Rental Value on or before thirty (30) days prior to the expiration of the then-current term of this Lease, within ten (10) days, Landlord and Tenant shall each select an independent disinterested MAI appraiser, which appraisers shall (within ten (10) days) mutually select a third independent disinterested MAI appraiser. Landlord and Tenant shall then each submit for arbitration to the third appraiser their respective offers of the fair market Base Rent for the Premises (the “Fair Market Rental Value”). Such third appraiser shall then (within five (5) business days) select only the Landlord's or the Tenant's offer as the Fair Market Rental Value of the Premises. The decision of such third

2

appraiser shall be final and binding on the parties and the fees and costs of such third appraiser shall be borne by the unsuccessful party; provided, however, that if the third appraiser selects the Landlord's determination of Fair Market Rental Value, Tenant may withdraw its exercise of the applicable renewal option. At a minimum, each of the MAI appraisers shall be disinterested commercial real estate appraisers in Wilson County, Tennessee experienced in commercial leasing.

3.
RENT

(a)            Commencement of Rent. Payment of Base Rent (as defined below) shall commence as of the Commencement Date.

(b)            Base Rent. Tenant covenants and agrees to pay to Landlord base rent (“Base Rent”) as follows:

Date	Monthly Base Rent	Yearly Base Rent
October __, 2018 – October __, 2021	$23,000	$276,000

(c)            All Base Rent shall be paid in monthly installments, in advance, on or before the first (1st) day of each month; provided, however, that if the Commencement Date occurs on a day other than the first day of the calendar month, the first payment of Base Rent shall be the prorated Base Rent for the remainder of the calendar month in which the payment of Base Rent commences.

(d)            Sales/Use Tax. Tenant shall also pay to Landlord any applicable sales and use tax imposed on any Rents payable hereunder from time to time by state law or any other governmental entity, which sums shall constitute additional rent and shall be due monthly at the same time as monthly installments of Base Rent are due under this Section 3.

(e)            Late Charges. In the event any installment of Rent is not received by Landlord within ten (10) days after written notice by Landlord, there shall be a late charge due to Landlord from Tenant in the amount of five percent (5%) of such delinquent installment of Rent. All such late charges due hereunder shall be deemed additional rent, and are not penalties but rather are charges attributable to administrative and collection costs arising out of such delinquency. If any payment due from Tenant remains overdue for morethan thirty (30) days after written notice to Tenant of nonpayment, an additional late charge in an amount equal to the lesser of (a) ten percent (10%) per annum or (b) the maximum rate allowable by law of the delinquent amount may be charged by Landlord, and shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

(f)            Payments of Rents. At Landlord’s request, all Rent payments shall be made by electronic funds transfer to Landlord to the account and in accordance with the procedures designated by Landlord, or in such other manner as Landlord or its successors or assigns, respectively, may from time to time designate in writing. Prior to the

3

establishment of said electronics funds transfer process, the parties agree that Tenant shall make Rent payments by check payable to the order of Landlord and sent to Landlord at Steve Brewster Rentals, 250B Blue Grass Drive, Hendersonville, TN 37075, or to such other address as Landlord may hereafter direct in writing to Tenant.

(g)           No Abatement. Unless otherwise stated in the Lease, no abatement, offset, diminution or reduction of (i) Rent, charges or other compensation, or (ii) Tenant’s other obligations under this Lease shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever.

(h)           Recalculation of Base Rent. Notwithstanding anything contained herein to the contrary, Tenant shall have the one-time right during the initial term of this Lease to have the Base Rent hereunder recalculated in accordance with this subsection (h). Within thirty (30) days after Landlord's receipt of Tenant's recalculation notice, Landlord and Tenant shall each select an independent disinterested MAI appraiser, which appraisers shall (within ten (10) days) mutually select a third independent disinterested MAI appraiser. Landlord and Tenant shall then each submit for arbitration to the third appraiser their respective offers of the Fair Market Value for the Base Rent. Such third appraiser shall then (within five (5) business days) select only the Landlord's or the Tenant's offer as the Fair Market Rental Value of the Premises. The decision of such third appraiser shall be final and binding on the parties and the fees and costs of such third appraiser shall be borne by the unsuccessful party. At a minimum, each of the MAI appraisers shall be disinterested commercial real estate appraisers in Wilson County, Tennessee experienced in commercial leasing.

4.             INTENTIONALLY DELETED.

5.             ALTERATIONS AND IMPROVEMENTS, MECHANIC’S LIENS

(a)
Alterations and Improvements.

(i)           Tenant’s Property. Tenant shall be permitted to install, use on and about, and remove from the Premises at any time and from time to time all trade fixtures, signage and other moveable personal property (exclusive of lighting affixed to the Premises, plumbing, electrical and heating and air conditioning improvements) which are not a component of the building located or to be located on the Premises (hereinafter referred to as the “Tenant’s Property”), all of which at all times shall remain the property of Tenant with the right of removal (subject to subparagraph 5(c) below) at the expiration of this Lease.

(ii)           Subsequent Improvements. Tenant shall have the right, from time to time, to make interior, non-structural alterations to the Premises as Tenant shall desire without Landlord's prior consent; provided, however, that (i) as to any Material Alteration, (A) Tenant shall submit to Landlord, at least ten (10) business days in advance of the proposed construction date, a floor plan generally depicting any changes to the configuration of space within the building and a listing of the proposed alterations (and the cost thereof) to be completed in such

4

Material Alteration, and Landlord must, in its reasonable opinion, approve or object to such Material Alteration within ten (10) business days after Landlord’s receipt of such floor plan and listing of the proposed alteration, and (B) at Landlord’s reasonable request, Tenant shall deliver to Landlord contractors’ unconditional payment and performance bonds for such work naming Landlord and Tenant as dual obligees; and (ii) as to all construction or alteration (regardless of whether any such activities constitute Material Alteration), all construction shall be completed in a workmanlike manner and in compliance with applicable laws, at Tenant’s sole expense. Landlord’s failure to respond to Tenant’s request for approval of any proposed Material Alteration within ten (10) business days after Landlord’s receipt thereof shall be deemed to constitute Landlord’s approval of such proposed Material Alteration. In the event Landlord objects to any proposed Material Alteration as provided above, Tenant may re-submit a revised floor plan and/or listing of the proposed Tenant’s Improvements for review by Landlord as provided in this Section 5(a)(ii). Changes or alterations to any floor plan and listing of proposed Material Alteration previously approved by Landlord that would affect the total cost thereof by more than Ten Thousand and No/100 Dollars ($10,000.00) shall constitute new Material Alteration which must be submitted to Landlord or approval as provided above in this Section 5(a)(ii). One reproducible final copy of the plans for all completed Material Alterations shall be signed by Tenant and submitted to Landlordwithin ninety (90) days following the completion thereof. All alterations shall not weaken the structural strength or materially decrease the value of the Premises and shall be constructed in compliance with the requirements of this Lease. Prior to the commencement of construction, all required approvals of such construction must have been obtained from the applicable governmental authorities and utilities having jurisdiction thereof. Upon completion of the construction or alteration, Tenant shall provide Landlord: (i) with respect to a Material Alteration, a certification from the applicable construction contractor, architect or engineer that such alterations or improvements have been constructed, altered or changed in strict compliance with all applicablelaws, and (ii) with respect to a Material Alteration, a fully executed lien waiver, in a form reasonably acceptable to Landlord, from each contractor or subcontractor participating in such construction or alteration or change of such alterations or improvements, if and as applicable. Landlord shall be permitted to inspect such constructed, altered or changed improvements, at Landlord's expense. Except as set forth herein, Tenant shall not remove or demolish, in whole or in part, any alterations or improvements upon or within the Premises without the prior approval of Landlord, which approval may be conditioned upon the obligation of Tenant to return the Premises to their original condition, wear and tear and casualty excepted. All alterations and improvements shall be included within the meaning of the term “Premises” hereunder.

(iii) Ownership of Improvements. Except as set forth herein, upon termination or expiration of this Lease, title to any and all improvements, repairs, alterations, additions or other improvements shall immediately and automatically vest in, revert to and become the property of Landlord.

5

(b)            Mechanic’s and Other Liens. Tenant shall not do or suffer anything to be done whereby the Premises, or any part thereof, may be encumbered by a mechanic’s, materialman’s, or other liens for work or labor done, services performed, materials, appliances, or power contributed, used, or furnished in or to the Premises or in connection with any operations of Tenant, or similar lien, and, if, whenever and as often as any such lien is filed against the Premises, or any part thereof, purporting to be for or on account of any labor done, materials or services furnished in connection with any work in or about the Premises, done by, for or under the authority of Tenant, or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record within thirty (30) days after service upon Tenant of notice of the filing thereof; provided, however, Tenant shall have the right to remove such lien by bonding same in accordance with applicable law.

(c)            Title to Tenant’s Property. All of Tenant’s Property placed in or upon the Premises by Tenant shall remain the property of Tenant with the right to remove the same at any time during the term of this Lease.

6. INSURANCE

(a) Tenant, at its expense and as additional rent hereunder, shall, throughout the term of this Lease and any extension or renewal thereof, keep the Improvements constructed by Tenant and located on the Premises insured against fire and other casualty, with “Special Form Causes of Loss” coverage (as such term is used in the insurance industry), at least as broad as the most current ISO Special Cause of Loss Form, including, but not limited to, coverage for glass breakage, vandalism and malicious mischief, and builder’s risk (during the period of any construction), in an amount of not less than the full replacement value with no co-insurance penalty, with any deductible in excess of $100,000 to be reasonably approved by Landlord.

(b) Tenant shall also maintain throughout the term of this Lease and any extension thereof, at its own expense and as additional rent, commercial general liability insurance covering the Premises and the Improvements, at least as broad as the most current ISO Commercial General Liability Policy Form (occurrence basis), against all claims for personal injury, death, or property damage for the joint benefit of and insuring Tenant and Landlord (and Landlord’s lender if so requested by Landlord), with limits not less than Two Million Dollars ($2,000,000.00) per occurrence, with any deductible in excess of $100,000 to be reasonably approved by Landlord, and an umbrella liability policy or excess liability policy, in an amount of not less than Two Million Dollars ($2,000,000.00) per occurrence, with any deductible in excess of $250,000 to be reasonably approved by Landlord.

(c) Intentionally omitted.

(d) All insurance companies providing the coverage required under this Section 6 shall be selected by Tenant and shall be rated A minus (A-) or better by Best’s Insurance Rating Service, shall be licensed to write insurance policies in the state in which the Premises is located, and shall be acceptable to Landlord in Landlord’s

6

reasonable discretion. On or prior to the Effective Date and thereafter prior to the expiration of any of the policies providing the coverages described herein, Tenant shall provide Landlord with copies of all certificates of such coverage for the insurance coverages referenced in this Section 6. All commercial general liability and umbrella liability or excess liability policies (except as to the property policy) shall designate Landlord and any mortgagee reasonably designated by Landlord as an additional insured. Any such coverage for additional insureds shall be primary and non-contributory with any insurance carried by Landlord or any other additional insured hereunder. All property insurance policies shall name Landlord (and Landlord’s lender if so requested by Landlord) as an additional named insured or as a loss payee as Landlord’s interests may appear, and shall provide that all losses shall be payable as herein provided. Tenant shall request to its insurer(s) that all such policies of insurance shall provide that the amount thereof shall not be reduced and that none of the provisions, agreements or covenants contained therein shall be modified or canceled by the insuring company or companies without thirty (30) days prior written notice being given to Landlord; provided, however, the failure of any policies to include the foregoing requirements of this sentence shall not be a default under this Lease. Such policy or policies of insurance shall also cover loss or damage to Tenant’s Property, and the insurance proceeds applicable to Tenant’s Property shall not be paid to Landlord or any mortgagee but shall accrue and be payable solely to Tenant. In the event of a casualty, Tenant shall be responsible for any deficiency between the replacement cost of the Premises and the amount actually paid by the insurance company, provided, however, that if this Lease terminates in accordance with Section 8, Tenant shall not be responsible for rebuilding the Premises or any cost thereof, and any amounts received by the insurance company shall remain with Tenant.

(e)
Intentionally omitted.

7.
MAINTENANCE AND REPAIR

(a) Except as set forth in subparagraph (d) below, Tenant shall maintain the Premises and all buildings and improvements thereon in good order and repair and, subject to the provisions of Section 8 with respect to a termination of this Lease as a result of a casualty or a “taking”, return the Premises and all buildings and improvements thereon or constructed thereon by Tenant at the expiration of the term of this Lease or any extension thereof in good condition and repair, ordinary wear and tear, casualty, and condemnation excepted.

(b) Tenant agrees that Landlord shall have no obligation under this Lease to make any repairs or replacements (including the replacement of obsolete components) to the Premises or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise, except to the extent any such repairs or replacements are due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct. The terms “repair” and “replacement” include the replacement of any portions of the Premises which have outlived their useful life during the term of the Lease (or any extensions thereof). Except as set forth herein, Landlord and Tenant intend that the Rent received by Landlord shall be free and clear of any expense to Landlord for the construction, care, maintenance,

7

operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Premises and any building and improvement thereon, it being agreed that all such costs and expenses shall be the responsibility of Tenant, except to the extent any repair, replacement or improvements are necessary due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct.

(c) Tenant acknowledges and agrees that the Premises are and shall be leased by Landlord to Tenant in its present “AS IS” condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., “AS IS”, on and as of the Commencement Date. Notwithstanding the foregoing, Landlord represents that as of the date of this Lease, to the best of Landlord's knowledge, the Premises and the property are in compliance with all applicable laws (including, without limitation, the Americans with Disabilities Act), and to the extent the Premises and/or the property are in violation of any such law(s), then the work required to bring the applicable item into compliance will be performed by Landlord, at its expense.

(d) Landlord shall maintain and repair, at its expense, the roof, the structural soundness of the foundation, the structural soundness of the exterior walls of the building, the driveways, alleys, landscape, drainage systems and grounds surrounding the Premises (but not including Tenant's fenced-in parking area). Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall have a reasonable opportunity to repair.

8.
CONDEMNATION; CASUALTY

(a) In the event that the whole or any material part of the Premises shall be taken during the term of this Lease or any extension or renewal thereof for any public or quasi-public use under any governmental law, ordinance, regulation or by right of eminent domain, or shall be sold to the condemning authority under threat of condemnation with the result that the Premises cannot continue to be operated for the Permitted Use in Tenant's reasonable discretion, or if all reasonable access to the adjacent roadways from the existing or comparable curb cuts shall be taken (any of such events being hereinafter referred to as a “taking”), Landlord or Tenant shall have the option of terminating this Lease as of a date no earlier than the date of such taking, such termination date to be specified in a notice of termination to be given by the terminating party to the other party not fewer than fourteen (14) days after the date on which possession of the Premises, or part thereof, must be surrendered to the condemning authority or its designee.

(b) In the event of any taking which does not give rise to an option to terminate (as described above) or in the event of a taking which does give rise to an option to terminate (as described above) and neither Landlord or Tenant elect to terminate, then and in either such event, this Lease shall terminate (as of the date of such

8

“taking”) with respect only to the portion of the Premises so taken, but shall remain in full force and effect with respect to the remainder of the Premises, and Landlord shall, to the extent of the award from such taking (which word “award” shall mean the net proceeds of any award with respect to such taking after deducting reasonable expenses of any settlement, or net purchase price under a sale in lieu of condemnation but shall exclude any portion of the total award that relates to Landlord’s reversionary interest), promptly restore or repair the Premises and all improvements thereon (except those items of Tenant’s Property which Tenant is permitted to remove under the terms of this Lease) to the same condition as existed immediately prior to such taking. If the estimated cost of restoration or repair shall exceed the amount of such award, Landlord may elect to expend such excess to restore or repair the Premises or may elect to terminate this Lease. In such event, from and after the date of such taking, Base Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. If the award shall exceed the amount spent or to be spent promptly to effect such restoration, repair or replacement, such excess shall unconditionally belong to Landlord.

(c) Nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, other personal property belonging to Tenant, and loss of Tenant's business; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award.

(d) If this Lease is terminated by reason of a taking, then Landlord and Tenant shall share the award in any such condemnation or eminent domain proceedings or purchase, with Tenant getting any award specifically made to reimburse Tenant for the taking of Tenant’s Property or for moving expenses or business losses and Landlord getting the balance of the award.

(e) If the Premises should be damaged or destroyed by fire or other casualty to the extent that the same cannot be reasonably repaired or restored within 180 days after the occurrence of such casualty, Landlord or Tenant may terminate this Lease upon giving notice to the other party within thirty (30) days after the casualty occurs. In the event of any such termination, except to the extent they are for Tenant’s Property, all insurance proceeds payable in connection with such casualty shall be shared by Landlord and Tenant in the same manner that Landlord and Tenant share in a condemnation award under Section 8(c) above.

(f) If the Premises are damaged by fire or other casualty and this Lease is not terminated pursuant to subparagraph 8(e) above, then this Lease shall continue in effect and the Premises shall be promptly restored by Landlord or Tenant, at Landlord’s sole election, to the condition in which it existed at the time the casualty occurred, and all insurance proceeds payable with respect to such casualty shall be applied to the cost of such repairs and/or reconstruction, and if it reasonably appears that the cost of the repairs and restoration will exceed the amount of the insurance proceeds actually received, Tenant will pay such deficiency.

9

9.
TAXES AND ASSESSMENTS

(a) From and after the Effective Date and continuing throughout the term of this Lease and all extensions thereof, Tenant shall pay, prior to delinquency, all taxes and assessments which may be levied upon or assessed against the Premises and all taxes and assessments of every kind and nature whatsoever arising in any way from the use, occupancy or possession of the Premises or assessed against the improvements situated thereon, together with all taxes levied upon or assessed against Tenant’s Property. To that end, Landlord shall not be required to pay any taxes or assessments whatsoever which relate to or may be assessed against this Lease, the Rent and other amounts due hereunder, the Premises, improvements and Tenant’s Property; provided, however, that any taxes or assessments which may be levied or assessed against the Premises for the first and last years in which this Lease is in effect shall be appropriately prorated between Landlord and Tenant. Notwithstanding the foregoing, in no event shall Tenant be responsible for payment of Landlord’s income, inheritance, estate, and capital gains taxes.

(b) Within thirty (30) days after Tenant receives the paid receipted tax bills, Tenant shall furnish Landlord with copies thereof. Tenant may, at its option, contest in good faith and by appropriate and timely legal proceedings any such tax and assessment so long as such contest is conducted by Tenant diligently and so long as such contest does not subject the Premises or any portion thereof to risk of forfeiture; provided, however, that Tenant shall indemnify and hold harmless Landlord from any loss or damage resulting from any such contest, and all expenses of same (including, without limitation, all attorneys’ and paralegal fees, court and other costs) shall be paid solely by Tenant.

10.
COMPLIANCE, USE, UTILITIES, SURRENDER

(a) Tenant at its expense shall promptly comply with all applicable governmental requirements, whether or not compliance therewith shall require structural changes to the Premises; will procure and maintain all permits, licenses, approvals and other authorizations required for the use of the Premises or any part thereof then being made and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Premises; and shall comply with all easements, restrictions, reservations and other instruments of record applicable to the Premises, including without limitation, the procuring and maintaining of insurance as set forth herein. Tenant shall indemnify and save Landlord harmless from all expenses and damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Premises, or against Landlord as owner thereof, due to Tenant’s failure to comply with this paragraph, except to the extent such expenses and damages are due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct.

(b) Notwithstanding any other provision contained in this Lease to the contrary, Tenant shall not use the Premises for (i) any noxious or offensive use, (ii) any use that is not in compliance with all applicable laws and ordinances, (iii) intentionally omitted, or (iv) any use that is not a Permitted Use.

10

(c) Tenant shall pay all charges for heat, water, gas, sewage, electricity and other utilities used or consumed on the Premises directly to such utility company and shall contract for the same in its own name. Landlord shall not be liable for any interruption or failure in the supply of any such utility service to the Premises.

Notwithstanding anything in this Lease to the contrary, if there is an interruption in an essential service (such as, but not limited to, electricity, water, or HVAC), and such interruption (x) is caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors, and (y) renders all or any portion ofthe Premises untenantable, and (z) continues for a period of three (3) consecutive business days after Landlord's receipt of notice from Tenant, then so long as the correct of the problem is within Landlord's reasonable control, Tenant shall be entitled to an abatement of Base Rent and any other expenses for each day that the Premises are untenantable with respect to the portion of the Premises that is untenantable.

(d) Tenant shall peacefully surrender possession of the Premises and the buildings and other improvements thereon to Landlord at the expiration, or earlier termination, of the original term or any extended or renewed term of this Lease, reasonable wear and tear and casualty excepted.

11.             QUIET ENJOYMENT

Landlord covenants and warrants that Landlord has full power and authority to make this Lease, and that Tenant shall have and enjoy full, quiet and peaceful possession of the Premises, their appurtenances and all rights and privileges incidental thereto during the term hereof and any renewals or extensions, subject to the provisions of this Lease.

12.             DEFAULT

(a)           If any one or more of the following events occur, said event or events shall hereby be referred to as a “Default”:

(i) If Tenant fails to pay Rent, any additional rent, or any other charges required hereunder when same shall become due and payable, and such failure continues for five (5) days after receipt of written notice from Landlord.

(ii) If Tenant shall fail to perform or observe any term, condition, covenant, agreement or obligation under this Lease and such failure continues for more than thirty (30) days after receipt of written notice from Landlord (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default, if such default is capable of being cured, but cannot reasonably be cured within such period, provided Tenant is at all times in the process of diligently curing the same).

(iii) If Tenant shall make an assignment for the benefit of creditors or file a petition, in any federal or state court, in bankruptcy, reorganization,

11

composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property.

(iv) If any petition shall be filed under federal or state law against Tenant in any bankruptcy, reorganization, or insolvency proceedings, and said proceedings shall not be dismissed or vacated within thirty (30) days after such petition is filed.

(v) If a receiver or trustee shall be appointed under federal or state law for Tenant, or for all or any portion of the property of Tenant, and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment.

(vi) Tenant shall fail to deliver the documents required by Landlord pursuant to Section 16 below.

(vii) Except as set forth herein, Tenant subleases the Premises, or any portion thereof, without the written permission of Landlord or Tenant assigns this Lease, whether by operation of law or otherwise, without the written permission of Landlord.

(viii) The Premises shall be abandoned, deserted, or vacated for more than thirty (30) consecutive days (other than for fire, casualty, condemnation, repairs, or as consented to by Landlord in writing), or Tenant fails to take possession of the Premises and initially open for business to the public, or Tenant otherwise ceases its business activity in the Premises (other than for fire, casualty, condemnation, repairs, or as consented to by Landlord in writing) prior to the expiration of the Term.

(b)           Upon the happening of any one or more of the aforementioned Defaults, Landlord shall have the right, in addition to any other rights and remedies, to terminate this Lease by giving thirty (30) days' written notice of same to Tenant. Upon such notice, this Lease shall cease and expire, and Tenant shall surrender the Premises to Landlord in accordance with this Lease. Notwithstanding such termination, Tenant’s liability and obligation under all provisions of this Lease, including the obligation to pay Rent and any and all other amounts due hereunder shall survive and continue. In addition, in the event of Tenant’s Default under this Lease, Landlord may, by notice to Tenant, accelerate the monthly installments of Rent due hereunder for the remaining term of this Lease, in which event such amount, together with any sums then in arrears, shall immediately be due and payable to Landlord; provided, however, Landlord shall only have the right to accelerate the Rent provided above for what would have been the following one (1) year period of the term (had Tenant's rights to possession not been terminated), discounted to present value and subject to a credit for reletting, and Landlord may, on each anniversary of the date of such acceleration again accelerate the Rent hereunder for what would have been the next following one (1) year period which shall not have previously been declared due and payable, discounted to present value and subject to a credit for reletting. Tenant hereby expressly agrees that its occupation of the Premises after Default

12

constitutes forcible detainer (or equivalent) as is defined by the law in force in the jurisdiction in which the Premises are located.

(c) Upon the occurrence of a Default, regardless of whether this Lease shall be terminated as provided hereinabove, Landlord may re-enter the Premises and remove Tenant, its agents and sub-tenants, together with all or any of Tenant’s Property, by suitable action at law, or by force. Landlord shall not be liable in any way in connection with any action it takes pursuant to this paragraph, to the extent that its actions are in accordance with applicable law. Notwithstanding such re-entry or removal, Tenant’s liability under Lease shall survive and continue.

(d) In case of re-entry, repossession and/or termination of this Lease, Tenant shall remain liable for Rent, any additional rent and all other charges provided for in this Lease for the otherwise remaining term of this Lease, and any and all reasonable expenses which Landlord may have incurred in re-entering the Premises including, but not limited to, allocable overhead, necessary alterations to the building, and reasonable legal and accounting fees. Regardless of whether this Lease has been terminated as provided above, Landlord shall use reasonable efforts to relet the whole or part of the Premises upon terms which Landlord, in its reasonable discretion, deems appropriate and Tenant shall be responsible for all reasonable, actual, out-of-pocket expenses incurred by Landlord in re-letting or attempting to re-let, and all rent collected for reletting shall be credited against all of Tenant’s obligations hereunder.

(e) In the event of a Default, and after applicable notice and cure periods, Landlord may enter upon the Premises, if deemed necessary by Landlord in its reasonable discretion (but without any obligation to do so), and/or do whatever may be deemed necessary by Landlord in its sole discretion to cure such failure by Tenant. Tenant shall pay to Landlord within five (5) days of Landlord’s request, all actual, reasonable, out-of-pocket costs incurred by Landlord in connection with Landlord’s curing of such failure. In addition to the above costs, in the event Landlord does not receive payment from Tenant when due under this subparagraph 12(e), then interest at the rate of ten percent (10%) per annum or, if less, the highest rate allowable by law, shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

(f) In the event Landlord engages legal counsel in connection with the enforcement of any of the terms and provisions of this Lease, then, in addition to all other sums due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord any and all reasonable attorneys’ fees, paralegal fees, court costs and other costs and expenses incurred by Landlord, whether or not judicial proceedings are filed, and including on appeal and in any bankruptcy proceedings.

(g) Notwithstanding the foregoing, in the event Tenant fails to maintain and keep in full force and effect any or all of the insurance required pursuant to Section 6 of this Lease (“Insurance Premiums”), or pay any taxes required under Section 9 above (“Taxes”), then at Landlord’s request and in Landlord’s sole discretion, Tenant shall

13

thereafter escrow funds for payment of such Insurance Premiums and Taxes in the following manner:

(i) Tenant shall immediately pay to Landlord all sums expended by Landlord, plus an additional ten percent (10%), for purposes of (1) bringing current or reinstating or purchasing the Insurance Premiums required under Section 6 of this Lease and (2) bringing current all Taxes, together with any late fees or fines thereon. Thereafter, Tenant shall pay to a third-party escrow agent (the "Escrow Agent") on the first (1st) day of each month along with the monthly Rent payment a sum (the “Escrow Funds”) equal to one-twelfth (1/12th) of the yearly Insurance Premiums and Taxes.

(ii) Landlord shall instruct the Escrow Agent to apply the Escrow Funds to pay said Insurance Premiums as and when the applicable premiums shall become due and to such Taxes prior to delinquency. No interest shall be payable on the Escrow Funds unless required by applicable law, in which event all such interest shall be applied by the Escrow Agent to pay such Insurance Premiums and Taxes. Landlord shall cause the Escrow Agent to provide to Tenant an annual accounting of the Escrow Funds in Escrow Agent's normal format showing credits and debits to the Escrow Funds and the purpose for which each debit to the Escrow Funds was made, within twenty (20) days after.

(iii) If the amount of the Escrow Funds held by Escrow Agent at the time of the annual accounting thereof shall exceed the amount deemed necessary to provide for the payment of Insurance Premiums and Taxes, such excess shall be released by Escrow Agent and credited to Tenant on the next monthly installment or installments of Escrow Funds due. If at any time the amount of the Escrow Funds shall be less than the amount deemed necessary to pay the Insurance Premiums and Taxes, Tenant shall pay to Escrow Agent any amount necessary to make up the deficiency within thirty (30) days after written notice from Landlord to Tenant requesting payment thereof.

(iv) The foregoing Escrow Funds arrangement shall terminate if Tenant fully and faithfully complies with the provisions of this Section 12(g) for a period of twenty-four (24) consecutive months. Upon the termination of this Lease, so long as Tenant is not in default hereunder, Escrow Agent shall promptly refund (or credit to Tenant in the case of termination due to Tenant’s default) any Escrow Funds held by Escrow Agent.

(h) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law or in equity, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of any Default, and no waiver of any Default shall be effective unless it is in writing, signed by Landlord.

(i) In the event of a default by Landlord, Tenant's remedy, in addition to any other remedies it may have at law or in equity, shall be an action for actual damages or

14

injunction, but prior to any such action, Tenant shall give Landlord written notice specifying such default, and Landlord shall have a period of thirty (30) days following the date of such notice in which to cure the default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion).

13.               HOLDING OVER

In the event Tenant remains in possession of the Premises after the expiration of this Lease without executing a new written lease acceptable to Landlord and Tenant, Tenant shall occupy the Premises as a tenant from month to month subject to all the terms hereof (except as modified by this paragraph), but such possession shall not limit Landlord’s rights and remedies by reason thereof. In the event of such month to month tenancy, the monthly installment of Base Rent due for each such month shall increase to be one and a half (1.5) times the monthly installment thereof which was payable during the last month of the term of this Lease.

14.               WAIVER OF SUBROGATION

Notwithstanding anything in this Lease to the contrary, neither party shall be liable to the other for any damage or destruction of the Premises or any other property resulting from fire or other casualty covered by insurance required of either party hereunder (or which could be insured against), whether or not such loss, damage or destruction of the Premises or other property are caused by or results from the negligence of such party (which term includes such party’s officers, employees, agents and invitees), and each party hereby expressly releases the other from all liability for or on account of any said insured loss, damage or destruction, whether or not the party suffering the loss is insured against such loss, and if insured whether fully or partially. Each party shall procure all endorsements of insurance policies carried by it necessary to protect the other from any right of subrogation and/or liability in the event of such loss.

15.               ASSIGNMENT AND SUBLETTING

(a)           Tenant shall not have the right, without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, to assign or sublet any part or all of the Premises to any party for any purpose. A change in ownership of the controlling interest of Tenant (whether direct or indirect) shall also constitute an assignment subject to this subparagraph. Landlord, without being deemed unreasonable, may withhold its consent to any proposed assignment or subletting where (as determined by Landlord in Landlord’s reasonable discretion) (i) such assignment or subletting would violate the terms of any then existing agreement applicable to the Premises, or (ii) the financial capacity of such assignee or subtenant is materially less than that of Tenant as of the date of such proposed assignment. Even if such consent to assignment or subletting is given by Landlord or not required, such assignment or subletting shall not relieve Tenant of its liability for the continued performance of all terms, covenants and conditions of this Lease, including without limitation the payment of all Rent and other charges thereunder, except to the extent otherwise agreed to in writing by Landlord. In the event of the subletting or assignment of this Lease, Landlord

15

is entitled to receive forty (40%) of all gross revenues received by Tenant from the assignee/sublessee, net of the Rent due under this Lease by Tenant to Landlord, as well as reasonable marketing, commissions, or inducement expenses incurred by Tenant associated with such assignment or sublease.

(b) Prior to any assignment allowed hereunder, Tenant shall deliver to Landlord (i) a copy of the assignment documents (including copies of any recorded documents related thereto); (ii) the name, address and telephone number of such assignee and a designated contact person for such assignee; (iii) intentionally omitted; and (iv) an agreement executed by such assignee whereby such assignee assumes and agrees to discharge all obligations of Tenant under this Lease. Notwithstanding anything in this Lease to the contrary, in the event of any assignment of this Lease or subletting of the Premises, Tenant shall not be released from its obligations under this Lease unless specifically released by virtue of a separate written instrument executed by Landlord, which may be withheld in Landlord’s sole discretion.

(c) Landlord shall have the right without limitation to sell, convey, transfer or assign its interest in the Premises or its interest in this Lease, and upon such conveyance being completed, and such assignee's assumption of the obligations of Landlord in writing, all covenants and obligations of Landlord under this Lease accruing thereafter shall cease, but such covenants and obligations shall run with the land and shall be binding upon the subsequent landlord or owners of the Premises or of this Lease.

(d) Notwithstanding anything to the contrary contained in this section 15, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublease all or any portion of the Premises to any party which directly or indirectly: (i) wholly owns or controls Tenant; (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold, provided, however, (a) Tenant gives Landlord thirty (30) days prior written notice of such assignment or subletting, and (b) the transferee, in the case of an assignment, shall expressly assume Tenant's obligations under this Lease.

16. SUBORDINATION, NON-DISTURBANCE, ATTORNMENT, ESTOPPEL CERTIFICATE.

(a)           Upon written request of the holder of any mortgage (which term “mortgage” shall also include deeds of trust) now or hereafter relating to the Premises, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument in the form customarily used by such encumbrance holder to effect such subordination (and reasonably approved by Tenant); provided, however, as a condition of all such subordinations, the holder of such mortgage shall be first required to agree in writing with Tenant that, notwithstanding the foreclosure or other exercise of rights under any such first or other mortgage, Tenant’s possession and occupancy of the Premises and the improvements and its leasehold estate

16

shall not be disturbed or interfered with nor shall Tenant’s rights and obligations under this Lease be altered or adversely affected thereby so long as Tenant is not in Default beyond applicable notice and cure periods.

(b) Notwithstanding anything set out in subparagraph (a) above to the contrary, in the event the holder of any such mortgage elects to have this Lease be superior to its mortgage, then upon Tenant’s being notified in writing to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, and Tenant shall execute, acknowledge and deliver an instrument, in the form customarily used by such encumbrance holder (and reasonably approved by Tenant), effecting such priority.

(c) In the event proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage made by Landlord encumbering the Premises, or in the event of delivery of a deed in lieu of foreclosure under such a mortgage, Tenant will attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as “Landlord” under this Lease, and upon the request of the purchaser, Tenant shall execute, acknowledge and deliver an instrument, in form and substance satisfactory to such purchaser and reasonably acceptable to Tenant.

(d) Each party agrees, within fifteen (15) days after written request by the other, to execute, acknowledge and deliver to and in favor of any proposed mortgagee or purchaser of the Premises, an estoppel certificate, in the form customarily used by such proposed mortgagee or purchaser, stating, among other things (i) whether this Lease is in full force and effect, (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which Rent and other charges have been paid, and (iv) whether the party furnishing such certificate knows of any default on the part of the other party or has any claim against such party and, if so, specifying the nature of such default or claim.

(e) Upon written demand by the holder of any mortgage covering the Premises, Tenant shall forthwith execute, acknowledge and deliver an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant’s rights under this Lease, or terminating or declaring a default under this Lease.

17. NOTICES

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by a nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:
Steve Brewster Rentals

250B Blue Grass Drive

17

Hendersonville, TN 37075
Attn: Steven Brewster

with copy to:

If to Tenant:
Wholesale, LLC

4521 Sharon Road, Suite 370

Charlotte, NC 28211

Attn:

with copy to:

Any party may change its address for notices by written notice in like manner as provided in this paragraph and such change of address shall be effective seven (7) days after the date notice of such change of address is given. Notice for purposes of this Lease shall be deemed given when it shall have been received or rejected by the intended recipient.

18. INDEMNIFICATION

Tenant does hereby indemnify Landlord against and from all liabilities, losses, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ fees, attorneys’ fees, paralegal fees, and legal costs and expenses, incurred by Landlord, whether or not judicial proceedings are filed, and including (but without limitation) on appeal and in any bankruptcy proceedings, which may be imposed upon or asserted against or incurred by Landlord by reason of any of the following occurring, except to the extent such liabilities, obligations, damages, and expenses are caused by Landlord's negligence or willful misconduct:

(a) any work or thing done by Tenant in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises by Tenant;

(b) any use, possession, occupation, operation, maintenance or management of the Premises or any part hereof by Tenant;

(c) any failure to properly, use, possess, occupy, operate, maintain or manage the Premises or any part thereof by Tenant;

(d) the condition, including environmental conditions arising after the date of this Lease and not in existence on the Premises prior to the date of this Lease, of the Premises or any part thereof, to the extent in Tenant's control;

18

(e) any negligence on the part of Tenant or any of its agents, contractors, or employees;

(f) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof under the direct control of Tenant (and not including adjacent sidewalks or other grass areas); or

(g) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with beyond applicable notice and cure periods.

Except to the extent caused by Tenant's negligence or willful misconduct, Landlord agrees to indemnify and hold harmless Tenant from all liabilities, losses, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ fees, attorneys’ fees, paralegal fees, and legal costs and expenses, incurred by Tenant, whether or not judicial proceedings are filed, arising from Landlord's or its agents', employees', or contractors' negligence or willful misconduct in or about the Premises or any part thereof.

19.             HOLD HARMLESS

Tenant agrees to hold Landlord harmless from and against any and all claims, damages, accidents and injuries to persons or property caused by or resulting from or in connection with Tenant's use of the Premises during the term of this Lease or while Tenant is occupying the Premises, except if such claim, damage, accident or injury shall be caused by the negligence or willful misconduct of Landlord or its agents, employees, or contractors. Landlord shall not be liable to Tenant, Tenant’s employees, agents, invitees, licensees or any other person whomsoever for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees or of any other person entering the building under expressed or implied invitation by Tenant, unless caused by the negligence or willful misconduct of Landlord, its employees, contractors, or its authorized representatives.

20.             LANDLORD’S LIABILITIES

The term “Landlord” as used in this Lease means the owner from time to time of the Premises. Neither Landlord nor any partner, member, shareholder or beneficiary thereof shall have any personal liability with respect to any of the provisions of this Lease and if Landlord is in default with respect to its obligations hereunder Tenant shall look solely to the equity of Landlord in the Premises.

21.             SUCCESSORS

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

19

22.             ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties hereto and may not be modified in any manner other than in writing signed by the parties hereto or their successors in interest.

23.             GENDER

Whenever the context hereof permits or requires, words in the singular may be regarded as in the plural and vice-versa, and personal pronouns may be read as masculine, feminine and neuter.

24.             BROKERAGE FEES

The parties agree that no broker or finder (“Broker”) was used or engaged by either party in connection with the drafting or negotiating of this Lease and that neither Landlord nor Tenant shall not be responsible for any such fees or commissions to any Broker. No representation by any Broker or any other third party shall bind Landlord or Tenant and in no event shall be used to interpret this Lease. Each party shall indemnify the other party against, and hold it harmless from, any liability for any compensation to any Broker or other person who may be deemed or held entitled thereto because of a relationship with such party.

25.             CAPTIONS

The captions of this Lease are for convenience only, and do not in any way define, limit, disclose, or amplify terms or provisions of this Lease or the scope or intent thereof.

26.             NET LEASE

It is the intention of the parties hereto that this Lease is and shall be treated as a triple net lease. Any present or future law to the contrary notwithstanding, except as expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Tenant hereunder be affected by reason of: any damage to or destruction of the Premises or any part thereof; any taking of the Premises or any part thereof or interest therein by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof; any interference with such use, occupancy or enjoyment by any person or for any other reason; any action of governmental authority; or any defect in the condition, quality or fitness for use of the Premises or any part thereof. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

27.             WAIVER

20

No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord’s consent to, or approval of, any act as required hereunder shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any such subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

28.               TIME OF THE ESSENCE

Landlord and Tenant agree that time shall be of the essence of all terms and provisions of this Lease.

29.               GOVERNING LAW

This Lease shall be construed in accordance with the laws of the state in which the Premises are located.

30.               NOT A SECURITY ARRANGEMENT

The parties hereto agree and acknowledge that this transaction is not intended as a security arrangement or financing secured by real property, but shall be construed for all purposes as a true lease.

31.               HAZARDOUS SUBSTANCES.

Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all applicable state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances shall be used, located, stored or processed on the Premises by Tenant or any of its agents, employees, or contractors, and no Hazardous Substances will be generated, released or discharged from the Premises by Tenant, its agents, employees, or contractors. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and Landlord’s officers, agents, employees and affiliates from and against any and all claims, causes of action, demands, liens, losses, liabilities, damages, injuries, fines, costs and expenses (including, but not limited to, court costs, litigation expenses, reasonable attorney’s fees and costs of settlement or judgment), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of any of the following that occur after the date of this Lease and are not due to any Hazardous Substances on the Premises as of the date of this Lease (latent or otherwise) (i) the presence in or

21

the escape, leakage, spillage, discharge, emission or release from the Premises by Tenant of any Hazardous Substances or the presence of any Hazardous Substances placed on or discharged from the Premises by Tenant or any of its agents, employees, or contractors, or (ii) any violation or alleged violation of any environmental laws by Tenant or any of its agents, employees, or contractors in relation to the Premises;except to the extent any of the above is due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct. In the event of the release of Hazardous Substances in or about the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees, Tenant shall immediately notify Landlord about such release caused by Tenant and advise Landlord of the procedures being taken for remediation. Landlord reserves the right to reenter the Premises should Tenant fail to respond to the release and/or to remediate the Premises within a reasonable period of time. Tenant shall be responsible for any reasonable, actual, out-of-pocket costs assessed Landlord in connection to such release and/or remediation, including reasonable attorney’s fees. Landlord shall have the right to require that Tenant deliver periodic environmental audits of the Premises evidencing that no violations have occurred (but no more than once per calendar year).

Landlord hereby agrees to indemnify, defend and hold harmless Tenant and Tenant’s officers, agents, employees and affiliates from and against any and all claims, causes of action, demands, liens, losses, liabilities, damages, injuries, fines, costs and expenses (including, but not limited to, court costs, litigation expenses, reasonable attorney’s fees and costs of settlement or judgment), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of any of any Hazardous Substances on, in, or under the Premises prior to the date of this Lease (latent or otherwise).

Landlord represents and warrants that Landlord is not aware of any Hazardous Substances on, in, or under the Premises, nor has Landlord received any notice (written or oral) of any Hazardous Substances on, in, or under the Premises.

This Section shall survive the expiration or earlier termination of this Lease.

32.Right of First Offer to Purchase. During the term of the Lease (or any extensions thereof), provided that Tenant is not in default under any of the terms or conditions of this Lease beyond applicable notice and cure periods, prior to selling the Premises to any third party or listing the Premises for sale, Landlord shall first deliver a written offer (“Offer”) to Tenant setting forth the terms upon which Landlord proposes to offer to sell the Premises to third parties, and Tenant shall have the right for a period of ten (10) business days after receipt of the Offer, to elect to purchase the Premises on the exact terms and conditions set forth in the Offer by delivery of a written notice to Landlord accepting the offer (the “Acceptance”). If Tenant does not timely deliver the Acceptance of the Offer without any modification, then Landlord shall be free to sell the Premises to a third party on the exact terms and conditions set forth in the Offer. Prior to Landlord offering the Premises for sale or entering into a purchase contract on terms different than those set forth in the Offer, Landlord shall deliver an updated written Offer setting forth such revised terms and the foregoing process shall be repeated.

If Tenant timely accepts the Offer (as evidenced by its timely delivery to Landlord of the

22

Acceptance), then the parties shall proceed to closing of the sale of the Premises within thirty (30) days on industry standard terms.

[Signature page follows]

23

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed the day and date first above written.

LANDLORD

By:
Steven Brewster

TENANT

Wholesale, LLC a Tennessee limited liability company

By:

Name:

Title:

24

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of October __, 2018 (the “Effective Date”), by and between:

(i) Steven Brewster d/b/a Steve Brewster Rentals, with a principal office and place of business at 250B Blue Grass Drive, Hendersonville, TN 37075 (“Landlord”); and

(ii) Wholesale, LLC a Tennessee limited liability company, with a mailing address of 4521 Sharon Road, Suite 370, Charlotte, NC 28211 (“Tenant”).

WITNESSETH:

Landlord leases to Tenant, and Tenant rents from Landlord, that certain real property commonly known as 7901-7905 Eastgate Boulevard, Mount Juliet, Tennessee 37122, together with all rights and privileges that are appurtenant to such real property, inclusive of all easements benefiting such land, and together with that certain building located thereon consisting of approximately 4,794 square feet (the “Premises”).

The following additional stipulations are hereby declared to be covenants of this Lease and shall, unless otherwise expressly stated, be applicable at all times throughout the term of this Lease and any extension or renewal thereof:

1.
DEFINITIONS

For purposes of this Lease, the following terms shall have the definitions ascribed to them below:

“Commencement Date” shall mean the Effective Date.

“Improvements” shall mean all improvements and structures located on the real property or hereafter constructed on the real property.

“Lease” shall include this Lease Agreement and all amendments hereto, if any, entered into from time to time hereafter.

“Lease Year” shall mean each consecutive twelve (12) month period during the term of this Lease and any extensions hereof. The first Lease Year shall begin on the Commencement Date and shall expire on the last day of the twelfth (12th) month thereafter and each subsequent Lease Year shall begin on the day immediately following the prior Lease Year and shall expire on the last day of the twelfth (12th) month thereafter; provided, however, that in the event the Commencement Date is not the first (1st) day of a calendar month, then the first Lease Year shall be longer than twelve (12) months, it being agreed that such Lease Year shall commence on the Commencement Date and shall expire on the last day of the twelfth (12th) month after the first (1st) day of the calendar month following the Commencement Date.

“Material Alteration” shall mean any proposed construction or alteration or change affecting the Premises, the cost of which, individually or together with other such activities to be completed concurrently therewith, exceeds Fifteen Thousand and No/100 Dollars ($15,000.00) or adversely affects the structural integrity or components of any Improvements.

“Permitted Use” shall mean general office use and for no other purpose.

“Rent” shall mean the rent payable under this Lease and shall include Base Rent (as hereinafter defined), together with all other items described in this Lease as “additional rent”.

“Tenant” shall include the named Tenant and any permitted assignee or subtenant thereof pursuant to an assignment or sublease under Section 15 of this Lease.

2.             TERM. The term of this Lease shall begin on the Commencement Date and shall expire on the last day of the third (3rd) Lease Year (hereinafter the “Termination Date”), unless previously terminated or renewed or extended as provided herein.

Provided no Default (as hereinafter defined) exists beyond applicable notice and cure periods, Tenant shall have the right, upon at least ninety (90) days prior written notice to Landlord prior to the Termination Date or the first Renewal Term, as applicable, to renew this Lease for two (2) additional terms of five (5) years each (each, the “Renewal Term”), upon the same terms and conditions contained in this Lease except: (i) the second Renewal Term will contain no further renewal options unless expressly granted by Landlord in writing; and (ii) the Base Rent for the Premises shall increase by ten percent (10%) over the immediately preceding Base Rent amount then due, with lease terms commencing on or about the date of commencement of the renewal term.

3.             RENT

(a)            Commencement of Rent. Payment of Base Rent (as defined below) shall commence as of the Commencement Date.

(b)            Base Rent. Tenant covenants and agrees to pay to Landlord base rent (“Base Rent”) as follows:

Date	Monthly Base Rent	Yearly Base Rent
October __, 2018 – October __, 2021	$500	$6,000
October __, 2021 – October __, 2026, if applicable	$550	$6,600
October __, 2026 – October __, 2031, if applicable	$605	$7,260

(c)            All Base Rent shall be paid in monthly installments, in advance, on or before the first (1st) day of each month; provided, however, that if the Commencement Date occurs on a day other than the first day of the calendar month, the first payment of Base Rent shall be the prorated Base Rent for the remainder of the calendar month in

2

which the payment of Base Rent commences.

(d)           Sales/Use Tax. Tenant shall also pay to Landlord any applicable sales and use tax imposed on any Rents payable hereunder from time to time by state law or any other governmental entity, which sums shall constitute additional rent and shall be due monthly at the same time as monthly installments of Base Rent are due under this Section
3.

(e)           Late Charges. In the event any installment of Rent is not received by Landlord within ten (10) business days of its respective due date, there shall be a late charge due to Landlord from Tenant in the amount of five percent (5%) of such delinquent installment of Rent. All such late charges due hereunder shall be deemed additional rent, and are not penalties but rather are charges attributable to administrative and collection costs arising out of such delinquency. In addition, if any payment due from Tenant remains overdue for more than ten (10) days of its respective due date, an additional late charge in an amount equal to the lesser of (a) ten percent (10%) per annum or (b) the maximum rate allowable by law of the delinquent amount may be charged by Landlord, and shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

(f)           Payments of Rents. At Landlord’s request, all Rent payments shall be made by electronic funds transfer to Landlord to the account and in accordance with the procedures designated by Landlord, or in such other manner as Landlord or its successors or assigns, respectively, may from time to time designate in writing. Prior to the establishment of said electronics funds transfer process, the parties agree that Tenant shall make Rent payments by check payable to the order of Landlord and sent to Landlord at Steve Brewster Rentals, 250B Blue Grass Drive, Hendersonville, TN 37075, or to such other address as Landlord may hereafter direct in writing to Tenant.

(g)           No Abatement. Unless otherwise stated in the Lease, no abatement, offset, diminution or reduction of (i) Rent, charges or other compensation, or (ii) Tenant’s other obligations under this Lease shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever.

4.             INTENTIONALLY DELETED.

5.             ALTERATIONS AND IMPROVEMENTS, MECHANIC’S LIENS

(a)
Alterations and Improvements.

(i)           Tenant’s Property. Tenant shall be permitted to install, use on and about, and remove from the Premises at any time and from time to time all trade fixtures, signage and other moveable personal property (exclusive of lighting affixed to the Premises, plumbing, electrical and heating and air conditioning improvements) which are not a component of the building located or to be located on the Premises (hereinafter referred to as the “Tenant’s Property”), all of which at all times shall remain the property of Tenant with the right of removal (subject to subparagraph 5(c) below) at the expiration of this Lease.

3

(ii)Subsequent Improvements. Tenant shall have the right, from time to time, to make interior, non-structural alterations to the Premises as Tenant shall desire without Landlord's prior consent; provided, however, that (i) as to any Material Alteration, (A) Tenant shall submit to Landlord, at least ten (10) business days in advance of the proposed construction date, a floor plan generally depicting any changes to the configuration of space within the building and a listing of the proposed alterations (and the cost thereof) to be completed in such Material Alteration, and Landlord must, in its reasonable opinion, approve or object to such Material Alteration within ten (10) business days after Landlord’s receipt of such floor plan and listing of the proposed alteration, and (B) at Landlord’s reasonable request, Tenant shall deliver to Landlord contractors’ unconditional payment and performance bonds for such work naming Landlord and Tenant as dual obligees; and (ii) as to all construction or alteration (regardless of whether any such activities constitute Material Alteration), (A) all construction shall be completed in a workmanlike manner and in compliance with applicable laws, at Tenant’s sole expense, and (B) such construction or alteration shall not reduce the fair market value of the Premises. Landlord’s failure to respond to Tenant’s request for approval of any proposed Material Alteration within ten (10) business days after Landlord’s receipt thereof shall be deemed to constitute Landlord’s disapproval of such proposed Material Alteration. In the event Landlord objects to any proposed Material Alteration as provided above, Tenant may re-submit a revised floor plan and/or listing of the proposed Tenant’s Improvements for review by Landlord as provided in this Section 5(a)(ii). Changes or alterations to any floor plan and listing of proposed Material Alteration previously approved by Landlord that would affect the total cost thereof by more than Ten Thousand and No/100 Dollars ($10,000.00) shall constitute new Material Alteration which must be submitted to Landlord or approval as provided above in this Section 5(a)(ii). One reproducible final copy of the plans for all completed Material Alterations shall be signed by Tenant and submitted to Landlord within ninety (90) days following the completion thereof. All alterations shall not weaken or impair the structural strength or materially decrease the value of the Premises and shall be constructed in compliance with the requirements of this Lease. Prior to the commencement of construction, all required approvals of such construction musthave been obtained from the applicable governmental authorities and utilities having jurisdiction thereof. Upon completion of the construction or alteration, Tenant shall provide Landlord: (i) with respect to a Material Alteration, a certification from the applicable construction contractor, architect or engineer that such alterations or improvements have been constructed, altered or changed in strict compliance with all applicable laws, and (ii) with respect to a Material Alteration, a fully executed lienwaiver, in a form reasonably acceptable to Landlord, from each contractor or subcontractor participating in such construction or alteration or change of such alterations or improvements, if and as applicable. Landlord shall be permitted to inspect such constructed, altered or changed improvements. Except as set forth herein, Tenant shall not remove or demolish, in whole or in part, any alterations or improvements upon or within the Premises without the prior approval of

4

Landlord, which approval may be conditioned upon the obligation of Tenant to return the Premises to their original condition, wear and tear and casualty excepted. All alterations and improvements shall be included within the meaning of the term “Premises” hereunder.

(iii) Ownership of Improvements. Except as set forth herein, upon termination or expiration of this Lease, title to any and all improvements, repairs, alterations, additions or other improvements shall immediately and automatically vest in, revert to and become the property of Landlord.

(b)            Mechanic’s and Other Liens. Tenant shall not do or suffer anything to be done whereby the Premises, or any part thereof, may be encumbered by a mechanic’s, materialman’s, or other liens for work or labor done, services performed, materials, appliances, or power contributed, used, or furnished in or to the Premises or in connection with any operations of Tenant, or similar lien, and, if, whenever and as often as any such lien is filed against the Premises, or any part thereof, purporting to be for or on account of any labor done, materials or services furnished in connection with any work in or about the Premises, done by, for or under the authority of Tenant, or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record within thirty (30) days after service upon Tenant of notice of the filing thereof; provided, however, Tenant shall have the right to remove such lien by bonding same in accordance with applicable law.

(c)            Title to Tenant’s Property. All of Tenant’s Property placed in or upon the Premises by Tenant shall remain the property of Tenant with the right to remove the same at any time during the term of this Lease.

6. INSURANCE

(a) Tenant, at its expense and as additional rent hereunder, shall, throughout the term of this Lease and any extension or renewal thereof, keep the Improvements located on the Premises insured against fire and other casualty, with “Special Form Causes of Loss” coverage (as such term is used in the insurance industry), at least as broad as the most current ISO Special Cause of Loss Form, including, but not limited to, coverage for glass breakage, vandalism and malicious mischief, and builder’s risk (during the period of any construction), in an amount of not less than the full replacement value with no co-insurance penalty, with any deductible in excess of $100,000 to be reasonably approved by Landlord.

(b) Tenant shall also maintain throughout the term of this Lease and any extension thereof, at its own expense and as additional rent, commercial general liability insurance covering the Premises and the Improvements, at least as broad as the most current ISO Commercial General Liability Policy Form (occurrence basis), against all claims for personal injury, death, or property damage for the joint benefit of and insuring Tenant and Landlord (and Landlord’s lender if so requested by Landlord), with limits not less than Two Million Dollars ($2,000,000.00) per occurrence, with any deductible in excess of $100,000 to be reasonably approved by Landlord, and an umbrella liability

5

policy or excess liability policy, in an amount of not less than Four Million Dollars ($4,000,000.00) per occurrence, with any deductible in excess of $250,000 to be reasonably approved by Landlord.

(c) Intentionally omitted.

(d) All insurance companies providing the coverage required under this Section 6 shall be selected by Tenant and shall be rated A minus (A-) or better by Best’s Insurance Rating Service, shall be licensed to write insurance policies in the state in which the Premises is located, and shall be acceptable to Landlord in Landlord’s reasonable discretion. On or prior to the Effective Date and thereafter prior to the expiration of any of the policies providing the coverages described herein, Tenant shall provide Landlord with copies of all certificates of such coverage for the insurance coverages referenced in this Section 6. All commercial general liability and umbrella liability or excess liability policies (except as to the property policy) shall designate Landlord and any mortgagee reasonably designated by Landlord as an additional insured. Any such coverage for additional insureds shall be primary and non-contributory with any insurance carried by Landlord or any other additional insured hereunder. All property insurance policies shall name Landlord (and Landlord’s lender if so requested by Landlord) as an additional named insured or as a loss payee as Landlord’s interests may appear, and shall provide that all losses shall be payable as herein provided. Tenant shall use commercially reasonable efforts to require its insurer(s) that all such policies of insurance shall provide that the amount thereof shall not be reduced and that none of the provisions, agreements or covenants contained therein shall be modified or canceled by the insuring company or companies without thirty (30) days prior written notice being given to Landlord; provided, however, the failure of any policies to include the foregoing requirements of this sentence shall not be a default under this Lease. Such policy or policies of insurance shall also cover loss or damage to Tenant’s Property, and the insurance proceeds applicable to Tenant’s Property shall not be paid to Landlord or any mortgagee but shall accrue and be payable solely to Tenant. In the event of a casualty, Tenant shall be responsible for any deficiency between the replacement cost of the Premises and the amount actually paid by the insurance company.

(e) Intentionally omitted.

7.
MAINTENANCE AND REPAIR

(a) Except as set forth in subparagraph (d) below, Tenant shall maintain the Premises and all buildings and improvements thereon in good order and repair and, subject to the provisions of Section 8 with respect to a termination of this Lease as a result of a casualty or a “taking”, return the Premises and all buildings and improvements thereon or constructed thereon by Tenant at the expiration of the term of this Lease or any extension thereof in good condition and repair, ordinary wear and tear, casualty, and condemnation excepted.

(b) Tenant agrees that Landlord shall have no obligation under this Lease to make any repairs or replacements (including the replacement of obsolete components) to

6

the Premises or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise, except to the extent any such repairs or replacements are due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct. The terms “repair” and “replacement” include the replacement of any portions of the Premises which have outlived their useful life during the term of the Lease (or any extensions thereof). Except as set forth herein, Landlord and Tenant intend that the Rent received by Landlord shall be free and clear of any expense to Landlord for the construction, care, maintenance, operation, repair, replacement, alteration, addition, change, substitution and improvementof or to the Premises and any building and improvement thereon, it being agreed that all such costs and expenses shall be the responsibility of Tenant, except to the extent any repair, replacement or improvements are necessary due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct.

(c) Tenant acknowledges and agrees that the Premises are and shall be leased by Landlord to Tenant in its present “AS IS” condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., “AS IS”, on and as of the Commencement Date. Notwithstanding the foregoing, Landlord represents that as of the date of this Lease, Landlord has received no written notice that either the Premises or the property are not in compliance with all applicable laws (including, without limitation, the Americans with Disabilities Act).

(d) Landlord shall maintain and repair, at its expense, the roof, the structural soundness of the foundation, the structural soundness of the exterior walls of the building, the driveways, alleys, landscape, drainage systems and grounds surrounding the Premises (but not including Tenant's fenced-in parking area). Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall have a reasonable opportunity to repair.

(e) Any repairs or replacements required to be made by Landlord shall be fully amortized in accordance with the Formula (defined below) and reimbursed to Landlord over the remainder of the term of this Lease, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the term of this Lease remaining after such Landlord work, and the denominator of which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such repair or replacement. Landlord shall pay for such repairs and replacements, and Tenant shall reimburse Landlord for its amortized share (as determined above) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Base Rent. In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired.

7

46728984;4

8.
CONDEMNATION; CASUALTY

(a) In the event that the whole or any material part of the Premises shall be taken during the term of this Lease or any extension or renewal thereof for any public or quasi-public use under any governmental law, ordinance, regulation or by right of eminent domain, or shall be sold to the condemning authority under threat of condemnation with the result that the Premises cannot continue to be operated for the Permitted Use in Tenant's reasonable discretion, or if all reasonable access to the adjacent roadways from the existing or comparable curb cuts shall be taken (any of such events being hereinafter referred to as a “taking”), Landlord or Tenant shall have the option of terminating this Lease as of a date no earlier than the date of such taking, such termination date to be specified in a notice of termination to be given by the terminating party to the other party not fewer than fourteen (14) days after the date on which possession of the Premises, or part thereof, must be surrendered to the condemning authority or its designee.

(b) In the event of any taking which does not give rise to an option to terminate (as described above) or in the event of a taking which does give rise to an option to terminate (as described above) and neither Landlord or Tenant elect to terminate, then and in either such event, this Lease shall terminate (as of the date of such “taking”) with respect only to the portion of the Premises so taken, but shall remain in full force and effect with respect to the remainder of the Premises, and Landlord shall, to the extent of the award from such taking (which word “award” shall mean the net proceeds of any award with respect to such taking after deducting reasonable expenses of any settlement, or net purchase price under a sale in lieu of condemnation but shall exclude any portion of the total award that relates to Landlord’s reversionary interest), promptly restore or repair the Premises and all improvements thereon (except those items of Tenant’s Property which Tenant is permitted to remove under the terms of this Lease) to the same condition as existed immediately prior to such taking insofar as is reasonably possible. If the estimated cost of restoration or repair shall exceed the amount of such award, Landlord may elect to expend such excess to restore or repair the Premises or may elect to terminate this Lease. In such event, from and after the date of such taking, Base Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. If the award shall exceed the amount spent or to be spent promptly to effect such restoration, repair or replacement, such excess shall unconditionally belong to Landlord.

(c) Nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, other personal property belonging to Tenant, and loss of Tenant's business; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award.

(d) If this Lease is terminated by reason of a taking, then Landlord and Tenant shall share the award in any such condemnation or eminent domain proceedings or purchase, with Tenant getting any award specifically made to reimburse Tenant for the

8

taking of Tenant’s Property or for moving expenses or business losses and Landlord getting the balance of the award.

(e) If the Premises should be damaged or destroyed by fire or other casualty to the extent that the same cannot be reasonably repaired or restored within 180 days after the occurrence of such casualty, Landlord or Tenant may terminate this Lease upon giving notice to the other party within thirty (30) days after the casualty occurs. In the event of any such termination, except to the extent they are for Tenant’s Property, all insurance proceeds payable in connection with such casualty shall be shared by Landlord and Tenant in the same manner that Landlord and Tenant share in a condemnation award under Section 8(c) above.

(f) If the Premises are damaged by fire or other casualty and this Lease is not terminated pursuant to subparagraph 8(e) above, then this Lease shall continue in effect and the Premises shall be promptly restored by Landlord or Tenant, at Landlord’s sole election, to the condition in which it existed at the time the casualty occurred (or to such other condition as may be reasonably possible), and all insurance proceeds payable with respect to such casualty shall be applied to the cost of such repairs and/or reconstruction, and if it reasonably appears that the cost of the repairs and restoration will exceed the amount of the insurance proceeds actually received, Tenant will pay such deficiency.

9.
TAXES AND ASSESSMENTS

(a) From and after the Effective Date and continuing throughout the term of this Lease and all extensions thereof, Tenant shall pay, prior to delinquency, all taxes and assessments which may be levied upon or assessed against the Premises and all taxes and assessments of every kind and nature whatsoever arising in any way from the use, occupancy or possession of the Premises or assessed against the improvements situated thereon, together with all taxes levied upon or assessed against Tenant’s Property. To that end, Landlord shall not be required to pay any taxes or assessments whatsoever which relate to or may be assessed against this Lease, the Rent and other amounts due hereunder, the Premises, improvements and Tenant’s Property; provided, however, that any taxes or assessments which may be levied or assessed against the Premises for the first and last years in which this Lease is in effect shall be appropriately prorated between Landlord and Tenant. Notwithstanding the foregoing, in no event shall Tenant be responsible for payment of Landlord’s income, inheritance, estate, and capital gains taxes.

(b) Within thirty (30) days after Tenant receives the paid receipted tax bills, Tenant shall furnish Landlord with copies thereof. Tenant may, at its option, contest in good faith and by appropriate and timely legal proceedings any such tax and assessment so long as such contest is conducted by Tenant diligently and so long as such contest does not subject thePremises or any portion thereof to risk of forfeiture; provided, however, that Tenant shall indemnify and hold harmless Landlord from any loss or damage resulting from any such contest, and all expenses of same (including, without limitation, all attorneys’ and paralegal fees, court and other costs) shall be paid solely by Tenant.

9

10.
COMPLIANCE, USE, UTILITIES, SURRENDER

(a) Tenant at its expense shall promptly comply with all applicable governmental requirements, whether or not compliance therewith shall require structural changes to the Premises; will procure and maintain all permits, licenses, approvals and other authorizations required for the use of the Premises or any part thereof then being made and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Premises; and shall comply with all easements, restrictions, reservations and other instruments of record applicable to the Premises, including without limitation, the procuring and maintaining of insurance as set forth herein. Tenant shall indemnify and save Landlord harmless from all expenses and damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Premises, or against Landlord as owner thereof, due to Tenant’s failure to comply with this paragraph, except to the extent such expenses and damages are due to Landlord's or Landlord's agents', employees', or contractors' negligence or willful misconduct.

(b) Notwithstanding any other provision contained in this Lease to the contrary, Tenant shall not use the Premises for (i) any noxious or offensive use, (ii) any use that is not in compliance with all applicable laws and ordinances, (iii) any use in violation of any matter of record, or (iv) any use that is not a Permitted Use.

(c) Tenant shall pay all charges for heat, water, gas, sewage, electricity and other utilities used or consumed on the Premises directly to such utility company and shall contract for the same in its own name. Landlord shall not be liable for any interruption or failure in the supply of any such utility service to the Premises.

(d) Tenant shall peacefully surrender possession of the Premises and the buildings and other improvements thereon to Landlord at the expiration, or earlier termination, of the original term or any extended or renewed term of this Lease, reasonable wear and tear and casualty excepted.

11.
QUIET ENJOYMENT

Landlord covenants and warrants that Landlord has full power and authority to make this Lease, and that Tenant shall have and enjoy full, quiet and peaceful possession of the Premises, their appurtenances and all rights and privileges incidental thereto during the term hereof and any renewals or extensions, subject to the provisions of this Lease.

12. DEFAULT

(a)           If any one or more of the following events occur, said event or events shall hereby be referred to as a “Default”:

(i)           If Tenant fails to pay Rent, any additional rent, or any other charges required hereunder when same shall become due and payable, and such failure continues for five (5) days after receipt of written notice from Landlord.

10

(ii) If Tenant shall fail to perform or observe any term, condition, covenant, agreement or obligation under this Lease and such failure continues for more than thirty (30) days after receipt of written notice from Landlord (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default, if such default is capable of being cured, but cannot reasonably be cured within such period, provided Tenant is at all times in the process of diligently curing the same).

(iii) If Tenant shall make an assignment for the benefit of creditors or file a petition, in any federal or state court, in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property.

(iv) If any petition shall be filed under federal or state law against Tenant in any bankruptcy, reorganization, or insolvency proceedings, and said proceedings shall not be dismissed or vacated within thirty (30) days after such petition is filed.

(v) If a receiver or trustee shall be appointed under federal or state law for Tenant, or for all or any portion of the property of Tenant, and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment.

(vi) Tenant shall fail to deliver the documents required by Landlord pursuant to Section 16 below.

(vii) Except as set forth herein, Tenant subleases the Premises, or any portion thereof, without the written permission of Landlord or Tenant assigns this Lease, whether by operation of law or otherwise, without the written permission of Landlord.

(viii) The Premises shall be abandoned, deserted, or vacated for more than thirty (30) consecutive days (other than for fire, casualty, condemnation, repairs, or as consented to by Landlord in writing), or Tenant fails to take possession of the Premises and initially open for business to the public, or Tenant otherwise ceases its business activity in the Premises (other than for fire, casualty, condemnation, repairs, or as consented to by Landlord in writing) prior to the expiration of the Term.

(b)           Upon the happening of any one or more of the aforementioned Defaults, Landlord shall have the right, in addition to any other rights and remedies, to terminate this Lease by giving written notice of same to Tenant. Upon such notice, this Lease shall cease and expire, and Tenant shall surrender the Premises to Landlord in accordance with this Lease. Notwithstanding such termination, Tenant’s liability and obligation under all provisions of this Lease, including the obligation to pay Rent and any and all other amounts due hereunder shall survive and continue. In addition, in the event of Tenant’s

11

Default under this Lease, Landlord may, by notice to Tenant, accelerate the monthly installments of Rent due hereunder for the remaining term of this Lease, in which event such amount, together with any sums then in arrears, shall immediately be due and payable to Landlord. Tenant hereby expressly agrees that its occupation of the Premises after Default constitutes forcible detainer (or equivalent) as is defined by the law in force in the jurisdiction in which the Premises are located.

(c) Upon the occurrence of a Default, regardless of whether this Lease shall be terminated as provided hereinabove, Landlord may re-enter the Premises and remove Tenant, its agents and sub-tenants, together with all or any of Tenant’s Property, by suitable action at law, or by force. Landlord shall not be liable in any way in connection with any action it takes pursuant to this paragraph, to the extent that its actions are in accordance with applicable law. Notwithstanding such re-entry or removal, Tenant’s liability under Lease shall survive and continue.

(d) In case of re-entry, repossession and/or termination of this Lease, Tenant shall remain liable for Rent, any additional rent and all other charges provided for in this Lease for the otherwise remaining term of this Lease, and any and all expenses which Landlord may have incurred in re-entering the Premisesincluding, but not limited to, allocable overhead, alterations to the building, leasing, construction, architectural, legal and accounting fees. Regardless of whether this Lease has been terminated as provided above, Landlord shall use reasonable efforts to relet the whole or part of the Premises upon terms which Landlord, in its sole discretion, deems appropriate and Tenant shall be responsible for all expenses incurred by Landlord in re-letting or attempting to re-let, and all rent collected for reletting shall be credited against all of Tenant’s obligations hereunder.

(e) In the event of a Default, Landlord may, at its sole option, enter upon the Premises, if deemed necessary by Landlord in its sole discretion (but without any obligation to do so), and/or do whatever may be deemed necessary by Landlord in its sole discretion to cure such failure by Tenant. Tenant shall pay to Landlord within five (5) days of Landlord’s request, all costs incurred by Landlord in connection with Landlord’s curing of such failure. In addition to the above costs, in the event Landlord does not receive payment from Tenant when due under this subparagraph 12(e), then interest at the rate of ten percent (10%) per annum or, if less, the highest rate allowable by law, shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

(f) In the event Landlord engages legal counsel in connection with the enforcement of any of the terms and provisions of this Lease, then, in addition to all other sums due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord any and all reasonable attorneys’ fees, paralegal fees, court costs and other costs and expenses incurred by Landlord, whether or not judicial proceedings are filed, and including on appeal and in any bankruptcy proceedings.

(g) Notwithstanding the foregoing, in the event Tenant fails to maintain and keep in full force and effect any or all of the insurance required pursuant to Section 6 of

12

this Lease (“Insurance Premiums”), or pay any taxes required under Section 9 above (“Taxes”), then at Landlord’s request and in Landlord’s sole discretion, Tenant shall thereafter escrow funds for payment of such Insurance Premiums and Taxes in the following manner:

(i) Tenant shall immediately pay to Landlord all sums expended by Landlord, plus an additional ten percent (10%), for purposes of (1) bringing current or reinstating or purchasing the Insurance Premiums required under Section 6 of this Lease and (2) bringing current all Taxes, together with any late fees or fines thereon. Thereafter, Tenant shall pay to Landlord on the first (1st) day of each month along with the monthly Rent payment a sum (the “Escrow Funds”) equal to one-twelfth (1/12th) of the yearly Insurance Premiums and Taxes.

(ii) Landlord shall apply the Escrow Funds to pay said Insurance Premiums as and when the applicable premiums shall become due and to such Taxes prior to delinquency. No interest shall be payable by Landlord on the Escrow Funds unless required by applicable law, in which event all such interest shall be applied by Landlord to pay such Insurance Premiums and Taxes. Landlord shall provide to Tenant an annual accounting of the Escrow Funds in Landlord’s normal format showing credits and debits to the Escrow Funds and the purpose for which each debit to the Escrow Funds was made, within thirty (30) days after the expiration of such annual accounting.

(iii) If the amount of the Escrow Funds held by Landlord at the time of the annual accounting thereof shall exceed the amount deemed necessary by Landlord to provide for the payment of Insurance Premiums and Taxes, such excess shall be credited to Tenant on the next monthly installment or installments of Escrow Funds due. If at any time the amountof the Escrow Funds held by Landlord shall be less than the amount deemed necessary by Landlord to pay the Insurance Premiums and Taxes, Tenant shall pay to Landlord any amount necessary to make up the deficiency within thirty (30) days after written notice from Landlord to Tenant requesting payment thereof.

(iv) The foregoing Escrow Funds arrangement shall terminate if Tenant fully and faithfully complies with the provisions of this Section 12(g) for a period of twenty-four (24) consecutive months. Upon the termination of this Lease, so long as Tenant is not in default hereunder, Landlord shall promptly refund (or credit to Tenant in the case of termination due to Tenant’s default) any Escrow Funds held by Landlord.

(h)           The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law or in equity, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of any Default, and no waiver of any Default shall be effective unless it is in writing, signed by Landlord.

13

(i)           In the event of a default by Landlord, Tenant's remedy, in addition to any other remedies it may have at law or in equity, shall be an action for actual damages or injunction, but prior to any such action, Tenant shall give Landlord written notice specifying such default, and Landlord shall have a period of thirty (30) days following the receipt of such notice in which to cure the default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion).

13.               HOLDING OVER

In the event Tenant remains in possession of the Premises after the expiration of this Lease without executing a new written lease acceptable to Landlord and Tenant, Tenant shall occupy the Premises as a tenant from month to month subject to all the terms hereof (except as modified by this paragraph), but such possession shall not limit Landlord’s rights and remedies by reason thereof. In the event of such month to month tenancy, the monthly installment of Base Rent due for each such month shall increase to be one and a half (1.5) times the monthly installment thereof which was payable during the last month of the term of this Lease.

14.               WAIVER OF SUBROGATION

Notwithstanding anything in this Lease to the contrary, neither party shall be liable to the other for any damage or destruction of the Premises or any other property resulting from fire or other casualty covered by insurance required of either party hereunder (or which could be insured against), whether or not such loss, damage or destruction of the Premises or other property are caused by or results from the negligence of such party (which term includes such party’s officers, employees, agents and invitees), and each party hereby expressly releases the other from all liability for or on account of any said insured loss, damage or destruction, whether or not the party suffering the loss is insured against such loss, and if insured whether fully or partially. Each party shall procure all endorsements of insurance policies carried by it necessary to protect the other from any right of subrogation and/or liability in the event of such loss.

15.               ASSIGNMENT AND SUBLETTING

(a)           Tenant shall not have the right, without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, to assign or sublet any part or all of the Premises to any party for any purpose. A change in ownership of the controlling interest of Tenant (whether direct or indirect) shall also constitute an assignment subject to this subparagraph. Landlord, without being deemed unreasonable, may withhold its consent to any proposed assignment or subletting where (as determined by Landlord in Landlord’s sole discretion) (i) such assignment or subletting would violate the terms of any then existing agreement applicable to the Premises, or (ii) the financial capacity of such assignee or subtenant is materially less than that of Tenant as of the date of such proposed assignment or the date of this Lease, whichever is greater. Even if such consent to assignment or subletting is given by Landlord or not required, such assignment or subletting shall not relieve Tenant of its liability for the continued performance of all terms, covenants and conditions of this

14

Lease, including without limitation the payment of all Rent and other charges thereunder, except to the extent otherwise agreed to in writing by Landlord. In the event of the subletting or assignment of this Lease, Landlord is entitled to receive fifty percent (50%) of all gross revenues received by Tenant from the assignee/sublessee, net of the Rent due under this Lease by Tenant to Landlord.

(b) Prior to any assignment allowed hereunder, Tenant shall deliver to Landlord (i) a copy of the assignment documents (including copies of any recorded documents related thereto); (ii) the name, address and telephone number of such assignee and a designated contact person for such assignee; (iii) a new insurance certificate complying with the terms of this Lease and naming such assignee as the tenant of the Premises; and (iv) an agreement executed by such assignee whereby such assignee assumes and agrees to discharge all obligations of Tenant under this Lease. Notwithstanding anything in this Lease to thecontrary, in the event of any assignment of this Lease or subletting of the Premises, Tenant shall not be released from its obligations under this Lease unless specifically released by virtue of a separate written instrument executed by Landlord, which may be withheld in Landlord’s sole discretion.

(c) Landlord shall have the right without limitation to sell, convey, transfer or assign its interest in the Premises or its interest in this Lease, and upon such conveyance being completed, all covenants and obligations of Landlord under this Lease accruing thereafter shall cease, but such covenants and obligations shall run with the land and shall be binding upon the subsequent landlord or owners of the Premises or of this Lease.

(d) Notwithstanding anything to the contrary contained in this section 15, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublease all or any portion of the Premises to any party which directly or indirectly: (i) wholly owns or controls Tenant; (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets orany such other party's assets are sold, provided, however, (a) Tenant gives Landlord thirty (30) days prior written notice of such assignment or subletting, and (b) the transferee, in the case of an assignment, shall expressly assume Tenant's obligations under this Lease. Notwithstanding any assignment or sublease under this section 15(d), the original Tenant shall not be released from its obligations for the payment of Base Rent and other amounts due under this Lease, and compliance with all of Tenant’s obligations under this Lease.

16. SUBORDINATION, NON-DISTURBANCE, ATTORNMENT, ESTOPPEL CERTIFICATE.

(a)           Upon written request of the holder of any mortgage (which term “mortgage” shall also include deeds of trust) now or hereafter relating to the Premises, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument in the form customarily used by such encumbrance holder to effect such subordination (and reasonably approved by Tenant);

15

provided, however, as a condition of all such subordinations, the holder of such mortgage shall be first required to agree in writing with Tenant that, notwithstanding the foreclosure or other exercise of rights under any such first or other mortgage, Tenant’s possession and occupancy of the Premises and the improvements and its leasehold estate shall not be disturbed or interfered with nor shall Tenant’s rights and obligations under this Lease be altered or adversely affected thereby so long as Tenant is not in Default beyond applicable notice and cure periods.

(b) Notwithstanding anything set out in subparagraph (a) above to the contrary, in the event the holder of any such mortgage elects to have this Lease be superior to its mortgage, then upon Tenant’s being notified in writing to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, and Tenant shall execute, acknowledge and deliver an instrument, in the form customarily used by such encumbrance holder (and reasonably approved by Tenant), effecting such priority.

(c) In the event proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage made by Landlord encumbering the Premises, or in the event of delivery of a deed in lieu of foreclosure under such a mortgage, Tenant will attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as “Landlord” under this Lease, and upon the request of the purchaser, Tenant shall execute, acknowledge and deliver an instrument, in form and substance satisfactory to such purchaser and reasonably acceptable to Tenant.

(d) Each party agrees, within fifteen (15) days after written request by the other, to execute, acknowledge and deliver to and in favor of any proposed mortgagee or purchaser of the Premises, an estoppel certificate, in the form customarily used by such proposed mortgagee or purchaser, stating, among other things (i) whether this Lease is in full force and effect, (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which Rent and other charges have been paid, and (iv) whether the party furnishing such certificate knows of any default on the part of the other party or has any claim against such party and, if so, specifying the nature of such default or claim.

(e) Upon written demand by the holder of any mortgage covering the Premises, Tenant shall forthwith execute, acknowledge and deliver an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant’s rights under this Lease, or terminating or declaring a default under this Lease.

17. NOTICES

16

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by a nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:
Steve Brewster Rentals

250B Blue Grass Drive

Hendersonville, TN 37075

Attn: Steven Brewster

If to Tenant:
Wholesale, LLC

4521 Sharon Road, Suite 370

Charlotte, NC 28211

Attn:

Any party may change its address for notices by written notice in like manner as provided in this paragraph and such change of address shall be effective seven (7) days after the date notice of such change of address is given. Notice for purposes of this Lease shall be deemed given when it shall have been received or rejected by the intended recipient.

18. INDEMNIFICATION

Tenant does hereby indemnify Landlord against and from all liabilities, losses, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ fees, attorneys’ fees, paralegal fees, and legal costs and expenses, incurred by Landlord, whether or not judicial proceedings are filed, and including (but without limitation) on appeal and in any bankruptcy proceedings, which may be imposed upon or asserted against or incurred by Landlord by reason of any of the following occurring, except to the extent such liabilities, obligations, damages, and expenses are caused by Landlord's negligence or willful misconduct:

(a) any work or thing done by Tenant in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises by Tenant;

(b) any use, possession, occupation, operation, maintenance or management of the Premises or any part hereof by Tenant;

(c) any failure to properly, use, possess, occupy, operate, maintain or manage the Premises or any part thereof by Tenant;

(d) the condition, including environmental conditions arising after the date of this Lease and not in existence on the Premises prior to the date of this Lease, of the Premises or any part thereof, to the extent in Tenant's control or resulting from Tenant's use, occupancy or operation at the Premises;

(e) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

17

(f) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof including any sidewalk adjacent thereto; or

(g) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with beyond applicable notice and cure periods.

19.             HOLD HARMLESS

Tenant agrees to hold Landlord harmless from and against any and all claims, damages, accidents and injuries to persons or property caused by or resulting from or in connection with anything in or pertaining to or upon the Premises during the term of this Lease or while Tenant is occupying the Premises, except if such claim, damage, accident or injury shall be caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall not be liable to Tenant, Tenant’s employees, agents, invitees, licensees or any other person whomsoever for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees or of any other person entering the building under expressed or implied invitation by Tenant or due to any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord, its employees or its authorized representatives.

20.             LANDLORD’S LIABILITIES

The term “Landlord” as used in this Lease means the owner from time to time of the Premises. Neither Landlord nor any partner, member, shareholder or beneficiary thereof shall have any personal liability with respect to any of the provisions of this Lease and if Landlord is in default with respect to its obligations hereunder Tenant shall look solely to the equity of Landlord in the Premises.

21.             SUCCESSORS

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

22.             ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties hereto and may not be modified in any manner other than in writing signed by the parties hereto or their successors in interest.

  18

23.             GENDER

Whenever the context hereof permits or requires, words in the singular may be regarded as in the plural and vice-versa, and personal pronouns may be read as masculine, feminine and neuter.

24.             BROKERAGE FEES

The parties agree that no broker or finder (“Broker”) was used or engaged by either party in connection with the drafting or negotiating of this Lease and that neither Landlord nor Tenant shall not be responsible for any such fees or commissions to any Broker. No representation by any Broker or any other third party shall bind Landlord or Tenant and in no event shall be used to interpret this Lease. Each party shall indemnify the other party against, and hold it harmless from, any liability for any compensation to any Broker or other person who may be deemed or held entitled thereto because of a relationship with such party.

25.             CAPTIONS

The captions of this Lease are for convenience only, and do not in any way define, limit, disclose, or amplify terms or provisions of this Lease or the scope or intent thereof.

26.             NET LEASE

It is the intention of the parties hereto that this Lease is and shall be treated as a triple net lease. Any present or future law to the contrary notwithstanding, except as expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Tenant hereunder be affected by reason of: any damage to or destruction of the Premises or any part thereof; any taking of the Premises or any part thereof or interest therein by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof; any interference with such use, occupancy or enjoyment by any person or for any other reason; any action of governmental authority; or any defect in the condition, quality or fitness for use of the Premises or any part thereof. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

27.             WAIVER

No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord’s consent to, or approval of, any act as required hereunder shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any such subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

19

28.             TIME OF THE ESSENCE

Landlord and Tenant agree that time shall be of the essence of all terms and provisions of this Lease.

29.             GOVERNING LAW

This Lease shall be construed in accordance with the laws of the state in which the Premises are located.

30.             NOT A SECURITY ARRANGEMENT

The parties hereto agree and acknowledge that this transaction is not intended as a security arrangement or financing secured by real property, but shall be construed for all purposes as a true lease.

31.             HAZARDOUS SUBSTANCES.

Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances shall be used, located, stored or processed on the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, and no Hazardous Substances will be generated, released or discharged from the Premises. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and Landlord’s officers, agents, employees and affiliates from and against any and all claims, causes of action, demands, liens, losses, liabilities (including, but not limited to, strict liability), damages, injuries, fines, costs and expenses (including, but not limited to, court costs, litigation expenses, reasonable attorney’s fees and costs of settlement or judgment), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of (i) the presence in or the escape, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Substances or thepresence of any Hazardous Substances placed on or discharged from the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, or (ii) any violation or alleged violation of any environmental laws by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees in relation to the Premises. In the event of the release of Hazardous Substances in or about the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees, Tenant shall immediately notify Landlord about such release and advise Landlord of the procedures being taken for remediation. Landlord reserves the right to reenter the Premises should Tenant fail to respond to the release and/or to remediate the Premises. Tenant shall be

20

responsible for any costs assessed Landlord in connection to such release and/or remediation, including attorney’s fees. Landlord shall have the right to require that Tenant deliver periodic environmental audits of the Premises evidencing that no violations have occurred.

Landlord represents and warrants that as of the Effective Date Landlord is not actually aware of any Hazardous Substances on, in, or under the Premises, nor has Landlord received any written notice of any Hazardous Substances on, in, or under the Premises.

This Section shall survive the expiration or earlier termination of this Lease.

32.RIGHT OF FIRST OFFER TO PURCHASE. During the Initial Term and any
Renewal Term, provided that Tenant is not in default under any of the terms or conditions of this Lease beyond applicable notice and cure periods, prior to selling the Premises to any third party, Landlord shall first deliver a written offer (“Offer”) to Tenant setting forth the material terms upon which Landlord proposes to offer to sell the Premises to such third party, and Tenant shall have the right for a period of ten (10) days after receipt of the Offer, to elect to purchase the Premises on the same terms and conditions set forth in the Offer by delivery of a written notice to Landlord accepting the Offer within such time period (the “Acceptance”). If Tenant does not timely deliver the Acceptance of the Offer without any modification, then Landlord shall be free to sell the Premises to a third party on the exact terms and conditions set forth in the Offer and Tenant shall no longer have a right of first offer with respect to the Offer. Prior to Landlord offering the Premises for sale or entering into a purchase contract on terms materially different than those set forth in the Offer, Landlord shall deliver an updated written Offer setting forth such revised terms and the foregoing process shall be repeated.

If Tenant timely accepts the Offer (as evidenced by its timely delivery to Landlord of the Acceptance), then the parties shall proceed to closing of the sale of the Premises within thirty (30) days on industry standard terms.

[Signature page follows]

21

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed the day and date first above written.

LANDLORD

By:
Steven Brewster

TENANT

Wholesale, LLC a Tennessee limited liability company

By:

Name:

Title:

22

Exhibit E

Form of General Release

GENERAL RELEASE AND COVENANT NOT TO SUE

Steven Brewster (“Mr. Brewster”) and Janelle Brewster (“Mrs. Brewster”, and together with Mr. Brewster, the “Releasors” and each, a “Releasor”), on behalf of himself or herself and each of his or her heirs, administrators, executors, personal representatives, successors, and assigns (“Affiliates”), hereby remises, releases, acquits, satisfies and forever discharges, Wholesale Holdings, Inc., a Tennessee corporation and Wholesale, LLC, a Tennessee limited liability company (including, for the avoidance of doubt, its predecessor Wholesale, Inc., a Tennessee corporation) (collectively, “Releasees”), from any and all manner of action and actions, claims, causes and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity (“Claims”), which any Releasor or his or her Affiliates ever had, now has, or which any successor, or assign of such party or his or her Affiliates hereafter can, shall or may have, against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever, known or unknown, directly or indirectly, from the beginning of the world to the date of this instrument.

It is the specific intent of each Releasor to specifically forever settle all Claims that such Releasor or its Affiliates may have against any Releasee, whether they be known or unknown, matured or unmatured or otherwise, including all further costs and attorneys’ fees derived therefrom.

Each Releasor also represents, warrants and agrees that it has not transferred or assigned any of the released Claims and is the sole owner of such rights being released hereby, and that by signing this General Release and Covenant Not to Sue (this “Release”), such Releasor additionally covenants not to, and to cause its Affiliates not to, sue or to file any complaint of any kind whatsoever arising out of or in any way relating to any Claim released hereby.

Each Releasor hereby agrees that this Release extends to all Claims which such Releasor or its Affiliates know or suspect to exist in its favor as of the date of this Release or believes may come into existence in the future. Each Releasor intends this Release to be a full and complete release in satisfaction of all Claims, whether or not known or suspected by such Releasor or its Affiliates to exist in its favor at the time of execution of this Release.

For the avoidance of all doubt, this Release does not extend to (i) any right to indemnification that any of the Releasors may have under the Releasee’s articles of organization, articles of incorporation, bylaws, operating agreement, or under Tennessee law or (ii) any claims arising under the Merger Agreement by and among Releasors, Releasees, RumbleON, Inc., a Nevada corporation, RMBL Tennessee, LLC, a Delaware limited liability company, Mr. Brewster, a Tennessee resident, as the representative of each Shareholder (as defined therein), and certain other parties named therein, dated October 26, 2018, and Releasors will expressly preserve such rights following the execution of this Release.

This Release shall be governed by the laws of the State of Delaware without regard to any conflict of laws provisions. Any suit, action or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with this Release shall be brought in, and be subject to the exclusive jurisdiction of, the Chancery courts within Davidson County in the State of Tennessee or the United States District Courts for the Middle District of Tennessee

located in Davidson County, Tennessee, should the federal courts have jurisdiction over such suit, action or proceeding.

THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS RELEASE, WHETHER NOW EXISTING OR HEREAFTERARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS RELEASE, WHICH ACTION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, that provision shall be severable and this Release shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. This Release may be executed in two or more counterparts, each of which shall be deemed an original, but when taken together shall be but one instrument. Executed counterparts delivered by facsimile or in portable document format (.pdf) shall be deemed delivery of an originally executed counterpart in all cases.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned have executed or caused its duly authorized representative to execute this Release as of the __ day of October, 2018.

RELEASORS: Steven Brewster [ADDRESS] [CITY, STATE ZIP] Janelle Brewster [ADDRESS] [CITY, STATE ZIP] RELEASEES: Wholesale Holdings, Inc. By: Name: Title: Wholesale, LLC By: Name: Title:

[Signature Page to Release]